Exhibit 10.35.4

AMENDED AND RESTATED MEZZANINE 4 LOAN AGREEMENT

Dated as of March 10, 2011

Between

THE ENTITIES SET FORTH ON SCHEDULE I (a) ATTACHED HERETO,

collectively, as Borrower

and

GSRE III, LTD., as Lender

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-iv-

ARTICLE VIII

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 8.1	Insurance	136
Section 8.2	Casualty	140
Section 8.3	Condemnation	141
Section 8.4	Restoration	142

ARTICLE IX

RESERVE FUNDS

Section 9.1	Reserve Funds Under Mortgage Loans and Senior Mezzanine Loans	148
Section 9.2	Intentionally Omitted	149
Section 9.3	Intentionally Omitted	149
Section 9.4	Intentionally Omitted	149
Section 9.5	Intentionally Omitted	149
Section 9.6	Intentionally Omitted	149
Section 9.7	Intentionally Omitted	149
Section 9.8	Intentionally Omitted	149
Section 9.9	Intentionally Omitted	149
Section 9.10	Intentionally Omitted	149
Section 9.11	Intentionally Omitted	149
Section 9.12	Intentionally Omitted	150
Section 9.13	Intentionally Omitted	150

ARTICLE X

CASH MANAGEMENT

Section 10.1	Covenants	150

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.1	Event of Default	151
Section 11.2	Intentionally Omitted	155
Section 11.3	Remedies	155

ARTICLE XII

ENVIRONMENTAL PROVISIONS

Section 12.1	Environmental Representations and Warranties	157

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Section 12.2	Environmental Covenants	158
Section 12.3	Lender’s Rights	159
Section 12.4	Operations and Maintenance Programs	159
Section 12.5	Environmental Definitions	159

ARTICLE XIII

SECONDARY MARKET

Section 13.1	Transfer of Loan	160
Section 13.2	Delegation of Servicing	160
Section 13.3	Dissemination of Information	160
Section 13.4	Regulation AB Information	161
Section 13.5	Cooperation	162
Section 13.6	Securitization Indemnification	165
Section 13.7	Rating Surveillance	168
Section 13.8	Servicer	168

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1	General Indemnification	168
Section 14.2	Intangible Tax Indemnification	169
Section 14.3	ERISA Indemnification	169
Section 14.4	Survival	169

ARTICLE XV

EXCULPATION

Section 15.1	Exculpation	170

ARTICLE XVI

NOTICES

Section 16.1	Notices	171

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1	Replacement Documents	173
Section 17.2	Intentionally Omitted	173
Section 17.3	Further Acts, Etc	173

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EXHIBITS

Exhibit A	—	Borrower Equity Ownership Structure

Exhibit B	—	Reserved

Exhibit C	—	Sources and Uses Statement

Exhibit D	—	Form Estoppel Certificate

Exhibit E	—	Approved Form of Remington Management Agreement

Exhibit F	—	Lender Account

SCHEDULES

Schedule I(a)	—	Borrower

Schedule I(b)	—	Wells Fargo Mortgage Loan Property Owner, Organization Identification Number, Wells Fargo Mortgage Loan Properties, Allocated Loan Amounts

Schedule I(c)	—	CIGNA Mortgage Loan Property Owner, Organization Identification Number, CIGNA Mortgage Loan Properties, Allocated Loan Amounts

Schedule II	—	Operating Lessees

Schedule III	—	Missing Licenses and Permits

Schedule IV	—	CIGNA Mortgage Loan Documents

Schedule V	—	Ground Leases

Schedule VI	—	Other Mezzanine Borrowers

Schedule VII	—	Operating Leases

Schedule VIII	—	Reserved

Schedule IX	—	Franchise Agreements

Schedule X	—	Management Agreements

Schedule XI	—	Major Leases

Schedule XII	—	Tax Disputes

Schedule XIII	—	Condominiums and Condominium Documents

Schedule XIV	—	Outstanding Construction Costs and Expenses

Schedule XV	—	Unpaid Management Fees

Schedule XVI	—	Reserved

Schedule XVII	—	Permitted Investments

Schedule XVIII	—	Remington Approved Competitive Set; Remington RevPAR Thresholds

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AMENDED AND RESTATED MEZZANINE 4 LOAN AGREEMENT

THIS AMENDED AND RESTATED MEZZANINE 4 LOAN AGREEMENT, dated as of March 10, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between GSRE III, LTD., a company organized under the laws of the Cayman Islands, having an address c/o Walkers SPV Limited, Walker House, PO Box 908GT, Mary Street, George Town Grand Cayman, Cayman Islands (together with its successors and assigns, as “Lender”); THE ENTITIES SET FORTH ON SCHEDULE I(a) ATTACHED HERETO, each having its respective principal place of business c/o Ashford Hospitality Trust, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, attn: David Brooks, (together with their respective successors and/or assigns, each individually an “Individual Borrower” and collectively, “Borrower”).

RECITALS:

WHEREAS, Lender is the holder of a mezzanine loan in an outstanding principal amount equal to $18,424,907.00 (as such amount may have been or may be increased or decreased from time to time, the “Loan”) which was made pursuant to that certain Mezzanine 4 Loan Agreement dated July 17, 2007 (as amended, restated, supplemented or otherwise replaced prior to the date hereof, the “Existing Mezzanine 4 Loan Agreement”) among Borrower and certain other parties thereto, as borrower, and Wells Fargo Bank, National Association (as successor in interest to Wachovia Bank, National Association) (“Wells Fargo”).

WHEREAS, simultaneously with the initial funding of the Original Mezzanine 4 Loan, Wachovia (predecessor-in-interest to Wells Fargo), in its capacity as mortgage lender, and Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays Mortgage Lender”; Barclays Mortgage Lender and Wachovia, collectively, “Original Wells Fargo Mortgage Loan Lender”) made a loan in the original principal amount of $700,000,000 (“Original Wells Fargo Mortgage Loan”) to the entities set forth on Schedule I to the Existing Wells Fargo Mortgage Loan Agreement (as hereinafter defined), as borrowers (collectively, “Wells Fargo Borrower”) and the entities set forth on Schedule II attached to the Existing Wells Fargo Mortgage Loan Agreement (as hereinafter defined) (collectively, “Wells Fargo Operating Lessee”; together with Wells Fargo Borrower, collectively, “Wells Fargo Mortgage Loan Borrower”) pursuant to that certain Mortgage Loan Agreement, dated as of July 17, 2007 (as amended, restated, replaced, supplemented or otherwise modified prior to the date hereof, the “Existing Wells Fargo Mortgage Loan Agreement”) among Original Wells Fargo Mortgage Loan Lender, Wells Fargo Mortgage Loan Borrower, HH Gaithersburg, LLC, a Delaware limited liability company, HH Baltimore LLC, a Delaware limited liability company, and HH Annapolis LLC, a Delaware limited liability company (collectively, “Maryland Owner”). The Original Wells Fargo Mortgage Loan is evidenced by (i) the Second Amended and Restated Promissory Note A-1 in the original principal amount of $560,000,000 dated December 28, 2007 and effective July 17, 2007 made by Wells Fargo Mortgage Loan Borrower to the order of Wachovia and (ii) Promissory Note A-2 in the original principal amount of $140,000,000 dated December 28, 2007 and effective July 17, 2007 made by Wells Fargo Mortgage Loan Borrower to the order of Barclays Mortgage Lender ((i) and (ii) collectively, the “Existing Wells Fargo Mortgage Note”)

and is secured by, among other things, each of the Mortgages (as defined in the Existing Wells Fargo Mortgage Loan Agreement) (the “Original Mortgages”) made by the applicable Wells Fargo Mortgage Loan Borrower, Operating Lessee or Maryland Owner, as the case may be, in favor of Original Wells Fargo Mortgage Loan Lender, pursuant to which the applicable Wells Fargo Mortgage Loan Borrower, Operating Lessee and/or Maryland Owner has granted to Original Wells Fargo Mortgage Loan Lender a first-priority mortgage on, among other things, the real property and other collateral as more fully described in each such Original Mortgage (individually and/or collectively as the context may require, the “Wells Fargo Mortgage Loan Property”);

WHEREAS, simultaneously with the initial funding of the Original Mezzanine 4 Loan and the Original Wells Fargo Mortgage Loan, Wachovia and Barclays (each in their respective capacity as mezzanine 1 lender, collectively, “Original Mezzanine 1 Lender”), made a loan in the original principal amount of $146,454,204.00 (the “Original Mezzanine 1 Loan”) to the entities set forth on Schedule I(a) to the Existing Mezzanine 1 Loan Agreement (as hereinafter defined), as borrowers (collectively, “Original Mezzanine 1 Borrower”) pursuant to that certain Mezzanine 1 Loan Agreement, dated as of July 17, 2007 (as amended, restated, supplemented or otherwise replaced prior to the date hereof, the “Existing Mezzanine 1 Loan Agreement”). The Original Mezzanine 1 Loan is evidenced by (i) the Amended and Restated Mezzanine 1 Promissory Note A-1 in the original principal amount of $117,163,363.20, dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 1 Borrower to the order of Wachovia and (ii) Mezzanine 1 Promissory Note A-2 in the original principal amount of $29,290,840.80 dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 1 Borrower to the order of Barclays and is secured by, among other things, the Collateral (as defined in the Existing Mezzanine 1 Loan Agreement). As of the date hereof, the outstanding principal balance of the Mezzanine 1 Loan is $144,745,920.40 (the Original Mezzanine 1 Loan, as the amount thereof may be increased or decreased from time to time after the date hereof, the “Mezzanine 1 Loan”). Prior to the date hereof, Blackstone acquired all of the interests of Wells Fargo (successor by merger to Wachovia) in the Original Mezzanine 1 Loan (Blackstone together with Barclays, each in its capacity as mezzanine 1 lender, together with their respective successors and assigns, in such capacity, “Mezzanine 1 Lender”);

WHEREAS, simultaneously with the initial funding of the Original Mezzanine 4 Loan, the Original Wells Fargo Mortgage Loan and the Original Mezzanine 1 Loan, Wachovia and Barclays (each in their respective capacity as mezzanine 2 lender, collectively, “Original Mezzanine 2 Lender”), made a loan in the original principal amount of $137,794,870.00 (the “Original Mezzanine 2 Loan”) to the entities set forth on Schedule I(a) to the Existing Mezzanine 2 Loan Agreement (as hereinafter defined), as borrowers (collectively, “Original Mezzanine 2 Borrower”) pursuant to that certain Mezzanine 2 Loan Agreement, dated as of July 17, 2007 (as amended, restated, supplemented or otherwise replaced prior to the date hereof, the “Existing Mezzanine 2 Loan Agreement”). The Original Mezzanine 2 Loan is evidenced by (i) the Amended and Restated Mezzanine 2 Promissory Note A-1 in the original principal amount of $110,235,896.00, dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 2 Borrower to the order of Wachovia and (ii) Mezzanine 2 Promissory Note A-2 in the original principal amount of $27,558,974.00 dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 2 Borrower to the order of Barclays and is secured by, among other things, the Collateral (as defined in the Existing Mezzanine 2 Loan Agreement). As of the date hereof, the outstanding principal balance of the Mezzanine 2 Loan is $137,794,870.00 (the Original Mezzanine 2 Loan, as the amount thereof may be increased or decreased from time to time after the date hereof, the “Mezzanine 2 Loan”). Prior to the date hereof, Blackstone acquired all of the interests of Wells Fargo (successor by merger to Wachovia) in the Original Mezzanine 2 Loan (Blackstone together with Barclays, each in its capacity as mezzanine 2 lender, together with their respective successors and assigns, in such capacity, the “Mezzanine 2 Lender”);

WHEREAS, simultaneously with the initial funding of the Original Mezzanine 4 Loan, the Original Wells Fargo Mortgage Loan, the Original Mezzanine 1 Loan and the Original Mezzanine 2 Loan, Wachovia and Barclays (each in their respective capacity as mezzanine 3 lender, collectively, “Original Mezzanine 3 Lender”), made a loan in the original principal amount of $118,109,889.00 (the “Original Mezzanine 3 Loan”) to the entities set forth on Schedule I(a) to the Existing Mezzanine 3 Loan Agreement (as hereinafter defined), as borrowers (collectively, “Original Mezzanine 3 Borrower”) pursuant to that certain Mezzanine 3 Loan Agreement, dated as of July 17, 2007 (as amended, restated, supplemented or otherwise replaced prior to the date hereof, the “Existing Mezzanine 3 Loan Agreement”). The Original Mezzanine 3 Loan is evidenced by (i) the Amended and Restated Mezzanine 3 Promissory Note A-1 in the original principal amount of $94,487,911.20, dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 3 Borrower to the order of Wachovia and (ii) Mezzanine 3 Promissory Note A-2 in the original principal amount of $23,621,977.80 dated January 16, 2008 and effective July 17, 2007 made by Original Mezzanine 3 Borrower to the order of Barclays and is secured by, among other things, the Collateral (as defined in the Existing Mezzanine 3 Loan Agreement). As of the date hereof, the outstanding principal balance of the Mezzanine 3 Loan is $118,109,889.00 (the Original Mezzanine 3 Loan, as the amount thereof may be increased or decreased from time to time after the date hereof, the “Mezzanine 3 Loan”). Prior to the date hereof, Blackstone acquired all of the interests of Wells Fargo (successor by merger to Wachovia) in the Original Mezzanine 3 Loan (Blackstone together with Barclays, each in its capacity as mezzanine 3 lender, together with their respective successors and assigns, in such capacity, the “Mezzanine 3 Lender”);

WHEREAS, Connecticut General Life Insurance Company, a Connecticut corporation, having its principal place of business c/o CIGNA Realty Investors, 280 Trumbull Street, Hartford, Connecticut 06103 (“CIGNA”), as mortgage lender, made a loan in the original principal amount of Fifty-Two Million and No/100 Dollars ($52,000,000.00) (as such loan may have been or may be increased, decreased, refinanced or replaced from time to time, the “CIGNA Nashville Mortgage Loan”) to HH Nashville LLC, a Delaware limited liability company (“HH Nashville”) pursuant to (A) that certain Leasehold Deed of Trust and Security Agreement, dated as of March 13, 2006, and (B) and granted by HH Nashville and HHC TRS Nashville LLC, a Delaware limited liability company (the “Nashville Operating Lessee”), in favor of CIGNA, as beneficiary (“Nashville DOT”) and that certain Assignment of Rents and Leases dated as of March 13, 2006, granted by Nashville Operating Lessee and HH Nashville in favor of CIGNA (“Nashville ALR”; Nashville ALR and Nashville DOT, as each may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “CIGNA Nashville Security Instrument”), which CIGNA Nashville Mortgage Loan is evidenced by that certain Promissory Note, dated as of March 13, 2006, made by HH

Nashville to CIGNA, as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time. Pursuant to the CIGNA Nashville Security Instrument, HH Nashville has granted to CIGNA a first-priority mortgage on, among other things, HH Nashville’s leasehold interest in certain real property and other collateral as more fully described in the CIGNA Nashville Security Instrument (the “CIGNA Nashville Property”);

WHEREAS, CIGNA, as mortgage lender, made a loan in the original principal amount of Sixty-Nine Million and No/100 Dollars ($69,000,000.00) (as such loan may have been or may be increased, decreased, refinanced or replaced from time to time, the “CIGNA Boston Mortgage Loan”) to HH Boston Back Bay LLC, a Delaware limited liability company (“HH Boston”) pursuant to that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of December 6, 2005, and granted by HH Boston and HHC TRS OP LLC (the “Boston Operating Lessee”) in favor of CIGNA, as beneficiary (“Boston DOT”), and that certain Assignment of Rents and Leases dated as of December 6, 2005, granted by Boston Operating Lessee and HH Boston in favor of CIGNA (“Boston ALR”; Boston ALR and Boston DOT, as each may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “CIGNA Boston Security Instrument”), which CIGNA Boston Mortgage Loan is evidenced by that certain Promissory Note, dated as of December 6, 2005, made by HH Boston to CIGNA, as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time. Pursuant to the CIGNA Boston Security Instrument, HH Boston has granted to CIGNA a first-priority mortgage on, among other things, the real property and other collateral as more fully described in such CIGNA Boston Security Instrument (the “CIGNA Boston Property”);

WHEREAS, CIGNA, as mortgage lender, made a loan in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (as such loan may have been or may be increased, decreased, refinanced or replaced from time to time, the “CIGNA Princeton Mortgage Loan”, and together with the CIGNA Nashville Mortgage Loan and the CIGNA Boston Mortgage Loan, individually and/or collectively as the context may require, the “CIGNA Mortgage Loan”; the CIGNA Mortgage Loan together with the Wells Fargo Mortgage Loan, individually and/or collectively as the context may require, the “Mortgage Loan”) to HH Princeton LLC, a Delaware limited liability company (“HH Princeton”; HH Princeton together with HH Nashville and HH Boston, individually and/or collectively as the context may require, “CIGNA Mortgage Borrower”) pursuant to that certain Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of 6 January, 2006, and granted by HH Princeton and HHC TRS Princeton LLC (the “Princeton Operating Lessee”, Princeton Operating Lessee, together with the Nashville Operating Lessee and the Boston Operating Lessee, individually and/or collectively as the context may require, the “CIGNA Operating Lessee”; the CIGNA Operating Lessee together with the Wells Fargo Operating Lessee, individually and/or collectively as the context may require, the “Operating Lessee”; the CIGNA Operating Lessee together with CIGNA Mortgage Borrower, together, “CIGNA Mortgage Loan Borrower”) in favor of CIGNA (“Princeton Mortgage”), and that certain Assignment of Rents and Leases dated as of January 6, 2006, made by HH Princeton and Princeton Operating Lessee in favor of CIGNA (“Princeton ALR”; Princeton ALR and Princeton Mortgage, as each may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “CIGNA Princeton Security Instrument”), which CIGNA Princeton Mortgage Loan is evidenced by that certain Promissory Note, dated as of January 6, 2006, made by HH Princeton to CIGNA, as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time. Pursuant to the CIGNA Princeton Security Instrument, HH Princeton has granted to CIGNA a first-priority mortgage on, among other things, HH Princeton’s leasehold interest in that certain real property and other collateral as more fully described in such CIGNA Princeton Security Instrument (the “CIGNA Princeton Property”);

WHEREAS, Borrower is the legal and beneficial owner of all of the limited liability company interests in Original Mezzanine 3 Borrower. As collateral security for the Debt (as hereinafter defined), pursuant to that certain Pledge and Security Agreement (Mezzanine 4 Loan) dated July 17, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Pledge Agreement”), Borrower and certain of its affiliates pledged to Original Mezzanine 4 Lender all of its interests in Original Mezzanine 3 Borrower and the other Collateral (as defined in the Existing Pledge Agreement);

WHEREAS, simultaneously with the making by Original Wells Fargo Mortgage Loan Lender of the Original Wells Fargo Mortgage Loan, the making by the Original Mezzanine 1 Lender of the Original Mezzanine 1 Loan, the making by the Original Mezzanine 2 Lender of the Original Mezzanine 2 Loan, the making by Original Mezzanine 3 Lender of the Original Mezzanine 3 Loan and the making by Original Mezzanine 4 Lender of the Original Mezzanine 4 Loan, Wachovia and Barclays funded (i) the Original Mezzanine 4 Loan to Original Mezzanine 4 Borrower, (ii) the Original Mezzanine 5 Loan to Original Mezzanine 5 Borrower, (iii) the Original Mezzanine 6 Loan to Original Mezzanine 6 Borrower, (iv) the Original Mezzanine 7 Loan to Original Mezzanine 7 Borrower and (v) the Original Mezzanine 8 Loan to Original Mezzanine 8 Borrower. The loans described in clauses (i) through (v) above collectively, the “Existing Other Mezzanine Loans” and the borrowers described in clauses (i) through (vi) above collectively, the “Existing Other Mezzanine Borrowers”.

WHEREAS, as collateral security for its respective Existing Other Mezzanine Loan, each of the Existing Other Mezzanine Borrowers pledged all of their membership interests in the next most senior Existing Other Mezzanine Borrower;

WHEREAS, Lender, Wells Fargo (as successor by merger to Wachovia), Barclays Mortgage Lender (Barclays Mortgage Lender together with Wells Fargo, each in its capacity as mortgage lender, together with their respective successors and assigns in such capacity, the “Wells Fargo Mortgage Loan Lender”), Mezzanine 1 Lender, Mezzanine 2 Lender, the holders of the Existing Other Mezzanine Loans (other than the Original Mezzanine 7 Loan and Original Mezzanine 8 Loan), Borrower, Wells Fargo Mortgage Loan Borrower, Maryland Owner, CIGNA Mortgage Loan Borrower, Existing Other Mezzanine Borrowers (other than Original Mezzanine 7 Borrower and Original Mezzanine 8 Borrower), Sponsor and Highland Hospitality, L.P. and certain of its affiliates have agreed to implement a restructuring (the “Restructuring”) of the capital structure of the Wells Fargo Mortgage Loan Properties and the CIGNA Mortgage Loan Properties following the foreclosure by Mezzanine 6 Lender on the equity interests in Mezzanine 5 Borrower under Article 9 of the Uniform Commercial Code in effect in the State of New York (the “Mezzanine 6 Foreclosure”);

WHEREAS, Mezzanine 6 Lender has completed the Mezzanine 6 Foreclosure on the date hereof.

WHEREAS, in connection with the Restructuring, the Original Wells Fargo Mortgage Loan is being repaid in an amount equal to $170,000,000 (the Original Wells Fargo Mortgage Loan, as so decreased, and as the same may be increased or decreased from time to time after the date hereof, the “Wells Fargo Mortgage Loan”), as evidenced by (i) that certain Third Amended and Restated Promissory Note A-1 dated as of the date hereof in the original principal amount of $424,000,000 made by Wells Fargo Mortgage Loan Borrower to the order of Wells Fargo and (ii) that certain Amended and Restated Promissory Note A-2 dated as of the date hereof in the original principal amount of $106,000,000 made by Wells Fargo Mortgage Loan Borrower to the order of Barclays Mortgage Lender, and Wells Fargo Mortgage Loan Lender and Wells Fargo Mortgage Loan Borrower are amending and restating the terms of the Existing Wells Fargo Mortgage Loan Agreement pursuant to that certain Amended and Restated Mortgage Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Wells Fargo Mortgage Loan Agreement”) between Wells Fargo Mortgage Loan Lender and Wells Fargo Mortgage Loan Borrower;

WHEREAS, in connection with the Restructuring, Mezzanine 1 Lender and certain of the Original Mezzanine 1 Borrowers are amending and restating the terms of the Existing Mezzanine 1 Loan Agreement pursuant to that certain Amended and Restated Mezzanine 1 Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine 1 Loan Agreement”) among Mezzanine 1 Lender and the entities set forth on Schedule I(a) thereto (collectively, the “Mezzanine 1 Borrower”);

WHEREAS, in connection with the Restructuring, Mezzanine 2 Lender and certain of the Original Mezzanine 2 Borrowers are amending and restating the terms of the Existing Mezzanine 2 Loan Agreement pursuant to that certain Amended and Restated Mezzanine 2 Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine 2 Loan Agreement”) among Mezzanine 2 Lender and the entities set forth on Schedule I(a) thereto (collectively, the “Mezzanine 2 Borrower”);

WHEREAS, in connection with the Restructuring, Mezzanine 3 Lender and certain of the Original Mezzanine 3 Borrowers are amending and restating the terms of the Existing Mezzanine 3 Loan Agreement pursuant to that certain Amended and Restated Mezzanine 3 Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine 3 Loan Agreement”) among Mezzanine 3 Lender and the entities set forth on Schedule I(a) thereto (collectively, the “Mezzanine 3 Borrower”);

WHEREAS, in connection with the Restructuring, Lender and Borrower agreed to amend and restate the Existing Mezzanine 4 Loan Agreement on the terms set forth herein effective immediately following the completion of the Mezzanine 6 Foreclosure by Mezzanine 6 Lender;

NOW THEREFORE, in consideration of the Restructuring and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby amend and restate the terms of the Existing Mezzanine 4 Loan Agreement as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Accountant” means a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender, it being agreed that Pricewaterhouse Coopers and Ernst & Young are each approved by Lender as an “Acceptable Accountant”.

“Acceptable Counterparty” means any counterparty to the Rate Cap that (a) either, (x) if such Rate Cap does not include a Qualified Collateral Arrangement, has and shall maintain, until the expiration of the applicable Rate Cap, a credit rating and senior unsecured debt or counterparty rating of not less than A+ from S&P and not less than A1 from Moody’s, or (y) if such Rate Cap includes a Qualified Collateral Arrangement, has and shall maintain, until the expiration of the applicable Rate Cap, a credit rating and senior unsecured debt or counterparty rating of not less than A- from S&P and not less than A3 from Moody’s, or (b) is otherwise acceptable to Lender and all Rating Agencies rating any Securitization, as evidenced by written confirmation from Lender and all such Rating Agencies.

“Act” has the meaning set forth in Section 6.1.

“Actual Recovery Amount” has the meaning set forth in Section 2.4(g).

“Additional Budgeted Capital Replacements” means, for any particular period, any Capital Replacements set forth in the approved Annual Budget for a CIGNA Mortgage Loan Property, the cost of which exceeds amounts otherwise available or projected to be available as determined by Lender in Lender’s reasonable discretion in the CIGNA Property Capital Replacement Reserve Account for Capital Replacements during such period.

“Additional Budgeted Capital Replacement Monthly Deposit” has the meaning set forth in Section 9.2(b).

“Additional Franchisor Required Capital Replacements” means, for any particular period, Capital Replacements at a CIGNA Mortgage Loan Property which are required by Franchisors and have been approved by Lender in its reasonable discretion (to the extent the applicable CIGNA Mortgage Loan Borrower has approval rights with respect thereto) but are not contemplated in the then approved Annual Budget for such CIGNA Mortgage Loan Property, the cost of which Lender reasonably determines will exceed amounts otherwise available (including amounts available to the Manager of a CIGNA Mortgage Loan Property for such purposes pursuant to the Management Agreement for such CIGNA Mortgage Loan Property) or projected to be available in the CIGNA Property Capital Replacement Reserve Account for Capital Replacements during such period.

“Additional Franchisor Required F&E Replacements” means, for any particular period, any FF&E Replacements at a CIGNA Mortgage Loan Property which are required by Franchisors and have been approved by Lender in its reasonable discretion (to the extent the applicable CIGNA Mortgage Loan Borrower has approval rights with respect thereto) but are not contemplated in the then approved Annual Budget for such CIGNA Mortgage Loan Property, the cost of which Lender reasonably determines will exceed amounts otherwise available (including amounts available to the Manager of a CIGNA Mortgage Loan Property for such purposes pursuant to the Management Agreement for such CIGNA Mortgage Loan Property) or projected to be available in the CIGNA Property FF&E Replacement Reserve Account for FF&E Replacements during such period.

“Additional Paydown Requirement” means the repayment of the outstanding principal amount of the Wells Fargo Mortgage Loan (not including any such repayment on the Closing Date) and/or the Senior Mezzanine Loans (including any such repayment made on the Closing Date) from any source in an aggregate amount equal to $50,000,000, other than from (i) the payment of Release Amount (as defined in the Wells Fargo Mortgage Loan Agreement, this Agreement and the Other Mezzanine Loan Agreements) in connection with a Property Release, except to the extent such Release Amount is in excess of the applicable Minimum Release Amount (as defined in the Wells Fargo Mortgage Loan Agreement, this Agreement and the Other Mezzanine Loan Agreements); (ii) any mandatory prepayment of the Wells Fargo Mortgage Loan and/or the Senior Mezzanine Loans as a result of a Liquidation Event (other than a Permitted CIGNA Mortgage Loan Refinancing) relating to an Individual Property, except to the extent the amount of such prepayment exceeds the applicable Minimum Release Amount (as defined in the Wells Fargo Mortgage Loan Agreement, this Agreement and the Other Mezzanine Loan Agreements); or (iii) the payment of any proceeds from a Permitted CIGNA Mortgage Loan Refinancing.

“Adjusted Debt Service” means, for any particular period, the sum of (a) the aggregate Senior Mezzanine Debt Service for such period under the terms of the applicable Senior Mezzanine Loan Documents, (b) the aggregate CIGNA Mortgage Loan Debt Service for such period under the terms of the CIGNA Mortgage Loan Documents, and (c) the Wells Fargo Mortgage Loan Debt Service for such period under the terms of the applicable Wells Fargo Mortgage Loan Documents. For purposes of calculating Senior Mezzanine Debt Service and Wells Fargo Mortgage Loan Debt Service, the interest rate shall be equal to the sum of the following, not to exceed the applicable Stress Rate: (i) the Swap Rate with a term which expires on the Second Extended Maturity Date, plus (ii) the applicable LIBOR Margin (as defined in each of the Senior Mezzanine Loan Agreements and the Wells Fargo Mortgage Loan Agreement). For purposes of calculating CIGNA Mortgage Loan Debt Service, if the interest rate thereunder is a fixed rate, then such fixed rate of interest shall apply. If the interest rate of a CIGNA Mortgage Loan is based on LIBOR, for purposes of calculating CIGNA Mortgage Loan Debt Service, the interest rate shall be equal to the sum of the following, not to exceed the applicable Stress Rate: (1) the Swap Rate with a term which expires on the final maturity date (taking into account all extension options) under the applicable CIGNA Mortgage Loan Documents, plus (2) the applicable margin over LIBOR.

“Adjusted Net Cash Flow” means, for any particular period, Net Cash Flow less, without duplication (including any amounts already taken into account when calculating Net Cash Flow), (i) deposits to the Approved Corporate Expense Reserve Account (as defined in the Wells Fargo Mortgage Loan Agreement), (ii) Capital Replacement Reserve Monthly Deposits (as defined in the Wells Fargo Mortgage Loan Agreement), and (iii) the CIGNA Property Capital Replacement Reserve Monthly Deposits.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person or any Person that has a direct familial relationship by blood, marriage or otherwise, with such Person or any Affiliate of such Person.

“Affiliated Manager” means Remington and any other Manager or managing agent of any Individual Property (a) in which any Borrower Party, Other Mezzanine Borrower, Sponsor or any Affiliate of the foregoing has, directly or indirectly, any legal, beneficial or economic interest, or (b) which is Controlled by any Borrower Party, Other Mezzanine Borrower, Sponsor or any Affiliate of the foregoing.

“Agent” means Trimont, in its capacity as the servicer of the Mezzanine Cash Management Account, or such other Person as may be appointed by Senior Lender from time to time.

“Allocated Loan Amount” means, with respect to any Individual Property, the amount identified as the “Allocated Loan Amount” for such Individual Property on Schedule I(b) and I(c) attached hereto.

“ALTA” means American Land Title Association or any successor thereto.

“Alteration Threshold” means $500,000.00.

“Annual Budget” means the operating budget, including all planned FF&E Replacements, Capital Replacements and Approved Corporate Expenses, for each Individual Property and Borrower Principal, as applicable, approved by Wells Fargo Mortgage Loan Lender (with respect to the Wells Fargo Loan Property), Senior Mezzanine Lender in accordance with the Senior Mezzanine Loan Agreement and Lender in accordance with Section 5.11(a)(v) hereof for the applicable calendar year or other period.

“Appraisal” means, with respect to any CIGNA Mortgage Loan Property, an appraisal addressed to Lender and its successors and assigns prepared by a qualified MAI appraiser, which appraisal and appraiser are in compliance with the requirements of FIRREA and are acceptable to Lender.

“Appraised Value” means, with respect to any CIGNA Mortgage Loan Property, the value of such Individual Property at the time of any proposed Property Release pursuant to Section 2.5(n), as determined by Lender on the basis of an Appraisal.

“Approved Corporate Expenses” means, collectively, Approved Corporate G&A Expenses and Approved Corporate Taxes.

“Approved Corporate Taxes” means Corporate Taxes which are set forth in an approved Annual Budget or which have been approved by Wells Fargo Mortgage Loan Lender and Senior Mezzanine Lenders in their reasonable discretion.

“Approved Corporate G&A Expenses” means Corporate G&A Expenses which are set forth in an approved Annual Budget or which have been approved by Wells Fargo Mortgage Loan Lender and Senior Mezzanine Lenders in their reasonable discretion.

“Ashford Credit Agreement” means that certain Credit Agreement dated April 10, 2007, by and among, inter alia, Ashford Sponsor, as borrower, Ashford Hospitality Trust, Wachovia Capital Markets, LLC, as Arranger, each of Morgan Stanley Senior Funding, Inc. and Merrill Lynch Bank USA (now known as Bank of America, N.A., as Co-Syndication Agents, Bank of America, N.A. and Calyon New York Branch, as Co-Documentation Agents, Ashford Credit Facility Agent, and the lenders from time to time party thereto, as amended by that First Amendment to Credit Agreement dated May 22, 2007, by and among Ashford Sponsor, Ashford Credit Facility Agent and the lenders party thereto, as further amended by the Second Amendment to Credit Agreement and First Amendment to Security Agreement dated June 23, 2008, by and among Ashford Sponsor, Ashford Hospitality Trust, Ashford Credit Facility Agent and the lenders party thereto, and that certain Third Amendment to Credit Agreement dated as of December     , 2008, by and among Ashford Sponsor, Ashford Hospitality Trust, and Ashford Credit Facility Agent and the lenders party thereto.

“Ashford Credit Facility Agent” means Bank of America, N.A., successor in interest to Wachovia Bank, National Association, as Agent on behalf of the lenders party to the Ashford Credit Agreement, and its successors and assigns.

“Ashford Credit Facility Loan Documents” means the Ashford Credit Agreement and any other “Loan Document” as defined in the Ashford Credit Agreement.

“Ashford Hospitality Trust” means Ashford Hospitality Trust, Inc., a Maryland corporation.

“Ashford Sponsor” means Ashford Hospitality Limited Partnership, a Delaware limited partnership.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Bankruptcy Proceeding” means, with respect to any Person, (a) such Person filing a voluntary petition under the Bankruptcy Code or any other applicable Creditors’ Rights Laws; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other applicable Creditors’ Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other applicable Creditors’ Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Recourse Events” has the meaning set forth in the Guaranty.

“Borrower Operating Agreement” means, individually and/or collectively as the context may require, the amended and restated limited liability company operating agreement or amended and restated limited partnership agreement, as applicable, of Borrower dated the date hereof.

“Borrower Party” means, collectively, each Mortgage Loan Borrower, Maryland Owner, Mortgage SPE Component Entity, Mezzanine 1 Borrower, Mezzanine 1 SPE Component Entity, Mezzanine 2 Borrower, Mezzanine 2 SPE Component Entity, Mezzanine 3 Borrower, Mezzanine 3 SPE Component Entity Borrower and SPE Component Entity.

“Borrower Principal” means individually and/or collectively as the context may require, PIMHH and PIM TRS.

“Borrower Residual Account” has the meaning set forth in the Mezzanine 3 Loan Agreement.

“Breakage Costs” has the meaning set forth in Section 2.3(f)(vii).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depository institutions in the States of New York or North Carolina or the state in which the offices of the Servicer and the trustee in the Securitization are located are authorized or obligated by law, governmental decree or executive order to be closed, except that when used with respect to the determination of LIBOR, “Business Day” shall be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

“Business Insurance Proceeds” has the meaning set forth in Section 8.4(e).

“Capital Replacements” means, with respect to any Individual Property, repairs, replacements and improvements which are capitalized under GAAP.

“Casualty” has the meaning set forth in Section 8.2.

“CIGNA” has the meaning set forth in the Recitals.

“CIGNA Boston Mortgage Loan” has the meaning set forth in the Recitals.

“CIGNA Boston Property” has the meaning set forth in the Recitals.

“CIGNA Boston Security Instrument” has the meaning set forth in the Recitals.

“CIGNA Mortgage” means individually or collectively, as the context may require, each mortgage, deed of trust or similar instrument that secures any portion of the CIGNA Mortgage Debt and encumbers any CIGNA Mortgage Loan Property, including the CIGNA Nashville Security Instrument, the CIGNA Princeton Security Instrument and the CIGNA Boston Security Instrument, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“CIGNA Mortgage Borrower” has the meaning set forth in the Recitals.

“CIGNA Mortgage Debt” means, at any time, the then-aggregate outstanding principal amount of debt that is secured by the CIGNA Mortgage Loan Properties, as such amount may increase or decrease, including pursuant to a Permitted CIGNA Mortgage Loan Refinancing, in accordance with the terms of this Agreement, together with all interest accrued and unpaid thereon and all other sums due to CIGNA Mortgage Lender in respect of the CIGNA Mortgage Loans under the CIGNA Mortgage Loan Documents.

“CIGNA Mortgage Lender” means CIGNA in its capacity as mortgage lender with respect to each of the CIGNA Mortgage Loans, together with its successors and assigns.

“CIGNA Mortgage Loan” has the meaning set forth in the Recitals.

“CIGNA Mortgage Loan Borrower” has the meaning set forth in the Recitals.

“CIGNA Mortgage Loan Debt Service” means, with respect to any particular period of time, the aggregate scheduled principal and/or interest payments due under the CIGNA Mortgage Loans relating to such period.

“CIGNA Mortgage Loan Documents” has the meaning set forth in Section 4.53.

“CIGNA Mortgage Loan Ground Lease” means each Ground Lease set forth on Schedule V hereto relating to a CIGNA Mortgage Loan Property.

“CIGNA Mortgage Loan Operating Lease” has the meaning set forth in Section 4.52.

“CIGNA Mortgage Loan Property” means, individually and/or collectively as the context may require, the CIGNA Nashville Property, the CIGNA Boston Property, and the CIGNA Princeton Property.

“CIGNA Mortgage Loan Property Net Sale Proceeds” means as to any CIGNA Mortgage Loan Property, the amount of cash received by or for the benefit of the applicable CIGNA Mortgage Loan Borrower, plus the fair market value in cash of any non-cash consideration received by or for the benefit of CIGNA Mortgage Loan Borrower, from the sale or other transfer of a CIGNA Mortgage Loan Property, less (i) any reasonable and customary escrow, closing, attorney, recording and title insurance costs and sales commissions, in each case, paid by such CIGNA Mortgage Loan Borrower to unaffiliated third parties in connection therewith; and (ii) the payment of any amounts required under the applicable CIGNA Mortgage Loan Documents to obtain the release of the related CIGNA Mortgage. Not less than two (2) Business Days prior to closing on any sale or other transfer of any CIGNA Mortgage Loan Property under Section 2.5 (or such later date as Lender may agree), Borrower shall deliver to Lender for Lender’s review a closing statement setting forth Borrower’s proposal for the costs, expenses and sales commissions described in the immediately preceding sentence.

“CIGNA Mortgage Loan Property Owner” means, individually and/or collectively as the context may require, HH Boston, HH Princeton and HH Nashville.

“CIGNA Mortgage Loan Property Release Amount” means, in connection with a Property Release relating to a CIGNA Mortgage Loan Property, the greater of (A) the applicable CIGNA Mortgage Loan Property Net Sale Proceeds and (B) the Mezzanine Minimum Release Amount with respect to such CIGNA Mortgage Loan Property.

“CIGNA Nashville Mortgage Loan” has the meaning set forth in the Recitals.

“CIGNA Nashville Property” has the meaning set forth in the Recitals.

“CIGNA Nashville Security Instrument” has the meaning set forth in the Recitals.

“CIGNA Operating Lessee” has the meaning set forth in the Recitals.

“CIGNA Princeton Debt Service Reserve” means the escrow maintained under the CIGNA Mortgage Loan Documents relating to the CIGNA Princeton Property for the payment of debt service shortfalls thereunder.

“CIGNA Princeton Mortgage Loan” has the meaning set forth in the Recitals.

“CIGNA Princeton Property” has the meaning set forth in the Recitals.

“CIGNA Princeton Security Instrument” has the meaning set forth in the Recitals.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, together with all regulations and rules promulgated thereunder.

“Collateral” has the meaning set forth in the Pledge Agreement

“Collateral Assignment of Interest Rate Cap” means that certain Collateral Assignment of Interest Rate Cap Agreement (Mezzanine 4 Loan), dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender and agreed to by the Acceptable Counterparty which is a party thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.

“Condemnation Proceeds” has the meaning set forth in Section 8.4(b).

“Condominium” means, individually or collectively as the context may require, the condominium regimes more particularly described on Schedule XIII attached hereto.

“Condominium Documents” means, individually or collectively as the context may require, the documents related to the Condominiums as more particularly described on Schedule XIII attached hereto.

“Condominium Law” has the meaning set forth in Section 4.51.

“Consequential Loss” has the meaning set forth in Section 2.3(f)(i).

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Contribution Agreement” means that certain Amended and Restated Mezzanine 4 Contribution Agreement dated as of the date hereof by and among Borrower, as the same may be further amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. To “Control” has a meaning correlative thereto.

“Corporate G&A Expenses” means the general and administrative costs and expenses, including entity maintenance and filing costs and accounting costs and expenses, of any Borrower Party or Borrower Principal incurred in connection with the Individual Properties, but excluding (i) amounts due under the Loan Documents, Mortgage Loan Documents or Other Mezzanine Loan Documents, (ii) any amounts due under any Operating Lease, (iii) Corporate Taxes; and (iv) Operating Expenses.

“Corporate Taxes” means income taxes, franchise taxes, gross margin taxes, and other similar taxes, in each case, required to be paid from and after the date hereof by any

Borrower Party, Other Mezzanine Borrower or Borrower Principal as a result of any such Person’s direct or indirect operation and ownership of the Individual Properties, which taxes are payable in respect of income and gain arising therefrom and are allocable to such Persons.

“Courtyard Savannah Individual Property” means the Individual Property commonly known as the “Courtyard – Savannah Historic District” and located at 415 Liberty Street, Savannah, Georgia.

“Covered Disclosure Information” has the meaning set forth in Section 13.6(b).

“Creditors Rights Laws” means with respect to any Person any existing or future law of any jurisdiction, federal or state, domestic or foreign, relating to bankruptcy, insolvency, creditors’ rights, the enforcement of debtors’ obligations, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“De-REIT Conversion” has the meaning set forth in Section 7.6(a).

“Debt” means the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” means, with respect to any particular period of time, the aggregate interest payments due under the Note relating to such period.

“Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Note Rate.

“Determination Date” means (a) with respect to any Interest Period prior to the Interest Period that commences in the month during which the Securitization Closing Date occurs, two (2) Business Days prior to the day that the applicable Interest Period commences; (b) with respect to the Interest Period that commences in the month in which the Securitization Closing Date occurs, the date that is two (2) Business Days prior to the Securitization Closing Date and (c) with respect to each Interest Period thereafter, the date that is two (2) Business Days prior to the day such Interest Period commences, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the Determination Date by giving notice of such change to Borrower.

“Disclosure Document” has the meaning set forth in Section 13.4.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total real estate assets (in name or under management) in excess of $1 billion (exclusive of the Property) and, except with respect to a pension advisory firm or similar fiduciary, capital/statutory surplus or shareholder’s equity of $500 million, (ii) is regularly engaged in the business of owning or operating commercial real estate properties; (iii) is not a Person, or an Affiliate of a Person, named on a list published by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department or is a Person with whom dealings are prohibited under any OFAC regulations, as reasonably determined by Lender, (iv) is in compliance with all applicable United Stated anti-money laundering laws and regulations and OFAC regulations, including applicable provisions of the Patriot Act, as reasonably determined by Lender and (v) satisfies all other customary “know-your-customer” requirements of Lender.

“Eligible Account” means a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b) whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee’s long-term senior unsecured debt obligations or other long-term deposits, are rated at least “Baa3” by Moody’s, having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. Eligible Accounts may bear interest. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument. Notwithstanding the foregoing, any account held by Wells Fargo, Barclays or U.S. Bank, National Association shall be deemed to be an Eligible Account.

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Embargoed Person” has the meaning set forth in Section 4.39.

“Environmental Indemnity” means that certain Amended and Restated Environmental Indemnity Agreement (Mezzanine 4 Loan), dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” has the meaning set forth in Section 12.5.

“Environmental Liens” has the meaning set forth in Section 12.5.

“Environmental Report” has the meaning set forth in Section 12.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

“Event of Default” has the meaning set forth in Section 11.1.

“Excess Cash” means all funds available for distribution to Lender from the prior Interest Period immediately preceding the applicable Payment Date, pursuant to and in accordance with the Mezzanine 3 Loan Agreement.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” has the meaning set forth in Section 13.4(a).

“Existing Loan Documents” means the “Loan Documents” as defined in the Existing Mezzanine 4 Loan Agreement.

“Existing Mezzanine 1 Loan Agreement” has the meaning set forth in the Recitals.

“Existing Mezzanine 2 Loan Agreement” has the meaning set forth in the Recitals.

“Existing Mezzanine 3 Loan Agreement” has the meaning set forth in the Recitals.

“Existing Mezzanine 4 Loan Agreement” has the meaning set forth in the Recitals.

“Existing Other Mezzanine Loans” has the meaning set forth in the Recitals.

“Existing Other Mezzanine Borrowers” has the meaning set forth in the Recitals.

“Existing Pledge Agreement” has the meaning set forth in the Recitals.

“Existing Wells Fargo Mortgage Loan Agreement” has the meaning set forth in the Recitals.

“Extended Maturity Date” has the meaning set forth in Section 2.3(b).

“Extension Option” has the meaning set forth in Section 2.3(b).

“Extraordinary Expenses” means any expense incurred in connection with the Property that is not contained in an approved Annual Budget, including any contingency line item(s) thereof, to the extent such expenses are first approved by Wells Fargo Mortgage Loan Lender and Senior Mezzanine Lenders.

“FF&E” means furniture, fixtures and equipment (a) utilized in connection with the operation of an Individual Property, and (b) not capitalized under GAAP.

“FF&E Replacements” means repairs, replacements and improvements regarding FF&E.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“First Extended Maturity Date” has the meaning set forth in Section 2.3(b).

“First Payment Date” means the Payment Date first occurring after the Closing Date.

“Fitch” means Fitch, Inc.

“Force Majeure Event” means any of the following: acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, terrorism, civil commotion, fire, casualty or other similar events beyond the reasonable control of Remington and/or its Affiliates; provided that, with respect to any of such events or circumstances, for the purposes of this Agreement, (i) a Force Majeure Event shall exist only so long as Remington and/or its Affiliates are continuously and diligently using commercially reasonable efforts to minimize the effect and duration thereof; and (ii) a Force Majeure Event shall not include the unavailability or insufficiency of funds.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Taxes” has the meaning set forth in Section 2.3(f)(ii).

“Franchise Agreement” means, with respect to any Individual Property, (a) any franchise, trademark and/or license agreement entered into by a Mortgage Loan Borrower or Maryland Owner with respect to its Individual Property and the applicable Franchisor as more particularly described on Schedule IX attached hereto, (b) a franchise, trademark and/or license agreement (if any) with a Qualified Franchisor, which franchise, trademark and/or license agreement shall be reasonably acceptable in form and substance to Lender at such time, or (c) if the context requires, a replacement Franchise Agreement executed in accordance with the provisions of Section 5.24 hereof, in each case as the same may be amended, restated or modified from time to time subject to the provisions of this Agreement.

“Franchisor” means (a) any entity that is a franchisor or licensor pursuant to a Franchise Agreement affecting an Individual Property as of the date hereof or (b) a Qualified Franchisor that is the franchisor or licensor under a Franchise Agreement entered into in accordance with the terms and conditions of this Agreement.

“Franchisor Comfort Letters” means the comfort letter from Franchisor under each Franchise Agreement delivered in connection with this Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” means any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

“Ground Lease Buyout” has the meaning set forth in Section 5.26(b).

“Ground Leases” means, collectively, those certain leases described on Schedule V attached hereto.

“Ground Lessor” means the respective ground lessor under each of the Ground Leases.

“Guaranteed Obligations” has the meaning set forth in the Guaranty.

“Guaranty” means that certain Mezzanine 4 Guaranty and Indemnity Agreement dated as of the date hereof given by Sponsor to Lender, as the same may be amended, restated, supplemented, modified or replaced from time to time.

“Guaranty Cap” has the meaning set forth in the Guaranty.

“Hazardous Materials” has the meaning set forth in Section 12.5.

“Highland” means Highland Hospitality, L.P., a Delaware limited partnership.

“Hilton Manager” means Hilton Worldwide, Inc., a Delaware corporation, or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Hilton Manager as of the date hereof.

“Hyatt Manager” means Hyatt Corporation (or its Affiliate), or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Hyatt Manager as of the date hereof.

“Hyatt Windwatch Property” means the Individual Property commonly known as the “Hyatt Windwatch” and located at 1717 Motor Parkway, Hauppauge, NY 11788.

“Improvements” has the meaning set forth in the granting clause of each Mortgage.

“Indemnified Liabilities” has the meaning set forth in Section 14.1.

“Indemnified Parties” means (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors’ Rights Laws proceeding, (g) any holder of the Note or any interest therein, and (h) any past, present and future subsidiaries, affiliates, divisions, directors, shareholders, officers, employees, partners, members, managers, representatives, advisors, servicers, attorneys and agents and each of their respective heirs, transferees, executors, administrators, personal representatives, legal representatives, predecessors, successors and assigns of any and all of the foregoing (including any successors by merger, consolidation or acquisition of all or a substantial portion of such Person’s assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Collateral.

“Independent Director” means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Global Securitization Services, LLC, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, provided that in each case such provider (i) is not an Affiliate of Borrower and (ii) provides professional Independent Directors and other corporate services in the ordinary course of its business (a “Professional Independent Director”), and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has not within the immediately preceding five (5) years been, and will not while serving as Independent Director be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower, any SPE Component Entity, or any of their respective equityholders or Affiliates, including without limitation, Mortgage Loan Borrower or any Other Mezzanine Borrower (other than as an Independent Director of Borrower or any Affiliate of Borrower that is not in the chain of ownership of Borrower (regardless of the number of tiers of ownership) and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, any SPE Component Entity, or any of their respective equityholders or Affiliates (other than as an independent manager or director of Borrower or any Affiliate of Borrower that is not in the chain of ownership of Borrower (regardless of the number of tiers of ownership));

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a “special purpose entity” that is an Affiliate of Borrower shall be qualified to serve as an Independent Director, provided that the fees that such individual earns from serving as Independent Directors of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Individual Property” and “Individual Properties” means, individually and/or collectively as the context may require, each Wells Fargo Mortgage Loan Property and CIGNA Mortgage Loan Property, as the same are more particularly described on Schedule I(b) and I(c) attached hereto, together with the respective Improvements thereon and all property of any nature owned and/or leased by the applicable Individual Property Owner, and including each Maryland Property, and encumbered by the Mortgage Loan, together with all rights pertaining to such property and improvements.

“Individual Property Owner” means, (i) with respect to each Wells Fargo Mortgage Loan Property, the Wells Fargo Mortgage Loan Property Owner identified on Schedule I(b) hereto as having title to such Wells Fargo Mortgage Loan Property, and (ii) with respect to each CIGNA Mortgage Loan Property, the CIGNA Mortgage Loan Property Owner identified on Schedule I(c) hereto as having title to such CIGNA Mortgage Loan Property.

“Insurance Premiums” means the premiums payable under the Mortgage Loan Required Policies and the other Policies required to be obtained and maintained pursuant to Section 8.1 hereof.

“Insurance Proceeds” has the meaning set forth in Section 8.4(b).

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof among Lender, Wells Fargo Mortgage Loan Lender and the Senior Mezzanine Lenders, as the same may be amended, restated, supplemented or replaced from time to time.

“Interest Period” means (a) with respect to the Payment Date occurring in April 2011, the period from and after the Closing Date through and including April 8, 2011, and (b) with respect to the Payment Date occurring in May 2011 and each Payment Date thereafter, the period from the ninth (9th) day of each calendar month through and including the eighth (8th) day of the following calendar month, or such other date as determined by Lender pursuant to Section 2.2(d) hereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Investor” has the meaning set forth in Section 13.3.

“Issuer Group” has the meaning set forth in Section 13.6.

“Issuer Person” has the meaning set forth in Section 13.6.

“JV Agreement” means that certain Limited Liability Company Agreement of PIMHH dated as of the Closing Date by and between PRISA LLC and Ashford Sponsor.

“L/C Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch (directly or through third party credit enhancement) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s (directly or through third party credit enhancement).

“Lease” has the meaning set forth in each respective Mortgage, but shall exclude, for all purposes other than the assignment of Wells Fargo Mortgage Loan Borrower’s interest for security purposes under any of the Wells Fargo Mortgage Loan Documents, (a) arrangements with any hotel guest (which includes individuals as well as Persons booking rooms under group contracts provided that the same are not for in excess of four (4) months in duration) residing at the hotel operated on the Property and (b) arrangements with vending machine operators and owners of equipment (including laundry equipment), if any, where the contractual arrangement includes a split of revenues between Borrower and the owner of the equipment and such owner has no right to occupy any portion of the Property other than to house and service such equipment. “Lease” shall not include any Operating Lease.

“Legal Requirements” means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Loan Party, the Collateral or any portion thereof, the Senior Mezzanine Collateral or any portion thereof or any Individual Property or any portion thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Loan Party, the Collateral, the Senior Mezzanine Collateral or any portion thereof, or any Individual Property or any part thereof, including any which may (a) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender Account” shall mean the account described on Exhibit F hereto or such other account as Lender may designate in writing from time to time.

“Letter of Credit” means an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic L/C Eligible Institution or the U.S. agency or branch of a foreign L/C Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an L/C Eligible Institution, Lender shall notify Borrower and, if a new Letter of Credit is not provided by a L/C Eligible Institution within two (2) Business Days, Lender has the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

“Liabilities” means any and all claims, demands, any violations of law, whether federal, state, local, statutory, foreign, common law, or any other law, rule or regulation, any and all other obligations, suits, judgments, damages, losses, debts, rights, remedies, causes of action, and liabilities of any nature whatsoever (including attorneys’, accountants’, consultants’ and expert witness’ fees and expenses), whether liquidated or unliquidated, fixed or contingent, accrued or un-accrued, matured or unmatured, known or unknown, suspected or unsuspected, foreseen or unforeseen, now existing or hereafter arising, at law, in equity or otherwise.

“LIBOR” means with respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the Determination Date with respect to such Interest Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and the determination of LIBOR by Lender shall be binding upon Borrower absent manifest error. Any quotation of rates shall, if rounded up, be rounded to the nearest 1/1000 of 1%.

“LIBOR Loan” means the Loan at such time as interest thereon accrues at the LIBOR Rate.

“LIBOR Margin” means two hundred (200) basis points per annum.

“LIBOR Rate” means the sum of (i) LIBOR plus (ii) the LIBOR Margin.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Borrower, Senior Mezzanine Borrower, any Mortgage Loan Borrower or Maryland Owner, the Collateral, the Senior Mezzanine Collateral or any portion thereof or any interest therein, any Individual Property or any portion thereof or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” has the meaning set forth in Section 2.4(f).

“LLC Agreement” has the meaning set forth in Section 6.1(c).

“Loan” has the meaning set forth in the Recitals.

“Loan Documents” means, collectively, this Agreement, the Note, the Pledge Agreement, the Guaranty, the Environmental Indemnity, the Subordination of Management Agreements, Franchisor Comfort Letters, the Collateral Assignments of Interest Rate Cap, the Post-Closing Letter, the Release and Indemnity, the Contribution Amendment, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Party” means, collectively, each Mortgage Loan Borrower, Maryland Owner, Mortgage SPE Component Entity, Borrower, SPE Component Entity, Other Mezzanine Borrower, Other Mezzanine SPE Component Entity, Borrower Principal, PRISA LLC, Sponsor and Affiliated Manager.

“Major Lease” means as to any Individual Property (i) any Lease which, individually or when aggregated with all other leases at the related Individual Property with the same Tenant or its Affiliate, accounts for greater than 10,000 rentable square feet or (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the related Individual Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

“Management Agreement” means, with respect to any Individual Property, (a) any existing management agreement entered into by a Mortgage Loan Borrower or Maryland Owner with respect to its Individual Property and the applicable Manager which is more particularly described on Schedule X attached hereto, or (b) if the context requires, a replacement Management Agreement executed in accordance with the provisions of Section 5.14 hereof, in each case as the same may be amended, restated or modified from time to time subject to the provisions of this Agreement.

“Manager” means, collectively, (a) Remington, McKibbon Manager, Hilton Manager, Hyatt Manager and Marriott Manager, or (b) a Qualified Manager who is then managing any Individual Property in accordance with the terms and provisions of this Agreement.

“Marriott Manager” means Marriott Hotel Services Inc.; The Ritz-Carlton Hotel Company, L.L.C.; and Courtyard Management Corporation, or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Marriott Manager as of the date hereof.

“Maryland Borrower” has the meaning set forth in the Wells Fargo Mortgage Loan Agreement.

“Maryland Owner” has the meaning set forth in the Recitals.

“Maryland Owner Indebtedness” has the meaning set forth in the Mortgage related to the Maryland Property.

“Maryland Property” means, individually or collectively, the Individual Properties located in the State of Maryland and listed on Schedule I(b) attached hereto.

“Material Adverse Effect” means, any material adverse change in (i) the business operations or financial condition of any Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner, (ii) the ability of Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner to repay the principal and interest on the Loan, any Senior Mezzanine Loan or the Mortgage Loan (as applicable) as it becomes due, (iii) the ability of Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner or Sponsor to satisfy its obligations under the Loan Documents, any Senior Mezzanine Loan Documents or the Mortgage Loan Documents (as applicable), to which it is a party, (iv) the value of any Individual Property, the Senior Mezzanine Collateral or the Collateral or (v) the value of the Properties taken as a whole.

“Material Capital Replacement Disruption” means the determination by Lender, in its reasonable discretion, that a material disruption has occurred and is continuing in the normal operation of an Individual Property as a result of the performance of significant Capital Replacements at such Individual Property.

“Maturity Date” means the Stated Maturity Date, as such date may be extended to an Extended Maturity Date pursuant to Section 2.3(b) hereof, or such other date on which the outstanding principal balance of the Loan becomes due and payable as herein provided, whether at such Stated Maturity Date, by declaration of acceleration or otherwise.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“McKibbon Manager” means McKibbon Management, LLC, a Georgia limited liability company, or such other substitute manager that is Qualified Manager and assumes the management of the Individual Properties known as the Courtyard Savannah Historic District located in Savannah Georgia and the Residence Inn Tampa Downtown located in Tampa, Florida.

“Member” has the meaning set forth in Section 6.1(c).

“Mezzanine Allocated Loan Amount” means, collectively, the Allocated Loan Amount, the Mezzanine 1 Allocated Loan Amount, the Mezzanine 2 Allocated Loan Amount, and the Mezzanine 3 Allocated Loan Amount.

“Mezzanine Borrower” means, individually or collectively as the context may require, Borrower, Mezzanine 1 Borrower, Mezzanine 2 Borrower and Mezzanine 3 Borrower, together with their respective successors and permitted assigns.

“Mezzanine Debt Service” means, collectively, for any particular period of time, the aggregate amount of Debt Service, the Mezzanine 1 Debt Service, the Mezzanine 2 Debt Service and the Mezzanine 3 Debt Service relating to such period.

“Mezzanine Lenders” means, collectively, Lender, Mezzanine 1 Lender, Mezzanine 2 Lender and Mezzanine 3 Lender, together with their respective successors and assigns.

“Mezzanine Loan Agreements” means, collectively, this Agreement, the Mezzanine 1 Loan Agreement, the Mezzanine 2 Loan Agreement and the Mezzanine 3 Loan Agreement.

“Mezzanine Loan Default” means an Event of Default, a Mezzanine 1 Loan Default, a Mezzanine 2 Loan Default and a Mezzanine 3 Loan Default.

“Mezzanine Loan Documents” means, collectively, the Loan Documents, the Mezzanine 1 Loan Documents, the Mezzanine 2 Loan Documents and the Mezzanine 3 Loan Documents.

“Mezzanine Loans” means, collectively, the Loan, the Mezzanine 1 Loan, the Mezzanine 2 Loan and the Mezzanine 3 Loan.

“Mezzanine Minimum Release Amount” means, with respect to any Individual Property, the sum of (i) the Minimum Release Amount, (ii) the Mezzanine 1 Minimum Release Amount, (iii) the Mezzanine 2 Minimum Release Amount, and (iv) the Mezzanine 3 Minimum Release Amount.

“Mezzanine 1 Agent” means the “Agent” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Borrower” has the meaning set forth in the Recitals.

“Mezzanine 1 Cash Management Account” means the “Mezzanine Cash Management Account” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Cash Management Bank” means the “Mezzanine Cash Management Bank” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Collateral” means the “Collateral” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Guaranty” means the “Guaranty” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Lender” has the meaning set forth in the Recitals.

“Mezzanine 1 Loan” has the meaning set forth in the Recitals.

“Mezzanine 1 Loan Agreement” has the meaning set forth in the Recitals.

“Mezzanine 1 Loan Debt Service” means “Debt Service” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Loan Default” means an “Event of Default” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Loan Documents” means all documents evidencing the Mezzanine 1 Loan and all documents executed and/or delivered in connection therewith, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine 1 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Note” means the “Note” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Operating Agreement” means the “Borrower Operating Agreement” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Pledge Agreement” means the “Pledge Agreement” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Pledged Company Interests” means “Pledged Company Interests” as defined in the Mezzanine 1 Pledge Agreement.

“Mezzanine 1 Release Amount” means “Release Amount” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Replacement Reserve Funds” means the “CIGNA Property Replacement Reserve Funds” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Reserve Accounts” means “Reserve Accounts” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Reserve Funds” means “Reserve Funds” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 SPE Component Entity” means “SPE Component Entity” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 2 Agent” means the “Agent” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Borrower” has the meaning set forth in the Recitals.

“Mezzanine 2 Cash Management Account” means the “Mezzanine Cash Management Account” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Collateral” means the “Collateral” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Guaranty” means the “Guaranty” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Lender” has the meaning set forth in the Recitals.

“Mezzanine 2 Loan” has the meaning set forth in the Recitals.

“Mezzanine 2 Loan Agreement” means that certain Amended and Restated Mezzanine 2 Loan Agreement, dated as of the date hereof, between Mezzanine 2 Borrower and Mezzanine 2 Lender, as the same may be further amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine 2 Loan Debt Service” means “Debt Service” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Loan Default” means an “Event of Default” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Loan Documents” means all documents evidencing the Mezzanine 2 Loan and all documents executed and/or delivered in connection therewith, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine 2 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Note” means the “Note” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Operating Agreement” means the “Borrower Operating Agreement” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Pledge Agreement” means the “Pledge Agreement” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Pledged Company Interests” means “Pledged Company Interests” as defined in the Mezzanine 2 Pledge Agreement.

“Mezzanine 2 Release Amount” means “Release Amount” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Replacement Reserve Funds” means the “CIGNA Property Replacement Reserve Funds” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Reserve Accounts” means “Reserve Accounts” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Reserve Funds” means “Reserve Funds” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 SPE Component Entity” means “SPE Component Entity” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 3 Agent” means the “Agent” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Borrower” has the meaning set forth in the Recitals.

“Mezzanine 3 Cash Management Account” means the “Mezzanine Cash Management Account” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Collateral” means the “Collateral” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Guaranty” means the “Guaranty” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Lender” has the meaning set forth in the Recitals.

“Mezzanine 3 Loan” has the meaning set forth in the Recitals.

“Mezzanine 3 Loan Agreement” means that certain Amended and Restated Mezzanine 3 Loan Agreement, dated as of the date hereof, between Mezzanine 3 Borrower and Mezzanine 3 Lender, as the same may be further amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine 3 Loan Debt Service” means “Debt Service” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Loan Default” means an “Event of Default” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Loan Documents” means all documents evidencing the Mezzanine 3 Loan and all documents executed and/or delivered in connection therewith, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine 3 Minimum Release Price” means “Minimum Release Price” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Note” means the “Note” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Operating Agreement” means the “Borrower Operating Agreement” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Pledge Agreement” means the “Pledge Agreement” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 3 Pledged Company Interests” means “Pledged Company Interests” as defined in the Mezzanine 3 Pledge Agreement.

“Mezzanine 3 Release Amount” means “Release Amount” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Reserve Accounts” means “Reserve Accounts” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Reserve Funds” means “Reserve Funds” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 SPE Component Entity” means “SPE Components Entity” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 6 Foreclosure” has the meaning set forth in the Recitals.

“Mezzanine 6 Lender” means PIM Ashford Subsidiary II LLC, a Delaware limited liability company, together with its successors and assigns.

“Minimum Release Amount” means, with respect to each Individual Property, an amount equal to 115% of the Allocated Loan Amount with respect to such Individual Property.

“Mold” has the meaning set forth in Section 12.5.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means individually or collectively, as the context may require, the Wells Fargo Mortgage and the CIGNA Mortgage.

“Mortgage Collateral” means the Properties and any other collateral security for any Mortgage Loan.

“Mortgage Guaranty” means the “Guaranty” as defined in the Wells Fargo Mortgage Loan Agreement.

“Mortgage Loan” has the meaning set forth in the Recitals.

“Mortgage Loan Allocated Loan Amount” means, (i) with respect to each Wells Fargo Mortgage Loan Property, the “Allocated Loan Amount” for such Property as defined in the Wells Fargo Mortgage Loan Agreement; and (ii) with respect to each CIGNA Mortgage Loan Property, the “allocated loan amount” for such Individual Property under the applicable Mortgage Loan Documents (or if the applicable CIGNA Mortgage Loan does not include a concept of “allocated loan amount”, the amount necessary to pay such CIGNA Mortgage Loan in full in accordance with the applicable Mortgage Loan Documents).

“Mortgage Loan Borrower” means individually and/or collectively, as the context may require, Wells Fargo Mortgage Loan Borrower and CIGNA Mortgage Loan Borrower.

“Mortgage Loan Borrower Operating Agreement” means, individually and/or collectively as the context may require, the amended and restated limited liability company operating agreement or amended and restated limited partnership agreement, as applicable, of any Mortgage Loan Borrower dated the date hereof, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Documents and the applicable Mortgage Loan Documents.

“Mortgage Loan Cash Management Account” means, individually and/or collectively as the context requires, (i) with respect to the Wells Fargo Mortgage Loan, the “Cash Management Account” as defined in the Wells Fargo Mortgage Loan Agreement, and (ii) with respect to each CIGNA Mortgage Loan, such cash management, deposit, clearing, lockbox and/or similar account, if any, into which is deposited all or any portion of Operating Income in respect of the Individual Properties covered thereby.

“Mortgage Loan Collateral” has the meaning set forth in the Guaranty.

“Mortgage Loan Debt Service” means, with respect to any particular period of time, the aggregate Wells Fargo Mortgage Loan Debt Service and CIGNA Mortgage Loan Debt Service relating to such period.

“Mortgage Loan Default” means (i) with respect to the Wells Fargo Mortgage Loan, a Wells Fargo Mortgage Loan Default, and (ii) with respect to each CIGNA Mortgage Loan, an “Event of Default” under and as defined in the related Mortgage Loan Documents or, if the related Mortgage Loan Documents do not include a definition of “Event of Default”, a default thereunder that has continued beyond any applicable grace, notice and/or cure periods provided therein.

“Mortgage Loan Documents” means individually and/or collectively, as the context may require, (i) with respect to the Wells Fargo Mortgage Loan, the “Loan Documents” as defined in the Wells Fargo Mortgage Loan Agreement, and (ii) with respect to each CIGNA Mortgage Loan, the loan documents evidencing and/or securing such CIGNA Mortgage Loan.

“Mortgage Loan Lender” means individually and/or collectively, as the context may require, (i) with respect to the Wells Fargo Mortgage Loan, Wells Fargo Mortgage Loan Lender, and (ii) with respect to each CIGNA Mortgage Loan, CIGNA Mortgage Lender.

“Mortgage Loan Release Amount” means, with respect to each Individual Property that (i) secures the Wells Fargo Mortgage Loan, the “Release Amount” for such Individual Property under and as defined in the Wells Fargo Mortgage Loan Agreement, and (ii) secures a CIGNA Mortgage Loan, the aggregate “release amount” for such Individual Property under the applicable Mortgage Loan Documents (or if the applicable CIGNA Mortgage Loan does not include a concept of “allocated loan amount” or “release amount”, the amount necessary to repay such CIGNA Mortgage Loan in full in accordance with the applicable Mortgage Loan Documents).

“Mortgage Loan Required Policies” means (A) the “Policies” as defined in the Wells Fargo Mortgage Loan Agreement, which Wells Fargo Mortgage Loan Borrower is required to maintain under the terms thereof and (B) the insurance policies which each CIGNA Mortgage Loan Borrower is required to maintain under the terms of the applicable CIGNA Mortgage Loan Documents.

“Mortgage Loan Reserve Accounts” means, collectively, (i) with respect to the Wells Fargo Mortgage Loan, the “Reserve Accounts” under and as defined in the Wells Fargo Mortgage Loan Agreement, and (ii) with respect to each CIGNA Mortgage Loan, the escrow and/or reserve accounts established under the applicable CIGNA Mortgage Loan Documents.

“Mortgage Loan Reserve Funds” means, collectively, (i) with respect to the Wells Fargo Mortgage Loan, the “Reserve Funds” under and as defined in the Wells Fargo Mortgage Loan Agreement, and (ii) with respect to each CIGNA Mortgage Loan, the escrows and/or reserves established under the applicable CIGNA Mortgage Loan Documents, including the CIGNA Princeton Debt Service Reserve.

“Mortgage SPE Component Entity” means (i) “SPE Component Entity” as defined in the Wells Fargo Mortgage Loan Agreement and (ii) if a CIGNA Mortgage Loan

Borrower is a limited partnership or limited liability company, each general partner thereof in the case of a limited partnership, or the managing member thereof in the case of a limited liability company.

“Net Cash Flow” means, as of any date of determination, the Net Operating Income (excluding interest on credit accounts) for the immediately preceding twelve (12) month period for those Properties subject to the Lien of a Mortgage as of such date of determination, as reasonably determined by Lender, less (without duplication): (i) deemed contributions to escrows or reserves for FF&E Replacements equal to four percent (4%) of total gross revenue for the Properties for such period and (ii) the greater of (x) base management fees of two and one-half percent (2.5%) of total gross revenue for the Properties or (y) the actual base management fees plus any incentive management fees which are not subordinated to the payments under the Loan and the Other Mezzanine Loans for the Properties.

“Net Liquidation Proceeds After Debt Service” means with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Loan Borrower or Maryland Owner in connection with such Liquidation Event, including proceeds from a foreclosure or other sale or disposition by Mortgage Loan Lender in connection with the exercise of its rights or remedies under the Mortgage Loan Documents, proceeds from a foreclosure or other sale or disposition by any Senior Mezzanine Lender in connection with the exercise of its rights or remedies under the Senior Mezzanine Loan Documents, the amount of any award or payment incurred in connection with any Condemnation or taking by eminent domain, and the amount of any insurance proceeds paid in connection with any casualty loss, as applicable, other than, in the case of a Casualty loss or Condemnation award, amounts required or permitted by the terms of the Mortgage Loan Documents to be applied to the restoration or repair of the affected Individual Property, less (i) amounts required or permitted to be deducted from the foregoing pursuant to the Mortgage Loan Documents or the Senior Mezzanine Loan Documents and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Loan Lender or the Senior Mezzanine Loan Documents to any Senior Mezzanine Lenders, (ii) in the case of a foreclosure sale or transfer or other disposition of any Individual Property in connection with realization thereon following a Mortgage Loan Default or a foreclosure sale or transfer or other disposition of all or any portion of the Senior Mezzanine Collateral following an Senior Mezzanine Loan Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (iii) in the case of a foreclosure sale, such costs and expenses incurred by (a) Mortgage Loan Lender for which Mortgage Loan Lender shall be entitled to receive reimbursement under the terms of the Mortgage Loan Documents or (b) Senior Mezzanine Lender for which such Senior Mezzanine Lender shall be entitled to receive reimbursement under the terms of the applicable Senior Mezzanine Loan Documents, (iv) in the case of a Casualty loss or Condemnation, such costs and expenses of collection (including attorneys’ fees) of the related insurance proceeds or condemnation award as shall be approved by Mortgage Loan Lender and Senior Mezzanine Lender or permitted to be deducted pursuant to the terms of the Mortgage Loan Documents or Senior Mezzanine Loan Documents, or if the Mortgage Loan and Senior Mezzanine Loans have been paid in full, by Lender under the Loan Documents, and (v) in the case of a Permitted CIGNA Mortgage Loan Refinancing, such customary closing costs and expenses (including reasonable attorneys’ fees) which are actually incurred by Borrower or any Senior Mezzanine Borrower in connection with such refinancing and are not paid to Affiliates of Borrower or any Senior Mezzanine Borrower.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

“Net Proceeds” has the meaning set forth in Section 8.4(b).

“Net Proceeds Deficiency” has the meaning set forth in Section 8.4(b)(vi).

“Net Sale Proceeds” means, with respect to any CIGNA Mortgage Loan Property, CIGNA Mortgage Loan Property Net Sale Proceeds and with respect to any Wells Fargo Mortgage Loan Property, Wells Fargo Mortgage Loan Property Net Sale Proceeds.

“New Lease” has the meaning set forth in Section 4.50.

“New Operating Lease” has the meaning set forth in Section 7.6(b).

“New Operating Lessee” has the meaning set forth in Section 7.6(b).

“No Downgrade Confirmation” means written confirmation from the Rating Agencies that a certain action, matter or event will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, if any has occurred.

“Non-Consolidation Opinion” has the meaning set forth in Section 4.41.

“Non-Securitized Debt” means collectively, (a) the Mezzanine Loans and (b) all or any portion of the Mortgage Loan (including participations therein) that at the time of the first Securitization by Lender does not collateralize Securities rated by one or more of the applicable Rating Agencies.

“Note” means that certain Amended and Restated Mezzanine 4 Promissory Note dated of even date herewith in the outstanding principal amount of $18,424,907.00 made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented, severed or otherwise modified from time to time.

“Note Rate” means (a) with respect to the Interim Interest Period an interest rate per annum equal to the LIBOR Rate; and (b) with respect to each Interest Period thereafter through and including the Interest Period within which the Maturity Date or Extended Maturity Date, as applicable occurs, an interest rate per annum equal to (i) the LIBOR Rate (in all cases where clause (ii) below does not apply), or (ii) the Static LIBOR Rate, to the extent provided in accordance with the provisions of Section 2.2(b) hereof.

“OFAC” has the meaning set forth in Section 4.40.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of each Individual Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, franchise and/or license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, marketing expenses actually paid or payable by Borrower, any Senior Mezzanine Borrower or any Mortgage Loan Borrower or Maryland Owner, operational equipment or other lease payments as approved by Lender, but specifically excluding, without duplication, depreciation and amortization, income taxes, Mortgage Loan Debt Service, Mezzanine Debt Service, any subordinated incentive management fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Mortgage Loan Reserve Accounts, any Senior Mezzanine Reserve Accounts or Reserve Accounts (whether such accounts are held by Mortgage Loan Lender, Lender, any Other Mezzanine Lender or Manager) and deposits into the Mortgage Loan Reserve Accounts, Senior Mezzanine Reserve Accounts or Reserve Accounts (with respect to FF&E Replacements, an amount equal to the greater of actual amounts reserved or 4.0% of Operating Income (whether such accounts are held by Mortgage Loan Lender, Lender, any Other Mezzanine Lender or Manager) but excluding non-recurring or Extraordinary Expenses.

“Operating Income” means, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower, any Senior Mezzanine Borrower or any Mortgage Loan Borrower or Maryland Owner to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Mortgage Loan Reserve Accounts, Senior Mezzanine Reserve Accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, the Senior Mezzanine Loan Documents, the Mortgage Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower, any Senior Mezzanine Borrower or any Mortgage Loan Borrower or Maryland Owner from the Reserve Accounts, Mortgage Loan Reserve Accounts, Senior Mezzanine Reserve Accounts, or any other reserve funds (whether such reserve funds are held by Lender, Mortgage Loan Lender, any Other Mezzanine Lender or Manager).

“Operating Leases” means, individually or collectively as the context may require, those lease agreements more particularly described on Schedule VII attached hereto.

“Operating Lessee” has the meaning set forth in the Recitals.

“Organizational Documents” means, as to any Person, (i) if such Person is a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) if such

Person is a limited liability company, the certificate or articles of organization and operating agreement of such Person, (iii) if such Person is a limited partnership, the certificate or articles of limited partnership and agreement of limited partnership of such Person, and (iv) if such Person is an entity other than a corporation, limited liability company or limited partnership, the analogous organizational or governing documents of such Person.

“Original Closing Date” means July 17, 2007.

“Original Mezzanine 1 Borrower” has the meaning set forth in the Recitals.

“Original Mezzanine 1 Lender” has the meaning set forth in the Recitals.

“Original Mezzanine 1 Loan” has the meaning set forth in the Recitals.

“Original Mezzanine 2 Borrower” has the meaning set forth in the Recitals.

“Original Mezzanine 2 Lender” has the meaning set forth in the Recitals.

“Original Mezzanine 2 Loan” has the meaning set forth in the Recitals.

“Original Mezzanine 3 Borrower” has the meaning set forth in the Recitals.

“Original Mezzanine 3 Lender” has the meaning set forth in the Recitals.

“Original Mezzanine 3 Loan” has the meaning set forth in the Recitals.

“Original Mezzanine 4 Borrower” means “Mezzanine 4 Borrower”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 4 Loan” means the “Mezzanine 4 Loan”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 5 Borrower” means “Mezzanine 5 Borrower”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 5 Loan” means the “Mezzanine 5 Loan”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 6 Borrower” means “Mezzanine 6 Borrower”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 6 Loan” means the “Mezzanine 6 Loan”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 7 Borrower” means “Mezzanine 7 Borrower”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 7 Loan” means the “Mezzanine 7 Loan”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 8 Borrower” means “Mezzanine 8 Borrower”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mezzanine 8 Loan” means the “Mezzanine 8 Loan”, as defined in the Existing Mezzanine 1 Loan Agreement.

“Original Mortgages” has the meaning set forth in the Recitals.

“Original Wells Fargo Mortgage Loan” has the meaning set forth in the Recitals.

“Original Wells Fargo Mortgage Loan Lender” has the meaning set forth in the Recitals.

“Other Charges” means all ground rents, common area maintenance charges, condominium assessments, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

“Other Mezzanine Borrowers” means, individually or collectively as the context may require, all of the Mezzanine Borrowers other than Borrower.

“Other Mezzanine Lenders” means, individually or collectively as the context may require, all of the Mezzanine Lenders other than Lender.

“Other Mezzanine Loan Agreements” means, individually or collectively as the context may require, all of the Mezzanine Loan Agreements other than this Agreement.

“Other Mezzanine Loan Collateral” means, individually or collectively, as the context may require, the Mezzanine 1 Collateral, the Mezzanine 2 Collateral and the Mezzanine 4 Collateral.

“Other Mezzanine Loan Default” means, individually or collectively as the context may require, a Mezzanine Loan Default other than an Event of Default.

“Other Mezzanine Loan Documents” means, individually or collectively as the context may require, all of the Mezzanine Loan Documents other than the Loan Documents.

“Other Mezzanine Loans” means, individually or collectively as the context may require, all of the Mezzanine Loans other than the Loan.

“Other Mezzanine Pledge Agreement” means each “Pledge Agreement” under and as defined in each Other Mezzanine Loan Agreement.

“Other Mezzanine Loan Release Amounts” means the “Release Amount” under and as defined in the Other Mezzanine Loan Agreements.

“Other Mezzanine SPE Component Entity” means Mezzanine 1 SPE Component Entity, Mezzanine 2 SPE Component Entity and Mezzanine 4 SPE Component Entity.

“Partial Portfolio Right of First Offer” means the right of either PRISA LLC or Ashford Finance to cause a sale of less than all of the Properties pursuant to Section 7.5 of the JV Agreement.

“Participations” has the meaning set forth in Section 13.1 hereof.

“Patriot Act” has the meaning set forth in Section 4.40 hereof.

“Payment Date” means the ninth (9th) day of each month, or if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the foregoing, Lender has the one (1) time right to change the Payment Date by giving notice of such change to Borrower.

“Permitted CIGNA Mortgage Loan Refinancing” has the meaning set forth in Section 5.39 hereof.

“Permitted Encumbrances” means collectively, (a) the Lien created by the Mortgage Loan Documents, the Loan Documents and the Other Mezzanine Loan Documents, (b) all Liens disclosed in the applicable Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) Liens created pursuant to any Permitted CIGNA Mortgage Loan Refinancing, (f) rights of existing and future tenants, licensees and concessionaires pursuant to Leases in effect as of the date hereof or entered into in accordance with the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents, (g) Operating Leases, Management Agreements, recorded memoranda and/or recorded short forms of Operating Leases and Management Agreements, if any, and any subordination, non-disturbance and attornment agreements related thereto, in each case if expressly permitted under the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents (and if not expressly permitted under the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and Loan Documents subject to Lender’s prior written approval in its sole discretion), (h) any equipment or FF&E leases entered into in the ordinary course of business with respect to an Individual Property if expressly permitted under the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents (and if not expressly permitted under the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents, subject to Lender’s prior written approval in its sole discretion); and (i) any governmental, public utility and private restrictions, covenants, reservations, easements, licenses and other agreements which may hereafter be granted or amended by a Mortgage Loan Borrower or Maryland Owner after the Closing Date in accordance with the terms of the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents (and if not expressly permitted under the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents, subject to Lender’s prior written approval in its sole discretion).

“Permitted Investments” means each of the investments set forth on Schedule XVII.

“Permitted Transfer” has the meaning set forth in Section 7.3(a).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” has the meaning set forth in the granting clause of each Mortgage.

“Physical Conditions Report” means, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion.

“PIM” means Prudential Investment Management, Inc., a New Jersey corporation.

“PIMHH” means PIM Highland Holding LLC, a Delaware limited liability company.

“PIM TRS” means PIM TRS Highland Corporation, a Delaware corporation.

“Pledge Agreement” means that certain Amended and Restated Pledge and Security Agreement (Mezzanine 4 Loan), dated as of the date hereof, by Borrower for the benefit of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Company Interests” means “Pledged Company Interests” as defined in the Pledge Agreement.

“Policy” or “Policies” has the meaning specified in Section 8.1(b).

“Post-Closing Letter” means that certain letter agreement regarding post-closing obligations dated as of the Closing Date by and between Borrower and Lender.

“PRISA III REIT” means PRISA III FUND REIT, Inc., a Maryland corporation.

“PRISA LLC” means PRISA III Investments, LLC, a Delaware limited liability company.

“Pro Forma DSCR” means, as of any particular date of determination, the quotient obtained by dividing Adjusted Net Cash Flow for the full twelve (12) month period immediately preceding the month containing such date by the Adjusted Debt Service for the full twelve (12) month period commencing on the first day of the month in which such date of determination occurs, in each case, as reasonably determined and calculated by Lender.

“Proceeds” with respect to the Collateral or any portion thereof, has the meaning set forth in the Pledge Agreement.

“Prohibited Transfer” has the meaning set forth in Section 7.2.

“Property” or “Properties” means, collectively, each Individual Property.

“Property Owners” means all of the Individual Property Owners, collectively.

“Property Release” has the meaning set forth in Section 2.5.

“Provided Information” has the meaning set forth in Section 13.5.

“Pru Financial” means Prudential Financial, Inc., a New Jersey corporation.

“Pru Sponsor” means PRISA III REIT Operating LP, a Delaware limited partnership.

“Qualified Collateral Arrangement” means that the parties to the Rate Cap have: (a) executed a New York law ISDA Credit Support Annex (the “CSA”) which requires the Acceptable Counterparty to post collateral in the form of cash (with a valuation percentage of 100%) to Borrower at any time that it is rated below A+ by S&P or A1 by Moody’s; (b) the Credit Support Amount required to be maintained by the Counterparty is equal to 110% of the Exposure (as such term is defined in the CSA); (c) the Threshold (as such term is defined in the CSA) is zero; (d) the Minimum Transfer Amount (as such term is defined in the CSA) is no greater than $10,000; (e) the Valuation Date (as such term is defined in the CSA) is no less frequently than each Local Business Day; (f) the Valuation Agent (as such term is defined in the CSA) is Borrower or its designee; (g) the Interest Amount (as such term is defined in the CSA) shall be no greater than the amount, if any, actually earned on the Posted Collateral (as such term is defined in the CSA); and (h) any Posted Collateral (as such term is defined in the CSA) is either (i) held directly by Borrower, (ii) held by a custodian pursuant to a control arrangement under which Borrower has a perfected, first priority, security interest in such Posted Collateral, which perfected security interest is confirmed in an opinion of counsel in such form and substance as shall be acceptable to Lender, or (iii) held pursuant to another arrangement that is otherwise acceptable to Lender, in its sole discretion.

“Qualified Franchisor” means (a) as to each Individual Property, the Franchisor that is the franchisor or licensor under the Franchise Agreement for such Individual Property as of the date hereof, (b) Marriott, Hilton, Starwood, Hyatt, or Intercontinental Hotel Group (including any Affiliate thereof that is at least fifty-one percent (51%) owned and Controlled by the Person which Controls each such entity), as approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, or (c) a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Individual Property, as approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, such Person must not have been party to any Bankruptcy Proceeding, within seven (7) years prior to the licensing or franchising of an Individual Property by such Person and in the case of clause (c) above, Borrower shall have obtained a No Downgrade Confirmation with respect to the licensing of the applicable Individual Property by such Person.

“Qualified Manager” means (a) as to each Individual Property, the Manager that is the property manager under the Management Agreement for such Individual Property as of the date hereof, (b) Marriott, Hilton, Starwood and Hyatt (including any Affiliate thereof that is at least fifty-one percent (51%) owned by the Person which Controls each such entity), in which case Lender’s consent shall not be unreasonably withheld, (c) solely with respect to the Individual Property subject to a Franchise Agreement with Intercontinental Hotel Group on the date hereof, Intercontinental Hotel Group, (d) Remington, provided, (i) Lender has approved Remington as the manager of the applicable Individual Property in its sole discretion and (ii) so long as Remington is an Affiliated Manager, Lender has received a No Downgrade Confirmation with respect to the employment of such manager and a revised substantive non-consolidation opinion, or (e) a reputable and experienced professional management organization (other than Remington) which (i) manages, together with its affiliates, at least ten thousand (10,000) full-service, premium limited service or extended stay hotel rooms, exclusive of the Property, and provided that such Manager is being hired to manage an Individual Property(ies) of the same type as the types of properties currently being managed by such Manager as required under this clause (i) and (ii) has been approved by Lender, which approval shall not have been unreasonably withheld and for which Lender has received (A) a No Downgrade Confirmation with respect to the employment of such manager under clause (e) and (B) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion.

“Qualified Transferee” means (a) Ashford Sponsor, (b) Pru Sponsor or (c) any of the following Persons so long as such Person satisfies Lender’s customary “know your customer” requirements:

(i)	a pension fund, pension trust or pension account that satisfies the Eligibility Requirements or is managed by a Person that satisfies the Eligibility Requirements;

(ii)	a pension fund advisor, private equity fund or opportunity fund who (a) immediately prior to the Sale or Pledge, satisfied the Eligibility Requirements and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition;

(iii)	an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (iii) satisfies the Eligibility Requirements;

(iv)	a real estate investment trust or a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) who, immediately prior to such Sale or Pledge, satisfies the Eligibility Requirements;

(v)	an institution substantially similar to any of the foregoing entities described in clauses (i), (ii), (iii) or (iv) that satisfies the Eligibility Requirements;

(vi)	any Person set forth on Exhibit B attached hereto provided that there has been no material adverse change to such Person’s financial condition, operations or ability to conduct its business in the ordinary course prior to any Sale or Pledge to such Person pursuant to Article VII of this Agreement;

(vii)	a Person who is Controlled by any Person satisfying the criteria set forth in any of clauses (i) through (vi), above; or

(viii)	any Affiliate of Ashford Sponsor or Pru Sponsor.

“Rate Cap” means a prepaid interest rate cap with a termination date no earlier than the end of the Interest Period in which the Stated Maturity Date occurs entered into with an Acceptable Counterparty with a notional amount equal to the Loan for the term of the Loan (which shall be through the end of the Interest Period applicable to the Maturity Date) and a LIBOR strike price not greater than six percent (6.0%); provided, however, that in the event the rating of the counterparty to any Rate Cap is downgraded such that the counterparty is no longer an Acceptable Counterparty, such Rate Cap will be replaced by a Rate Cap in the same form and substance as the Rate Cap purchased by Borrower in connection with the closing of the Restructuring and shall be obtained from a counterparty with a credit rating meeting the requirements set forth hereinabove with respect to an Acceptable Counterparty; and provided, further, that such Rate Cap shall be accompanied by legal opinions regarding the Rate Cap, in form and substance acceptable to Lender, including opinions with respect to (i) enforceability, (ii) choice of law, and (iii) enforcement of judgments. Furthermore, each Rate Cap shall provide for (a) the calculation of interest, (b) the determination of the interest rate, (c) the modification of the Interest Period and (d) the distribution of payments thereunder to be identical to the definition of Interest Period set forth herein.

“Rating Agencies” means each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

“REA” means any “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof.

“Recourse Obligations” has the meaning set forth in Section 15.1(b).

“Register” has the meaning set forth in Section 20.13.

“Regulation AB” means Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended).

“REIT” has the meaning set forth in Section 7.3(b)(iv).

“Related Loan” has the meaning set forth in Section 13.4.

“Related Party” or “Related Parties” has the meaning set forth in Section 6.5(b)(i).

“Related Property” has the meaning set forth in Section 13.4.

“Release” has the meaning set forth in Section 12.5.

“Release and Indemnity” means that certain Release and Indemnity dated as of the Closing Date among Wells Fargo Mortgage Loan Lender, Lender, the Other Mezzanine Lenders, Wells Fargo Bank, National Association, as servicer of the Original Wells Fargo Mortgage Loan and the Wells Fargo Mortgage Loan, Wells Fargo Mortgage Loan Borrower, Borrower, Other Mezzanine Borrowers and certain other Persons which are party thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Release Amount” means, (a) with respect to any Wells Fargo Mortgage Loan Property, the Wells Fargo Mortgage Loan Property Release Amount, or (b) with respect to any CIGNA Mortgage Loan Property, the CIGNA Mortgage Loan Property Release Amount.

“Release Debt Yield” means, as of any date of determination, the percentage obtained by dividing (a) Net Cash Flow for the twelve (12) month period immediately preceding such date, excluding the amount of any Net Cash Flow from the Individual Property which is the subject of such Property Release, by (b) the sum of the outstanding principal balance as of such date of the Mortgage Loan, the Loan, and the Senior Mezzanine Loans, after taking into account the payment of the applicable Mortgage Loan Release Amount, the Release Amount and the Other Mezzanine Loan Release Amounts.

“Release Debt Yield Thresholds” means, as applicable, (i) from and after the date hereof to and including the Payment Date in March 2013, 7.0%; (ii) after the Payment Date in March 2013, to and including the Payment Date in March 2015, 8.0%; and (iii) for any period thereafter, 9.0%.

“REMIC Opinion” means an opinion of outside tax counsel reasonably acceptable to Lender or the Rating Agencies to whom such opinion is addressed that a contemplated action will neither cause any trust formed as a REMIC pursuant to a Securitization to fail to qualify as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code at any time that any “regular interests” in the REMIC are outstanding nor cause a “prohibited transaction” tax (within the meaning of Section 860F(a)(2) of the Code) or “prohibited contribution” tax (within the meaning of Section 860G(d) of the Code) to be imposed on any such REMIC.

“Remington” means Remington Lodging & Hospitality, L.L.C.

“Remington Approved Competitive Set” means, for each Individual Property that is managed by Remington, the “Competitive Set” for such Individual Property as shown on Schedule XVIII.

“Remington Performance Cure” means, as of any date of determination after a Remington Performance Termination Event has occurred with respect to an Individual Property,

the RevPAR for such Individual Property for the immediately preceding twelve (12) month period shall be equal to or greater than the Remington RevPAR Threshold as shown in the STR Reports for such Individual Property which are required to be delivered to Lender pursuant to Section 5.11, based on the applicable Remington Approved Competitive Set.

“Remington Performance Termination Event” means, as of any date of determination, with respect to any Individual Property that is managed by Remington, the RevPAR for such Individual Property for the immediately preceding twelve (12) month period fails to achieve the Remington RevPAR Threshold as shown in the STR Reports for such Individual Property which are required to be delivered to Lender pursuant to Section 5.11, based on the applicable Remington Approved Competitive Set. Notwithstanding the foregoing, during the existence of a Force Majeure Event or Material Capital Replacement Disruption at any particular Individual Property, in each case, as reasonably determined by Lender, the comparison of the RevPAR for such Individual Property against the Remington RevPAR Threshold shall be suspended.

“Remington RevPAR Threshold” means, for each Individual Property that is managed by Remington, the “Affiliate Termination Threshold” for such Individual Property set forth on Schedule XVIII, as such schedule may be updated from time to time by Lender and Borrower to reflect the addition or removal of Individual Properties.

“Renewal Lease” has the meaning set forth in Section 5.13.

“Rent Roll” has the meaning set forth in Section 3.12.

“Rents” has the meaning set forth in each Mortgage.

“Replacement Rate Cap” means an interest rate cap from an Acceptable Counterparty with terms identical to the Rate Cap in all material respects.

“Residence Inn Tampa Individual Property” means the Individual Property commonly known as the “Residence Inn – Tampa” and located at 101 East Tyler Street, Tampa, Florida.

“Restoration” means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of an Individual Property, the completion of the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Consultant” has the meaning set forth in Section 8.4(b)(iii).

“Restoration Retainage” has the meaning set forth in Section 8.4(b)(iv).

“Restoration Threshold” means, with respect to an Individual Property, four and one-half percent (4.5%) of the aggregate Allocated Loan Amount (as defined in the Wells Fargo Mortgage Loan Agreement) and the Allocated Loan Amount (as respectively defined herein and in each Other Mezzanine Loan Agreement) applicable to the affected Individual Property.

“Restricted Party” means each Loan Party, and any shareholder, partner, member or non-member manager of any such Loan Party, and any direct or indirect legal or beneficial owner of any Loan Party, regardless of the number of tiers of ownership.

“Restructuring” has the meaning set forth in the Recitals.

“Restructuring Costs and Expenses” means all costs and expenses in connection with the Restructuring, including transfer taxes, capital costs, diligence fees, other restructuring fees, extension fees, payments to creditors of Highland, and fees of all third-party legal professionals, financial advisors, appraisal fees (and required internal appraisal review fees) and consultants, employed by (a) Wells Fargo Mortgage Loan Lender and the servicer of the Wells Fargo Mortgage Loan (including, for the avoidance of doubt the fees and expenses of Sidley Austin LLP, Davis Polk & Wardwell LLP, and Alston & Bird LLP), (b) the Senior Mezzanine Lenders , including, for the avoidance of doubt, the fees and expenses of Blackstone Advisory Partners L.P., Simpson Thacher & Bartlett LLP, and Davis Polk & Wardwell LLP, (c) Mezzanine 4 Lender (including, for the avoidance of doubt the fees and expenses of Cadwalader, Wickersham & Taft LLP), (d) Highland, and (e) all direct and indirect investors in Borrower Principal including the fees and expenses of Goodwin Procter LLP, DLA Piper, Andrews Kurth LLP, and Jefferies & Company, including fees and expenses incurred in connection with the negotiation, documentation and consummation of the transactions described in this Agreement and the Restructuring contemplated hereby and thereby, in each case as reviewed by and established to Sponsor’s satisfaction, acting in good faith.

“Restructuring Title Insurance Policy Endorsement” means, with respect to each Title Insurance Policy, any endorsements thereto as required by the applicable Mortgage Loan Lender in connection with the Restructuring.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest or any agreement entered into to accomplish any of the foregoing.

“Securities” has the meaning set forth in Section 13.1 hereof.

“Second Extended Maturity Date” has the meaning set forth in Section 2.3(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Liabilities” has the meaning set forth in Section 13.6.

“Securitization” has the meaning set forth in Section 13.1.

“Securitization Closing Date” means a date selected by Lender in its sole discretion by providing not less than twenty-four (24) hours prior notice to Borrower.

“Senior Mezzanine Allocated Loan Amounts” means, with respect to any Individual Property, the sum of the Mezzanine 1 Allocated Loan Amount, the Mezzanine 2 Allocated Loan Amount and the Mezzanine 3 Allocated Loan Amount with respect to such Individual Property.

“Senior Mezzanine Borrower” means, individually or collectively as the context may require, Mezzanine 1 Borrower, Mezzanine 2 Borrower and Mezzanine 3 Borrower.

“Senior Mezzanine Collateral” means, individually or collectively as the context may require, the Mezzanine 1 Collateral, the Mezzanine 2 Collateral and the Mezzanine 3 Collateral.

“Senior Mezzanine Debt Service” means, collectively, with respect to an particular period of time, the aggregate amount of Mezzanine 1 Debt Service, the Mezzanine 2 Debt Service and the Mezzanine 3 Debt Service relating to such period.

“Senior Mezzanine Debt Yield” means, as of any date of determination, the percentage obtained by dividing: (a) Net Cash Flow by (b) the sum of (i) the outstanding principal balance of the Senior Mezzanine Loans, (ii) the outstanding principal balance of the Wells Fargo Mortgage Loan, and (iii) the outstanding principal balance of each CIGNA Mortgage Loan, in each case as of the date of such determination, and in each case, as reasonably determined and calculated by the Senior Mezzanine Lender.

“Senior Mezzanine Extension Option” means an “Extension Option” as defined in each of the Mezzanine 1 Loan Agreement, the Mezzanine 2 Loan Agreement and the Mezzanine 3 Loan Agreement.

“Senior Mezzanine Lenders” means, individually or collectively as the context may require, Mezzanine 1 Lender, Mezzanine 2 Lender and Mezzanine 3 Lender.

“Senior Mezzanine Loan Agreements” means, individually or collectively as the context may require, the Mezzanine 1 Loan Agreement, the Mezzanine 2 Loan Agreement and the Mezzanine 3 Loan Agreement.

“Senior Mezzanine Loan Default” means a Mezzanine 1 Loan Default, a Mezzanine 2 Loan Default and a Mezzanine 3 Loan Default.

“Senior Mezzanine Loan Documents” means, individually or collectively as the context may require, the Mezzanine 1 Loan Documents, the Mezzanine 2 Loan Documents and the Mezzanine 3 Loan Documents.

“Senior Mezzanine Loans” means, individually or collectively as the context may require, the Mezzanine 1 Loan, the Mezzanine 2 Loan and the Mezzanine 3 Loan.

“Senior Mezzanine Pledge Agreements” means, individually or collectively as the context may require, the Mezzanine 1 Pledge Agreement, the Mezzanine 2 Pledge Agreement and the Mezzanine 3 Pledge Agreement.

“Senior Mezzanine Pledged Interests” means, individually or collectively as the context may require, the Mezzanine 1 Pledged Interests, the Mezzanine 2 Pledged Interests and the Mezzanine 3 Pledged Interests.

“Senior Mezzanine Reserve Accounts” means, individually or collectively as the context may require, the Mezzanine 1 Reserve Accounts, the Mezzanine 2 Reserve Accounts and the Mezzanine 3 Reserve Accounts.

“Senior Mezzanine Reserve Funds” means, individually or collectively as the context may require, the Mezzanine 1 Reserve Funds, the Mezzanine 2 Reserve Funds and the Mezzanine 3 Reserve Funds.

“Servicer” has the meaning set forth in Section 13.2.

“Severed Loan Documents” has the meaning set forth in Section 11.3.

“Sheraton Annapolis Property” means the Individual Property commonly known as the “Sheraton Annapolis” and located at 173 Jennifer Road, Annapolis, Maryland 21401.

“Significant Obligor” has the meaning set forth in Section 13.4(a).

“Significant Party” means Borrower, Mezzanine 1 Borrower, Mezzanine 2 Borrower, Mezzanine 3 Borrower, Mortgage Loan Borrower and Maryland Owner.

“Sources and Uses Statement” means that certain Sources and Uses Statement attached hereto as Exhibit C signed by Borrower and approved by Lender detailing the immediate and prospective sources of funds and uses of all proceeds of the Restructuring.

“SPE Component Entity” has the meaning set forth in Section 6.1(b).

“Special Member” has the meaning set forth in Section 6.1(c).

“Sponsor” means, individually and/or collectively as the context may require, Ashford Sponsor and Pru Sponsor.

“Sponsor Ownership and Control Condition” has the meaning set forth in Section 7.3(a).

“State” means the state or states in which the Property or any part thereof is located.

“Stated Maturity Date” means the Payment Date occurring in March 2014, as such date may be extended pursuant to Section 2.3(b).

“Static LIBOR Rate” has the meaning set forth in Section 2.2(b) hereof.

“Static LIBOR Rate Loan” has the meaning set forth in Section 2.3(f)(v) hereof.

“Stress Rate” means, as applicable, (i) the strike price under the Rate Cap plus the LIBOR Margin; (ii) with respect to each Senior Mezzanine Loan, the “Stress Rate” as defined in the applicable Senior Mezzanine Loan Agreement, (iii) with respect to the Wells Fargo Mortgage Loan, the “Stress Rate” as defined in the Wells Fargo Mortgage Loan Agreement, and (iv) with respect to any CIGNA Mortgage Loan with an interest rate that is based on LIBOR, the applicable LIBOR strike price under any applicable interest rate cap obtained in connection with such CIGNA Mortgage Loan, plus the applicable margin over LIBOR set forth in the related CIGNA Mortgage Loan Documents

“Subject Property Excess Cash” means all cash flow received by Borrower from an Individual Property whose Manager is the subject of a Bankruptcy Proceeding in excess of that which is necessary to pay actual operating expenses at such Individual Property and the portion of Mortgage Loan Debt Service and Mezzanine Debt Service, in each case allocable to the Mortgage Loan Allocated Loan Amount and the Mezzanine Allocated Loan Amount for the affected Individual Property.

“Subordination of Management Agreements” means, collectively, (a) those certain Subordinations of Management Agreement and Subordination of Management Fees dated as of the date hereof among Lender, Borrower, the applicable Mortgage Loan Borrowers named therein and McKibbon Manager, (b) those certain Subordination, Non-Disturbance and Attornment Agreements dated as of the date hereof among Mortgage Loan Borrowers or Maryland Owners named therein, Borrower, Lender and the applicable Marriott Manager, (c) those certain Subordination, Non-Disturbance and Attornment Agreements dated as of the date hereof among Mortgage Loan Borrowers or Maryland Owners named therein, Borrower, Lender and the applicable Hyatt Manager, (d) that certain Subordination of Management Agreement dated as of the date hereof among Lender, the applicable Mortgage Loan Borrowers or Maryland Owners named therein, Borrower and Hilton Manager, and (e) that certain Subordination of Management Agreement dated the date hereof among Lender, the applicable Mortgage Loan Borrowers or Maryland Owners named therein, Borrower and Remington, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Swap Rate” means the mid-market swap rate as shown on the T19901 screen for an interest rate swap with a term which expires on a specified date.

“Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of any Individual Property under a Lease or other occupancy agreement with Mortgage Loan Borrower, but shall not include (a) any hotel guest (which includes individuals as well as Persons booking rooms under group contracts) renting a room at the hotel operated on such Individual Property or (b) arrangements with vending machine operators and owners of equipment (including laundry equipment) where the contractual arrangement includes a split of revenues between Mortgage Loan Borrower and owner of the equipment and such owner has no right to occupy any portion of the Property other than to house and service such equipment. “Tenant” does not include Operating Lessees.

“Title Company” means Chicago Title Insurance Company, Fidelity National Title Insurance Company and Lawyers Title Insurance Corporation.

“Title Company Comfort Letter” means the comfort letter, assignment of title insurance proceeds or mezzanine financing endorsement issued by the Title Company to Lender in respect of the owner’s title insurance policies insuring title of the Wells Fargo Mortgage Loan Borrower to the applicable Wells Fargo Mortgage Loan Property and CIGNA Mortgage Loan Borrower to the applicable CIGNA Mortgage Loan Property.

“Title Insurance Policy” means, with respect to each Individual Property, that certain ALTA mortgagee title insurance policy issued with respect to such Individual Property and insuring the lien of the Mortgage thereon, as the same is modified pursuant to the applicable Restructuring Title Insurance Policy Endorsement, if any.

“Transaction Costs” has the meaning set forth in Section 3.10.

“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable State in which the applicable Collateral or Mortgage Loan Collateral is located.

“UCC Sale” has the meaning set forth in Section 2.4(f)(i).

“Underwriter Group” has the meaning set forth in Section 13.6.

“Voluntary Prepayment” has the meaning set forth in Section 2.4(a).

“Wachovia” means Wachovia Bank, National Association.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wells Fargo Aggregate Release Amount” means the “Release Amount” as defined in the Wells Fargo Loan Agreement.

“Wells Fargo Mortgage” means individually or collectively, as the context may require, each Original Mortgage, as amended by the Wells Fargo Mortgage Amendment, and as each may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Wells Fargo Mortgage Amendment” means each amendment to Original Mortgage entered into by a Wells Fargo Mortgage Loan Borrower and/or Maryland Owner on the date hereof.

“Wells Fargo Mortgage Loan” has the meaning set forth in the Recitals.

“Wells Fargo Mortgage Loan Agreement” has the meaning set forth in the Recitals.

“Wells Fargo Mortgage Loan Borrower” has the meaning set forth in the Recitals.

“Wells Fargo Mortgage Loan Debt Service” means, with respect to any particular period of time, the aggregate interest payments under the Wells Fargo Mortgage Loan Agreement relating to such period.

“Wells Fargo Mortgage Loan Default” means an “Event of Default” under and as defined in the Wells Fargo Mortgage Loan Agreement.

“Wells Fargo Mortgage Loan Documents” means the “Loan Documents” as defined in the Wells Fargo Mortgage Loan Agreement.

“Wells Fargo Mortgage Loan Guaranty” means the “Guaranty” as defined in the Wells Fargo Mortgage Loan Agreement.

“Wells Fargo Mortgage Loan Lender” has the meaning set forth in Recitals.

“Wells Fargo Mortgage Loan Property” has the meaning set forth in the Recitals.

“Wells Fargo Mortgage Loan Property Net Sale Proceeds” means as to any Wells Fargo Mortgage Loan Property, the amount of cash received by or for the benefit of the applicable Wells Fargo Mortgage Loan Borrower, plus the fair market value in cash of any non-cash consideration received by or for the benefit of Wells Fargo Mortgage Loan Borrower, from the sale or other transfer of a Wells Fargo Mortgage Loan Property, less any reasonable and customary escrow, closing, attorney, recording and title insurance costs and sales commissions, in each case, paid by such Wells Fargo Mortgage Loan Borrower to unaffiliated third parties in connection therewith. Not less than two (2) Business Days prior to closing on any sale or other transfer of any Wells Fargo Mortgage Loan Property under Section 2.5 (or such later date as Lender may agree), Borrower shall deliver to Lender for Lender’s review a closing statement setting forth Borrower’s proposal for the costs, expenses and sales commissions described in the immediately preceding sentence.

“Wells Fargo Mortgage Loan Property Owner” means, individually and/or collectively as the context may require, each Person identified on Schedule I(b) attached hereto as having title to the applicable Wells Fargo Mortgage Loan Property.

“Wells Fargo Mortgage Loan Property Release Amount” means, in connection with a Property Release relating to a Wells Fargo Mortgage Loan Property, (i) until the Wells Fargo Mortgage Loan has been repaid in full, an amount equal to the “Release Amount” as such term is defined in the Wells Fargo Mortgage Loan Agreement and (ii) after the Wells Fargo Mortgage Loan has been repaid in full, the greater of (A) Wells Fargo Mortgage Loan Property Net Sale Proceeds and (B) the Mezzanine Minimum Release Amount with respect to such Wells Fargo Mortgage Loan Property.

Section 1.2 Principles of Construction

(a) All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “include” and “including” shall mean “include, without limitation” and “including, without limitation”, respectively, unless the context indicates otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The words “Borrower shall cause Individual Property Owner to”, “Borrower shall cause Mortgage Loan Borrower to”, “Borrower shall cause Mortgage Loan Borrower or Maryland Owner to”, “Borrower shall cause Senior Mezzanine Borrower to”, “Borrower shall not permit Individual Property Owner to”, “Borrower shall not permit Mortgage Loan Borrower to”, “Borrower shall not permit Mortgage Loan Borrower or Maryland Owner to”, “Borrower shall not permit Senior Mezzanine Borrower to” (or words of similar import) shall mean Borrower shall cause Individual Property Owner, Mortgage Loan Borrower, Maryland Owner or Senior Mezzanine Borrower to so act or not to so act (including, as applicable, through one or more Subsidiaries). With respect to cross-references contained herein or in any other Loan Document to the Mortgage Loan Documents or to any Senior Mezzanine Loan Documents (including with respect to any cross-references to defined terms therein), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mortgage Loan Documents or such Senior Mezzanine Loan Documents, as the case may be, in existence as of the date hereof.

(b) With respect to cross-references contained herein or in any other Loan Document to the Mezzanine 3 Loan Documents or to any Mezzanine 3 Loan Document (including with respect to any cross-references to defined terms therein and whether by reference to the Mezzanine 3 Loan Documents or to any “Senior Mezzanine Loan Documents”), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mezzanine 3 Loan Documents or to any Mezzanine 3 Loan Document, as the case may be, in existence as of the date hereof, and no modification or amendment to such cross-referenced sections of the Mezzanine 3 Loan Documents or any Mezzanine 3 Loan Document shall be binding upon Lender unless Lender has expressly agreed in writing to be bound by such modification or amendment.

(c) With respect to cross-references contained herein or in any other Loan Document to the Mezzanine 2 Loan Documents or to any Mezzanine 2 Loan Document (including with respect to any cross-references to defined terms therein and whether by reference to the Mezzanine 2 Loan Documents or to any “Senior Mezzanine Loan Documents”), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mezzanine 2 Loan Documents or to any Mezzanine 2 Loan Document, as the case may be, in existence as of the date hereof, and no modification or amendment to such cross-referenced sections of the Mezzanine 2 Loan Documents or any Mezzanine 2 Loan Document shall be binding upon Lender unless Lender has expressly agreed in writing to be bound by such modification or amendment.

(d) With respect to cross-references contained herein or in any other Loan Document to the Mezzanine 1 Loan Documents or to any Mezzanine 1 Loan Document (including with respect to any cross-references to defined terms therein and whether by reference to the Mezzanine 1 Loan Documents or to any “Senior Mezzanine Loan Documents”), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mezzanine 1 Loan Documents or to any Mezzanine 1 Loan Document, as the case may be, in existence as of the date hereof, and no modification or amendment to such cross-referenced sections of the Mezzanine 1 Loan Documents or any Mezzanine 1 Loan Document shall be binding upon Lender unless Lender has expressly agreed in writing to be bound by such modification or amendment.

(e) With respect to cross-references contained herein or in any other Loan Document to the Mortgage Loan Documents or to any Mortgage Loan Document (including with respect to any cross-references to defined terms therein), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mortgage Loan Documents or such Mortgage Loan Document, as the case may be, in existence as of the date hereof, and no modification or amendment to such cross-referenced sections of the Mortgage Loan Documents or any Mortgage Loan Document shall be binding upon Lender unless Lender has expressly agreed in writing to be bound by such modification or amendment.

Section 1.3 Amendments and Restatement.

This Agreement amends, restates and supersedes the Existing Mezzanine 4 Loan Agreement in its entirety.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

(a) The Loan was fully disbursed on the Original Closing Date. Any amount repaid in respect of the Loan may not be reborrowed.

(b) The Loan is evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

Section 2.2 Interest Rate.

(a) Note Rate. Interest on the outstanding principal balance of the Note shall bear and accrue interest at the Note Rate. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

(b) Unavailability of LIBOR Rate. In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the Note Rate, commencing with the first (1st) day of the next succeeding Interest Period, shall be the LIBOR Rate in effect for the most recent Interest Period (the “Static LIBOR Rate”).

If, pursuant to the terms of this Agreement, the Loan has been converted to the Static LIBOR Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Static LIBOR Rate shall convert to the LIBOR Rate effective on the first (1st) day of the next succeeding Interest Period by delivering to Borrower written notice of such election no later than 12:00 p.m. (New York City time), three (3) Business Days prior to the desired conversion date, which notice shall be irrevocable. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert from the LIBOR Rate to the Static LIBOR Rate.

(c) Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed during an Interest Period. Lender shall determine each interest rate applicable to the Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

(d) Change of Interest Period. Prior to a Securitization, Lender shall have a one-time right in its sole discretion to change the Interest Period upon written notice to Borrower.

(e) Default Rate. Any principal of, and to the extent permitted by applicable law, any interest on the Note, and any other sum payable hereunder, which is not paid when due shall bear interest from the date due and payable until paid, payable on demand, at the Default Rate.

(f) Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the LIBOR Rate, the Static LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(g) Interest Rate Limitation. Regardless of any provision contained in this Agreement or in any other Loan Document, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, pursuant to this Agreement or any other Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Loan at the time in question. At all times when the Texas Credit Code shall govern the maximum rate of interest that may be charged, the same shall be the “weekly ceiling” for all such times.

Section 2.3 Loan Payments.

(a) Payments. Borrower agrees to pay sums under the Note in installments as follows:

(i) to the extent funds are available under Section 10.2(b)(xiii) of the Mezzanine 3 Loan Agreement on any Payment Date, a payment on such Payment Date of all interest that has or will accrue at the non-default rate of interest on the principal amount of the Note during the Interest Period immediately preceding the applicable Payment Date (or, if such Payment Date is not the ninth (9th) day of the calendar month because such day is not a Business Day, the Interest Period in which such Payment Date occurs);

(ii) to the extent that insufficient funds are available under Section 10.2(b)(xiii) of the Mezzanine 3 Loan Agreement to pay all or any portion of the interest payment due in accordance with the foregoing Section 2.3(a)(i), such unpaid amount shall be added to the principal balance of the Debt, shall accrue interest at the LIBOR Rate and shall be secured by the Pledge Agreement; and

(iii) the outstanding principal amount and all interest thereon (including interest through the end of the Interest Period in which the Maturity Date occurs) shall be due and payable on the Maturity Date together with any other amounts, if any, remaining due and payable hereunder or under the other Loan Documents.

(b) Extension of Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the Stated Maturity Date for two (2) successive terms (each, an “Extension Option”) of one (1) year each to (y) the Payment Date occurring in March 2015 (the “First Extended Maturity Date”, and (z) the Payment Date occurring in March 2016 (the “Second Extended Maturity Date”; each of the First Extended Maturity Date and the Second Extended Maturity Date, the “Extended Maturity Date”), respectively, provided, as a condition precedent to the effectiveness of each Extension Option, at least thirty (30) days prior to the commencement of the then applicable Maturity Date, Borrower shall notify Lender in writing of its election to extend the Maturity Date and deliver to Lender one or more Replacement Rate Caps, which Replacement Rate Caps shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the end of the Interest Period in which the Maturity Date, as extended pursuant to the terms of this Section 2.3, falls. All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the applicable Extended Maturity Date in the event the applicable Extension Option is exercised. Any extension of the Maturity Date shall not operate as, or be deemed a waiver of, any Default or Event of Default under the Loan Documents or prejudice or otherwise affect any rights or remedies of Lender under the Loan Documents. In the event any Senior Mezzanine Loan Borrower exercises a Senior Mezzanine Extension Option pursuant to and in accordance with the Senior Mezzanine Loan Agreements the term of the Loan shall be deemed to be extended through the Extended Maturity Date applicable with respect to such Senior Mezzanine Extension Option regardless of whether any of the foregoing conditions to extension have been satisfied by Borrower.

(c) Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (x) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (y) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreement. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, nor as a waiver of the obligation of Borrower to pay the Debt as and when due hereunder; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance of any Event of Default, despite any payment by Borrower to Lender.

(d) Late Payment Charge. If any principal (other than the full principal amount payable on the Maturity Date) or interest payment is not paid by Borrower on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

(e) Method and Place of Payment. Each payment by Borrower hereunder or under the Note shall be payable at such place as Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

(f) Additional Payment Provisions.

(i) If at any time after the date hereof, Lender (which shall include, for purposes of this Section 2.3, any corporation controlling Lender) reasonably determines that due to the adoption or modification of any Legal Requirement regarding taxation, Lender’s required levels of reserves, deposits, Federal Deposit Insurance Corporation insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of Lender with any of such requirements, has or would have the effect of (a) increasing Lender’s costs relating to the Loan, or (b) reducing the yield or rate of return of Lender on the Loan, to a level below that which Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by Lender, pay to Lender such additional amounts as (in Lender’s sole judgment, after good faith and reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender (a “Consequential Loss”). No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

(ii) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authorities, which are imposed, enacted or become effective on or after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding (a) taxes imposed on or measured by a Person’s overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 2.3(f)(iii) hereof, except to the extent at the time such Foreign Lender was assigned its interest in the obligations hereunder, such Foreign Lender’s assignor was entitled to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.3(f)(iii) hereof; and (d) any interest, penalties, or additions to taxes described in clauses (a) through (c). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder and such Foreign Taxes are not a result of activities of Lender unrelated to the Loan or Borrower, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority of which Lender has provided Borrower with prior written notice, if possible, or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, and any Foreign Taxes which Lender is required to pay directly to any taxing authority. Lender’s inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section 2.3(f)(ii).

(iii) If Lender is entitled to an exemption from or reduction of any Foreign Taxes with respect to payments under this Agreement, Lender shall deliver to Borrower, at the time or times as reasonably requested by Borrower in writing, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Lender shall not be entitled to claim compensation pursuant to this Section 2.3(f) for any Foreign Taxes to the extent that such Foreign Taxes result from a failure to comply with the requirements of this paragraph. In the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall, if legally entitled to do so, deliver to Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B) duly completed copies of Internal Revenue Service From W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(A) of the Internal Revenue Code: (i) a certificate to the effect that such Foreign Lender is not: (1) a

“bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (2) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code; or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code; and (ii) duly completed copies of Internal Revenue Service Form W-8BEN; or

(D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv) If Lender receives a refund of a Foreign Tax for which a payment has been made by Borrower pursuant to this Agreement, which refund in the good faith judgment of Lender is attributable to such payment made by Borrower, then Lender shall reimburse Borrower for such amount (together with any interest received thereon) as Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. To the extent the use of a certain lending office by Lender has resulted in any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, Lender shall make reasonable efforts, but not be obligated, to designate another lending office with the object of avoiding the consequence of the event giving rise to such circumstances.

(v) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Loan with the Note Rate being based on LIBOR as contemplated hereunder, (i) the obligation of Lender hereunder to make or continue the Loan based on LIBOR or to convert the Loan from the Static LIBOR Rate to the LIBOR Rate shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a loan bearing interest at the Static LIBOR Rate (the “Static LIBOR Rate Loan”) on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3(f)(v), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional costs. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(vi) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(A) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder,

(B) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(C) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3(f)(vi), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(vii) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of yield which Lender sustains or incurs (as determined by Lender in its judgment reasonably exercised) as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan that did not include all interest which had accrued (or would have accrued) at the Note Rate through the end of the related Interest Period, including such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Note Rate from the LIBOR Rate to the Static LIBOR Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the Payment Date immediately following the last day of an Interest

Period, including such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided Borrower shall not indemnify Lender from any loss or expense arising from Lender’s gross negligence or willful misconduct. The obligations of Borrower under this Section 2.3(f)(vii) shall survive any termination of the Loan Documents and payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents and shall not be waived by any delay by Lender in seeking such compensation. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof.

(viii) Lender shall not be entitled to claim compensation pursuant to this Section 2.3(f) for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than one hundred eighty (180) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.3(f), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(ix) All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

(x) Remittances in payment of any part of the Loan in less than the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

Section 2.4 Prepayments.

(a) Voluntary Prepayments.

(i) Borrower shall only have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date in accordance with this Section 2.4.

(ii) At any time other than during the time period in any calendar month from and including the day after the Payment Date through and including the day prior to the Determination Date, Borrower may prepay the Loan at any time upon not less than ten (10) Business Days prior written notice to Lender (such prepayment, including any prepayment associated with a Property Release, and any prepayments in respect of the Additional Paydown Requirement, a “Voluntary Prepayment”), provided, that, such notice may be rescinded or modified by Borrower upon delivery of written notice to Lender on or prior to the date specified for prepayment in the applicable notice, provided that Borrower shall be responsible for the reasonable costs and expenses incurred by Lender in connection with the rescission of such prepayment notice. Any such Voluntary Prepayment shall include all additional amounts required to be paid by Borrower and all other amounts owing by Borrower to Lender under the Note and the other Loan Documents, including any Breakage Costs incurred by Lender in connection with the cancellation or termination of a LIBOR or swap contract entered into in connection with the Loan.

(iii) At any time prior to the repayment in full of each Senior Mezzanine Loan, the Loan may not be prepaid in whole or in part from Excess Cash or any other proceeds or revenue of the Property.

(b) Intentionally Omitted.

(c) Prepayments Generally.

(i) All payments and prepayments of the Loan (whether in whole or in part), whether voluntary, involuntary, at the Maturity Date or otherwise shall include (x) in the event payment or prepayment occurs on a Payment Date, interest on the principal amount of the Loan through and including the date on which such payment or prepayment occurs, and (y) in the event that any such payment or prepayment is made on a day other than a Payment Date (including if such Payment Date is not the ninth (9th) day of the calendar month because such day is not a Business Day), a sum equal to the amount of interest which would have accrued under the Note and this Agreement through the end of the Interest Period in which such payment or prepayment is made. For purposes of this Agreement, an involuntary prepayment shall be deemed to include a prepayment of the Loan in connection with or following Lender’s acceleration of the outstanding balance of the Loan, whether or not the Pledge Agreement is satisfied or released by foreclosure (whether under the UCC or otherwise), assignment of equity interests in lieu of foreclosure or by other means, including repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption.

(ii) Notwithstanding anything contained herein to the contrary, if the Loan has been divided into two or more components, the weighted average LIBOR Margin of the Loan following any partial prepayment of the Loan (unless such prepayment occurs during the continuance of an Event of Default or is a result of the application of Net Liquidation Proceeds After Debt Service due to a Liquidation Event described in Section 2.4(f)(i)(A) or Section 2.4(f)(i)(B) below shall not be more than the weighted average LIBOR Margin which was applicable to the Loan immediately prior to such prepayment.

(d) Net Liquidation Proceeds After Debt Service; Excess Interest. Borrower shall pay interest for the full final Interest Period in which a prepayment occurs in connection with any prepayment occurring as a result of the application of Insurance Proceeds, Condemnation Proceeds, title insurance proceeds or Net Liquidation Proceeds After Debt Service due to a Liquidation Event under clauses (A), (B) or (E) of the definition of Liquidation Event pursuant to the terms of the Senior Mezzanine Loan Documents. Any partial prepayment shall be applied to the last payments of principal due under the Loan. Any mandatory prepayment of the principal of the Loan made pursuant to this Section shall be applied to the reduction of the outstanding principal balance of the Loan.

(e) Application of Payments to the Note. Except as otherwise specifically set forth in Section 2.4 and without limiting the other provisions of this Agreement, all voluntary and involuntary prepayments on the Note, including from Net Sale Proceeds, shall be applied, to the extent thereof, (a) first, to accrued and unpaid interest on the Note, (b) to the principal of the Note, and (c) thereafter, to any other sums due and unpaid to Lender in connection with the Loan. Following the occurrence of an Event of Default, any prepayment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan.

(f) Liquidation Events; Mandatory Prepayments.

(i) In the event of (A) any Casualty to any Individual Property or any material portion thereof, (B) any Condemnation of any Individual Property or any material portion thereof, (C) any transfer of any Individual Property or the Property as a whole in connection with a realization thereon following a Mortgage Loan Default, including a foreclosure sale or UCC Sale, (D) any transfer of any Senior Mezzanine Collateral in connection with a realization thereon following any Senior Mezzanine Loan Default, including a foreclosure sale or a sale under the UCC (a “UCC Sale”), (E) any Permitted CIGNA Mortgage Loan Refinancing, or (F) the receipt by any Individual Property Owner of any net proceeds realized under any owner’s title insurance policies of any Individual Property Owner after application of such proceeds by such Individual Property Owner to cure any title defect (each, a “Liquidation Event”) Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be applied in accordance with the Senior Mezzanine Loan Documents. Any prepayment received by Lender pursuant to this Section 2.4(f)(i) on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, and shall be applied by Lender on the next Payment Date.

(ii) Borrower shall notify Lender of any Liquidation Event no later than one (1) Business Day following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Individual Property or the Senior Mezzanine Collateral on the date on which a contract of sale for such sale is entered into, and a foreclosure or UCC sale, on the date notice of such foreclosure or UCC sale is given, and (ii) a Permitted CIGNA Mortgage Loan Refinancing, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4(f)(ii) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan, Senior Mezzanine Loan or the Sale or Pledge of any Individual Property or the Property as a whole, or the Senior Mezzanine Collateral or the Collateral set forth in this Agreement and the other Loan Documents.

Section 2.5 Releases of Individual Properties and Obligations.

Borrower may permit any Individual Property Owner to obtain the release of an Individual Property that it owns from the lien (or at Individual Property Owner’s option, an assignment thereof to one or more third parties) of any Mortgage thereon (and any related Mortgage Loan Documents) and the release of Mezzanine 1 Lender’s lien on the interests in the applicable Individual Property Owner, in each case with respect to such Individual Property being released (other than those expressly stated to survive) (each such release or assignment a “Property Release”), upon the satisfaction of each of the following conditions:

(a) if the Individual Property being released is a Wells Fargo Mortgage Loan Property, immediately prior to the Property Release, Borrower shall cause the Release Amount to be paid to Lender until the Loan has been paid in full, to the extent available after payment to the Senior Mezzanine Lenders pursuant to the Senior Mezzanine Loan Documents; and

(b) if the Individual Property being released is a CIGNA Mortgage Loan Property, immediately prior to the Property Release, Borrower shall cause the Release Amount to be paid to Lender until the Loan has been paid in full, to the extent available after payment to the Senior Mezzanine Lenders pursuant to the Senior Mezzanine Loan Documents.

Section 2.6 Intentionally Omitted.

Section 2.7 Intentionally Omitted.

ARTICLE III

CONDITIONS PRECEDENT

The obligation of Lender to enter into this Agreement is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date, it being acknowledged and agreed by Lender that, without limiting any other obligations set forth in this Agreement (including any and all covenants applicable from and after the Closing Date), if Lender executes and delivers this Agreement, all such condition precedent shall be deemed to have been satisfied or waived by Lender unless otherwise specified to Borrower in writing prior to the execution and delivery of this Agreement by Lender.

Section 3.1 Representations and Warranties; Compliance With Conditions.

The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date, and Lender shall have determined that immediately following the Closing Date, no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed as of the Closing Date.

Section 3.2 Delivery of Loan Documents; Title Policies; Other Deliverables.

(a) Loan Agreement, Note, Amendment to Loan Documents. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Pledge Agreement and evidence that Uniform Commercial Code financing statements (or amendments thereto) have been delivered to the title company for recording and/or filing, in the reasonable judgment of Lender, so as to effectively create or continue upon such recording and/or filing valid and enforceable Liens upon the Collateral, of first priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of this Agreement, the Note and all other Loan Documents.

(b) Title Company Comfort Letters; UCC-9 Title Policy.

(i) Lender shall have received Title Company Comfort Letters issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Company Comfort Letters shall be acceptable to Lender. The Title Company Comfort Letters shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Company Comfort Letters have been paid as of the Closing Date.

(ii) Lender shall have received a UCC-9 Title Policy (or endorsement thereto) with respect to the Collateral issued by a title company acceptable to Lender and dated as of the Closing Date. Such UCC-9 Title Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Pledge Agreement insured by such UCC-9 Title Policy creates a valid, perfected lien on the Collateral of the requisite priority and that Borrower is the sole owner of the Collateral, free and clear of all exceptions from coverage other than the standard exceptions and exclusions from coverage, (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The UCC-9 Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such UCC-9 Title Policy have been paid as of the Closing Date.

(c) Intentionally Omitted.

(d) Insurance. Lender shall have received certificates and abstracts of the Policies required hereunder, satisfactory to Lender, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received an Environmental Report in respect of each Individual Property satisfactory to Lender.

(f) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender shall have a valid and perfected first Lien as of the Closing Date on the Collateral and Lender shall have received satisfactory evidence thereof.

(g) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to Borrower, any SPE Component Entity, Sponsor and such other Persons as reasonably required by Senior Mezzanine Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings.

Section 3.3 Related Documents.

Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender’s written request, Lender shall have received and approved certified copies thereof. Without limiting the foregoing, Lender shall have received from Borrower a fully executed Sources and Uses Statement, and evidence reasonably satisfactory to Lender that all transactions described therein have been fully effected.

Section 3.4 Organizational Documents.

On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity and Sponsor which must be acceptable to Lender in its reasonable discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of Borrower, each SPE Component Entity and Sponsor, as Lender may request in its sole discretion, including good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

Section 3.5 Opinions of Borrower’s Counsel.

Lender shall have received opinions of Borrower’s counsel (a) with respect to non-consolidation issues, (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, and (c) with respect to the perfection of Lender’s security interest in the Collateral, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole discretion.

Section 3.6 Annual Budget.

Borrower shall have delivered the Annual Budget for each Individual Property and Borrower Principal for the 2011 calendar year.

Section 3.7 Taxes and Other Charges.

Borrower shall have paid (or caused Mortgage Loan Borrower or Maryland Owner to pay) all Taxes and Other Charges currently due and payable (including any in arrears) relating to the Property.

Section 3.8 Completion of Proceedings.

All corporate and other proceedings taken or to be taken to implement the Restructuring and the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

Section 3.9 Payments.

(a) Lender shall have received an amount equal to all interest which has accrued and remains unpaid under the Existing Mezzanine 4 Loan Agreement on the date hereof (calculated using the non-default Interest Rate thereunder); and

(b) Lender shall have received evidence reasonably satisfactory to Lender that the outstanding principal balance of Wells Fargo Mortgage Loan has been repaid in an amount at least equal to $170 million, of which at least $87,000,000 shall have been contributed by Sponsor, and the outstanding principal balance of Wells Fargo Mortgage Loan on the date hereof does not exceed $530,000,000.

Section 3.10 Transaction Costs.

On the Closing Date, Borrower shall have paid or reimbursed Lender for, or caused to be paid or reimbursed to Lender, all out of pocket expenses in connection with the Restructuring and the transactions contemplated thereby, including the Restructuring Costs and Expenses, any costs incurred in connection with the underwriting, negotiation and closing of the Restructuring and the execution and delivery of this Agreement, title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer’s reports, appraisals and surveys; advisory fees; underwriting and origination expenses and fees and all actual legal fees and expenses charged by counsel to Lender, in each case as with respect to which invoices have been provided to Borrower (collectively, the “Transaction Costs”).

Section 3.11 No Material Adverse Change.

The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. No Borrower Party, Senior Mezzanine Borrower, Senior Mezzanine SPE Component Entity, Sponsor or Manager shall be the subject of any Bankruptcy Proceeding.

Section 3.12 Leases and Rent Roll.

Lender shall have received copies of all Major Leases affecting the Property, which shall be satisfactory in form and substance to Lender. In the event Major Leases exist at an Individual Property, Lender shall have received a current certified rent roll of such Property (a “Rent Roll”), reasonably satisfactory in form and substance to Lender.

Section 3.13 Ground Lease Estoppels.

Borrower shall have delivered to Lender an executed estoppel letter from the Ground Lessor under each Ground Lease, which is in form and substance satisfactory to Lender.

Section 3.14 Tax Lot.

Except for the Sheraton Annapolis Property, which occupies less than all of a tax lot, Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

Section 3.15 Physical Conditions Report.

Lender shall have received a Physical Conditions Report with respect to each Individual Property, which report shall be reasonably satisfactory in form and substance to Lender.

Section 3.16 Management Agreement.

Lender shall have received a Subordination of Management Agreement with respect to each Remington Management Agreement, duly executed by Remington and in form and substance satisfactory to Lender. Lender shall have received a certified copy of the Management Agreement with respect to each other Individual Property and a Subordination of Management Agreement with respect thereto, duly executed by the applicable Manager and in form and substance satisfactory to Lender.

Section 3.17 Franchise Agreement.

Lender shall have received a certified copy of all Franchise Agreement(s) affecting any Individual Property and a comfort letter from the Franchisor thereunder, in each case, in form and substance satisfactory to Lender.

Section 3.18 Appraisal.

Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Senior Mezzanine Lender.

Section 3.19 Financial Statements.

Lender shall have received financial statements and related information in form and substance satisfactory to Lender.

Section 3.20 Further Documents.

Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

Section 3.21 Mortgage Loan Documents. Wells Fargo Mortgage Loan Borrower and Wells Fargo Mortgage Loan Lender shall have executed and delivered the Wells Fargo Mortgage Loan Documents, the transactions contemplated thereunder shall have closed and Lender shall have approved all terms and conditions thereof. CIGNA Mortgage Lender shall have consented in writing to the Restructuring and shall have executed and delivered such documents as may be reasonably requested by Lender in respect of cash management, if any. The Mortgage Loan and each of the related Mortgage Loan Documents with respect to each Individual Property encumbered thereby is in full force and effect and there exists no Mortgage Loan Default thereunder by the applicable Mortgage Loan Borrower or, to Borrower’s knowledge, any other party thereto and no event shall have occurred that, with the passage of time and/or the giving of notice, would constitute a Mortgage Loan Default thereunder. All of the representations and warranties by each borrower, guarantor or indemnitor contained in the Mortgage Loan Documents with respect to each Mortgage Loan are true and correct in all material respects as of the date made thereunder.

Section 3.22 Senior Mezzanine Loan Documents. Senior Mezzanine Borrower and Senior Mezzanine Lender shall have executed and delivered the Senior Mezzanine Loan Documents, the transactions contemplated thereunder shall have closed and Lender shall have approved all terms and conditions thereof. The Senior Mezzanine Loans and each of the related Senior Mezzanine Loan Documents are in full force and effect and there exists no Senior Mezzanine Loan Default thereunder by the applicable Senior Mezzanine Borrower or, to Borrower’s knowledge, any other party thereto and no event shall have occurred that, with the passage of time and/or the giving of notice, would constitute an Senior Mezzanine Loan Default thereunder. All of the representations and warranties by each borrower, guarantor or indemnitor contained in the Senior Mezzanine Loan Documents with respect to each Senior Mezzanine Loan are true and correct in all material respects as of the date made thereunder.

Section 3.23 Mezzanine 6 Foreclosure. Lender shall have received evidence reasonably satisfactory to Lender that the Mezzanine 6 Foreclosure has been completed.

Section 3.24 Restructuring Release and Indemnity. The Restructuring Release and Indemnity shall have been executed and delivered by all parties thereto.

Section 3.25 No Subsidiaries. Borrower has no Subsidiaries other than Mezzanine 3 Borrower, and Borrower does not own any equity interests in any Person other than the equity interests in Mezzanine 3 Borrower which interests have been pledged by Borrower to Lender pursuant to the Pledge Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that as of the Closing Date:

Section 4.1 Organization.

Each Significant Party and Sponsor (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Borrower is the ownership and management of Mezzanine 3 Borrower, the sole business of Mezzanine 3 Borrower is the ownership and management of Mezzanine 2 Borrower, the sole business of Mezzanine 2 Borrower is the ownership and management of Mezzanine 1 Borrower, and the sole business of Mezzanine 1 Borrower is the ownership and management of Mortgage Loan Borrower and Maryland Owner and (d) in the case of each Borrower, has full power, authority and legal right to encumber, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Collateral pursuant to the terms of the Loan Documents, and in the case of each Significant Party and Sponsor, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower represents and warrants that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in each Borrower Party.

Section 4.2 Status of Borrower.

Borrower’s exact legal name is correctly set forth on Schedule I(a) of this Agreement, on the Pledge Agreement granted by each Borrower and on any UCC-1 Financing Statements filed in connection with the Loan. Each Borrower is an organization of the type specified on Schedule I(a) of this Agreement. Each Borrower is incorporated in or organized under the laws of the state indicated on Schedule I(a) of this Agreement. Borrower’s principal place of business and chief executive office, and the place where each Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, will on the Closing Date be at the following address: c/o Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Borrower’s organizational identification numbers, if any, assigned by the state of incorporation or organization is as set forth on Schedule I(a).

Section 4.3 Validity of Documents.

Each Significant Party and Sponsor has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Documents, Senior Mezzanine Loan Documents or Loan Documents to which they are parties. The Mortgage Loan Documents, Senior Mezzanine Loan Documents and Loan Documents to which each applicable Person is a party have been duly executed and delivered by or on behalf of each Significant Party and Sponsor and constitute the legal, valid and binding obligations of each Significant Party and Sponsor which is a party thereto in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 No Conflicts.

The execution, delivery and performance of the Loan Documents, the Senior Mezzanine Loan Documents and the Mortgage Loan Documents by each Significant Party and Sponsor, to the extent such Person is a party thereto, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents) upon any of the property or assets of any Significant Party or Sponsor pursuant to the terms of any agreement or instrument to which any such Person is a party or by which any of such Person’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Significant Party or Sponsor or any properties or assets of any Significant Party or Sponsor, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by a Significant Party or Sponsor of this Agreement or any of the other Loan Documents, the Senior Mezzanine Loan Documents or any of the Mortgage Loan Documents has been obtained and is in full force and effect.

Section 4.5 Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Significant Party, any Sponsor, any Individual Property, the Collateral or any Senior Mezzanine Collateral, which actions, suits or proceedings, if determined against any Significant Party, any Sponsor, any Individual Property, the Collateral or any Senior Mezzanine Collateral, would materially adversely affect the condition (financial or otherwise) or business of such Significant Party, Sponsor, Individual Property, the Collateral, the Senior Mezzanine Collateral, any Significant Party or Sponsor’s ability to perform its obligations under any Loan Document to which it is a party or any Borrower’s ownership or ability to pledge the Collateral.

Section 4.6 Agreements.

None of Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner is a party to any agreement or instrument or subject to any restriction which, to Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s knowledge would materially and adversely affect any Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, the Collateral, the Senior Mezzanine Collateral or any Individual Property, or any Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s business, properties or assets, operations or condition, financial or otherwise. None of Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which any Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, the Collateral, the Senior Mezzanine Collateral or any Individual Property is bound. Neither Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner has any material financial obligation under any agreement or instrument to which any Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner is a party or by which any Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, the Collateral, the Senior Mezzanine Collateral or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral, the Senior Mezzanine Collateral or any Individual Property (as applicable), and (b) obligations under the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents (as applicable).

Section 4.7 Solvency.

Each Borrower and Sponsor has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents, to the extent such Person is a party thereto, with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower, including subordinated, unliquidated, disputed and contingent liabilities. No Borrower Party, Sponsor or Affiliated Manager has been subject to a Bankruptcy Proceeding in the last ten (10) years. No Borrower Party, Sponsor or Affiliated Manager is contemplating commencing any Bankruptcy Proceeding or the liquidation of all or a major portion of any Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such Bankruptcy Proceeding against any Borrower Party, Sponsor or Affiliated Manager.

Section 4.8 Full and Accurate Disclosure.

No statement of fact made by or, to Borrower’s knowledge, on behalf of any Borrower Party or Sponsor in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by, to Borrower’s knowledge, on behalf of any Borrower Party or Sponsor to Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower Party which has not been disclosed to Lender which adversely affects, nor as far as any Borrower Party can reasonably foresee, might adversely affect, the Senior Mezzanine Collateral, the Collateral, any Individual Property or the business, operations or condition (financial or otherwise) of any Borrower Party.

Section 4.9 No Plan Assets.

Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Borrower are not subject to state statutes applicable to Borrower regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

Section 4.10 Not a Foreign Person.

No Borrower, SPE Component Entity or Sponsor is a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

Section 4.11 Enforceability.

The Loan Documents to which any Borrower or Sponsor is a party are not subject to any right of rescission, set-off, counterclaim or defense by such Borrower or Sponsor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Borrower or Sponsor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

Section 4.12 Business Purposes.

The Loan is solely for business purposes, and is not for personal, family, household, or agricultural purposes.

Section 4.13 Compliance.

Except as provided in third party reports obtained by, or delivered by any Borrower to, Lender in connection with the closing of the Restructuring, each Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner and each Individual Property, and the use and operation of each Individual Property, comply in all material respects with all Legal Requirements, including building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower’s knowledge, except as provided in third party reports obtained by, or delivered by Borrower to, Lender in connection with the closing of the Restructuring, no Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and, to Borrower’s knowledge, no Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner has received written notice of any such default or violation. There has not been committed by any Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents, Senior Mezzanine Borrower’s obligations under any of the Senior Mezzanine Loan Documents or Mortgage Loan Borrower’s or Maryland Owner’s obligations under any of the Mortgage Loan Documents.

Section 4.14 Financial Information.

All financial data, including the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of each Borrower Party, Sponsor and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition each Borrower Party,

Sponsor and/or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Significant Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Significant Party and reasonably likely to have a material adverse effect on any Individual Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no undisclosed materially adverse change in the financial condition, operations or business of any Significant Party or Sponsor from that set forth in said financial statements.

Section 4.15 Condemnation.

No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the CIGNA Mortgage Loan Property or for the relocation of roadways providing access to the CIGNA Mortgage Loan Property.

Section 4.16 Utilities and Public Access; Parking.

The CIGNA Mortgage Loan Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the CIGNA Mortgage Loan Property for full utilization of the CIGNA Mortgage Loan Property for its intended uses. All public utilities necessary to the full use and enjoyment of the CIGNA Mortgage Loan Property as currently used and enjoyed are located either in the public right-of-way abutting the CIGNA Mortgage Loan Property (which are connected so as to serve the CIGNA Mortgage Loan Property without passing over other property) or in recorded easements serving the CIGNA Mortgage Loan Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the CIGNA Mortgage Loan Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The CIGNA Mortgage Loan Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

Section 4.17 Separate Lots.

The CIGNA Mortgage Loan Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the CIGNA Mortgage Loan Property or any portion thereof.

Section 4.18 Assessments.

To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the CIGNA Mortgage Loan Property, nor are there any contemplated improvements to the CIGNA Mortgage Loan Property that may result in such special or other assessments.

Section 4.19 Insurance.

Borrower has obtained and has delivered, or has caused to be obtained and delivered, to Lender certificates of insurance with respect to all Policies relating to each CIGNA Mortgage Loan Property reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and, with respect to any CIGNA Mortgage Loan Property which is located in a special hazard flood area, certified copies of such Policies. No claims have been made under any of such Policies which would impair the coverage of any of such Policies, and to Borrower’s knowledge, no Person, including Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner, has done, by act or omission, anything which would impair the coverage of any of such Policies.

Section 4.20 Use of CIGNA Mortgage Loan Property.

The CIGNA Mortgage Loan Property is used exclusively for hotel purposes and other appurtenant and related uses.

Section 4.21 Certificate of Occupancy; Licenses.

With the exception of certain hospitality licenses (the lack of which does not affect or impair any Borrower’s right to operate the CIGNA Mortgage Loan Property in any material respect) and those licenses, permits and approvals set forth on Schedule III hereto, all material certifications, permits, licenses and approvals, including certificates of completion or occupancy required for the legal use, occupancy and operation of the CIGNA Mortgage Loan Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall cause Mortgage Loan Borrower and Maryland Owner to (or shall cause the applicable Manager to) keep and maintain all licenses necessary for the operation of the CIGNA Mortgage Loan Property for the purpose intended herein and in the Mortgage Loan Documents, including all liquor licenses. The use being made of the CIGNA Mortgage Loan Property is in conformity with the certificate of occupancy and any permits or licenses issued for, or required to be issued under applicable Legal Requirements for, the CIGNA Mortgage Loan Property.

Section 4.22 Flood Zone.

None of the Improvements on the CIGNA Mortgage Loan Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, the applicable CIGNA Mortgage Loan Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

Section 4.23 Physical Condition.

To Borrower’s knowledge, except as otherwise disclosed in the applicable Physical Condition Report which has been delivered to Lender prior to the date hereof, the CIGNA Mortgage Loan Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower’s knowledge, except as otherwise disclosed in the applicable Physical Condition Report which has been delivered to Lender prior to the date hereof, there exists no structural or other material defects or damages in the CIGNA Mortgage Loan Property, as a result of a Casualty or otherwise, and whether latent or otherwise. None of Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner has received notice from any insurance company or bonding company of any defects or inadequacies in the CIGNA Mortgage Loan Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24 Boundaries.

(a) None of the Improvements which were included in determining the appraised value of the CIGNA Mortgage Loan Property lie outside the boundaries and building restriction lines of the CIGNA Mortgage Loan Property to any material extent, and (b) no improvements on adjoining properties encroach upon the CIGNA Mortgage Loan Property and no easements or other encumbrances upon the CIGNA Mortgage Loan Property encroach upon any of the Improvements so as to materially affect the value or marketability of the CIGNA Mortgage Loan Property, except in the case of (a) and (b), those which are insured against by the applicable Title Insurance Policy.

Section 4.25 Leases.

There are no Major Leases affecting the CIGNA Mortgage Loan Property on the Closing Date other than as set forth on Schedule XI.

Section 4.26 Intentionally Omitted.

Section 4.27 Management Agreements; Franchise Agreements.

Each Management Agreement and Franchise Agreement relating to the CIGNA Mortgage Loan Property is in full force and effect and there is no default under any such Management or Franchise Agreement by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder, except as set forth in the Post Closing Letter. As of the Closing Date, except as set forth on Schedule XV, no management fees under any such Management Agreement are accrued and unpaid and no fees under any such Franchise Agreement are accrued and unpaid.

Section 4.28 Illegal Activity.

No portion of the Collateral or the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan have been or will be used in connection with any illegal activity.

Section 4.29 Construction Expenses.

To Borrower’s knowledge, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements located on the CIGNA Mortgage Loan Property have been paid in full except as disclosed on Schedule XIV attached hereto. To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the CIGNA Mortgage Loan Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents, the Senior Mezzanine Loan Documents and/or the Mortgage Loan Documents except those which have been insured over pursuant to the applicable Title Insurance Policy.

Section 4.30 Personal Property.

Borrower has paid in full for, and is the owner of, all Personal Property (other than the property of tenants, guests, and Managers) used in connection with the operation of the CIGNA Mortgage Loan Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Mortgage Loan Documents.

Section 4.31 Taxes.

Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 4.32 Permitted Encumbrances.

None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Mortgage Loan Documents, materially and adversely affects the value of any Individual Property or the Property as a whole, impairs the use or the operation of the related Individual Property or impairs Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s ability to pay its obligations in a timely manner.

Section 4.33 Federal Reserve Regulations.

Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan were or will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

Section 4.34 Investment Company Act.

Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.35 Reciprocal Easement Agreements.

(a) None of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, nor, to Borrower’s knowledge, any other party is currently in default (nor has any written notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA relating to the CIGNA Mortgage Loan Property, and any such REA remains unmodified and in full force and effect;

(b) All easements granted pursuant to any such REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

(c) All sums due and owing by Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner to the other parties to any such REA (or by the other parties to any such REA to Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner) pursuant to the terms of any such REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the related Individual Property (or threat thereof been made) for failure to pay any of the foregoing;

(d) The terms, conditions, covenants, uses and restrictions contained in any such REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

(e) The terms, conditions, covenants, uses and restrictions contained in each Major Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any such REA, any other Major Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

Section 4.36 No Change in Facts Or Circumstances; Disclosure.

All information submitted by Sponsor, Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner or their respective agents to Lender and in all financial statements, reports, certificates and other documents submitted in connection with the Loan and the closing of the Restructuring or in satisfaction of the terms thereof and all statements of fact made by Sponsor, Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner in this Agreement or in any other Loan Document or in the Senior Mezzanine Loan Documents and Mortgage Loan Documents, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Collateral, the Senior Mezzanine Collateral, any Individual Property or the business operations or the financial condition of Sponsor, Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner. Each Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner have disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 4.37 Intellectual Property.

Borrower either owns, or is licensed to use, all trademarks, trade names and service marks, if any, necessary to the conduct of the business of Borrower (excluding any business of any Tenant) as presently conducted and, to Borrower’s knowledge, all such trademarks, trade names and service marks are in good standing and uncontested. Borrower has not infringed, is not infringing, or has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

Section 4.38 Special Purpose Entity.

Each Borrower Party meets all of the requirements of Article VI hereof as of the Closing Date.

Section 4.39 Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including, after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party or Sponsor (constitute property of, or are beneficially owned, directly, or to Borrower’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party or Sponsor, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate), by any person, entity or government subject to trade restrictions under U.S. law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any Borrower Party, as applicable (whether directly or to Borrower’s knowledge, indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any direct interest, or to any Borrower’s knowledge, any indirect interest, of any nature whatsoever in any Borrower Party or Sponsor, as applicable, with the result that the direct investment, or to any Borrower’s knowledge, the indirect investment, in any Borrower Party, as applicable (whether directly or to Borrower’s knowledge, indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party or Sponsor, as applicable, has been derived directly from, or to Borrower’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party or Sponsor, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate)from any unlawful activity with the results that the investment in any Borrower Party or Sponsor, as applicable (whether directly or to Borrower’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party or Sponsor, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate), is prohibited by law or the Loan is in violation of law.

Section 4.40 Patriot Act.

All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section 4.40 only as the “Patriot Act”) and are incorporated into this Section 4.40. Borrower hereby represents and warrants that each Borrower, each Sponsor, and each other Person affiliated with Borrower or Sponsor, or that to Borrower’s knowledge has an economic interest in any Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in any Individual Property or will participate, in any manner whatsoever, in the Loan (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party or Sponsor, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate) is (i) not a “blocked” Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

Section 4.41 Opinion Assumptions.

All of the assumptions made in that certain substantive non-consolidation opinion letter dated the date hereof, delivered by Borrower’s counsel in connection with the Restructuring and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Agreement (the “Non-Consolidation Opinion”), including any exhibits attached thereto, are and will remain, true and correct in all respects.

Section 4.42 Subsidiaries.

Effective as of the consummation of the transactions contemplated by this Agreement, one hundred percent (100%) of the membership interests in Mezzanine 3 Borrower are owned by Borrower, free and clear of all Liens (other than the Liens created by the Loan Documents). Borrower does not have and will not have any subsidiaries except Mortgage Loan Borrower, Maryland Owner, Mortgage SPE Component Entities, Senior Mezzanine Borrower and Senior Mezzanine SPE Component Entities. Borrower does not own any equity interests other than the Pledged Company Interests.

Section 4.43 Transaction Costs.

Borrower shall pay or cause to be paid to Lender all Transaction Costs.

Section 4.44 Mortgage Loan Representations.

The Mortgage Loan and each of the related Mortgage Loan Documents with respect to each Individual Property encumbered thereby are in full force and effect and there exists no Mortgage Loan Default thereunder by the applicable Mortgage Loan Borrower or Maryland Owner or, to Borrower’s knowledge, any other party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a Mortgage Loan Default thereunder. All of the representations and warranties by each borrower, guarantor or indemnitor contained in the Mortgage Loan Documents with respect to each Mortgage Loan are or were true and correct in all material respects as of the date made thereunder.

Section 4.45 No Contractual Obligations.

Other than the Loan Documents, the Borrower Operating Agreement, the Mezzanine 3 Borrower Operating Agreement, other Contractual Obligations expressly permitted under the terms of the Loan Documents, and Contractual Obligations, not material in the aggregate, that are incidental to its activities as a member of Mezzanine 3 Borrower as of the date of this Agreement, Borrower is not subject to any Contractual Obligations, has not entered into any agreement, instrument or undertaking by which it or its assets are bound, and has not incurred any indebtedness (other than the Loan).

Section 4.46 Survival.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 4.47 No Offsets, Defenses, etc.

Borrower has no offsets, defenses, counterclaims, abatement or right to rescission with respect to any of the Loan Documents.

Section 4.48 Pledged Company Interests.

There are no Liens on the Pledged Company Interests (other than the Liens created by the Loan Documents).

Section 4.49 Survey.

The Survey for each CIGNA Mortgage Loan Property delivered to Lender in connection with the original funding of the Loan (or with respect to the Individual Property located in Parsippany, New Jersey, in connection with the Restructuring), as supplemented, updated or modified in connection with the Restructuring, is an ALTA survey, and to the knowledge of Borrower does not fail to reflect any material matter affecting any Individual Property or the title thereto.

Section 4.50 Ground Leases.

Except as disclosed on Schedule V and except to the extent failure of the same to be true would not have a Material Adverse Effect:

(a) the lien of any mortgage now or hereafter placed on the fee title to the CIGNA Mortgage Loan Property is and will be subject and subordinate to the Ground Lease and to any New Lease (hereinafter defined); (b) if there shall be a condemnation or taking in lieu of a condemnation of the fee title to the CIGNA Mortgage Loan Property, subject to amounts which are applied to restoration, CIGNA Mortgage Loan Borrower is entitled under the Ground Lease to receive such portion of the Award for such condemnation or taking in lieu of condemnation as equals the value of CIGNA Mortgage Loan Borrower’s estate under the Ground Lease and improvements made by CIGNA Mortgage Loan Borrower and if there shall be a casualty under a Ground Lease, either there is an obligation to use insurance proceeds for a full restoration or CIGNA Mortgage Loan Borrower is entitled to receive such portion of such proceeds as equals the value of improvements made by CIGNA Mortgage Loan Borrower; (c) CIGNA Mortgage Loan Borrower is authorized to assign its interest in any Award which CIGNA Mortgage Loan Borrower is entitled to receive pursuant to the Ground Lease; (d) the Ground Lease may be assigned from time to time without the consent of Ground Lessor and upon an assignment of CIGNA Mortgage Loan Borrower’s interest in the Ground Lease, the assignor may, by the terms of the assignment, be released from all obligations on the part of the ground lessee under the Ground Lease arising thereafter; (e) CIGNA Mortgage Loan Borrower has the right under the Ground Lease to mortgage the Ground Lease and the leasehold estate thereby created without the prior consent of Ground Lessor; (f) CIGNA Mortgage Loan Borrower has the right to sublease or otherwise encumber, subject to matters disclosed pursuant to Schedule V without restriction, all or any part of the CIGNA Mortgage Loan Property without the consent of Ground Lessor; (h) if any default by CIGNA Mortgage Loan Borrower shall occur under the Ground Lease, any fee mortgagee is entitled under the Ground Lease to receive notice of such default from Ground Lessor and a commercially reasonable opportunity to cure any such default which is susceptible of cure by a fee mortgagee, which, in the case of any non-monetary default susceptible of cure by a fee mortgagee, includes the right of a fee mortgagee or its designee to acquire possession of the CIGNA Mortgage Loan Property by means of foreclosure of the Mortgage or by other means and to become the lessee under the related Ground Lease, and so long as such fee mortgagee has agreed to effectuate a cure and is proceeding to cure any such non-monetary default and no monetary default remains uncured beyond any applicable notice and grace periods to which CIGNA Mortgage Loan Borrower and such fee mortgagee are entitled, Ground Lessor may not terminate the related Ground Lease; (i) provided that no monetary default remains uncured beyond any applicable notice and grace periods to which CIGNA Mortgage Loan Borrower and a fee mortgagee are entitled, the Ground Lease may not be terminated by Ground Lessor by reason of any default by CIGNA Mortgage Loan Borrower which is not susceptible of cure by Lender; (j) if the Ground Lease is terminated by reason of a default by CIGNA Mortgage Loan Borrower, a fee mortgagee or its designee is entitled under the Ground Lease to enter into a new lease (the “New Lease”) with Ground Lessor for the remainder of the term of the Ground Lease upon the same base rent and additional rent and other terms, covenants, conditions and agreements as are contained in the Ground Lease; (k) the Ground Lease requires the Ground Lessor to give copies of all notices of default which are given under the Ground Lease to CIGNA Mortgage Loan Borrower contemporaneously to each fee mortgagee; (l) each Ground Lease represents the entire agreement between the parties thereto and is in full force and effect and has not been modified or supplemented; (m) no Ground Lease cannot be canceled solely by Ground Lessor and requires CIGNA Mortgage Loan Borrower’s consent for all modifications, amendments or restatements thereof; (n) all rents (including additional rents and other charges) reserved for in each Ground Lease and payable prior to the date hereof have been paid; (o) no party to any Ground Lease is in default of any obligation such party has thereunder and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a default; (p) no notice or other written or oral communication has been provided to any party under the Ground Lease which alleges that, as of the date hereof, either a default exists or with the passage of time will exist under the provisions of any Ground Lease; and (q) the Ground Lessor under each of the Ground Leases is the fee owner of the underlying fee interest in the CIGNA Mortgage Loan Property and no Ground Lease creates a subleasehold interest.

Section 4.51 Condominium Documents.

The Condominium Documents to Borrower’s knowledge relating to the CIGNA Mortgage Loan Property are in full force and effect and there is no default, breach or violation beyond the expiration of applicable notice and cure periods existing thereunder by CIGNA Mortgage Loan Borrower, or to Borrower’s knowledge, any other party thereto and to Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. To Borrower’s knowledge, the Condominium Documents are in full compliance with all applicable local, state and federal laws, rules and regulations which effect the establishment and maintenance of condominiums in the applicable state(s) (collectively, the “Condominium Law”) relating to condominiums. No assessments or other amounts payable by CIGNA Mortgage Loan Borrower with respect to any Condominium are delinquent as of the date hereof.

Section 4.52 Operating Leases.

Each Operating Lease relating to a CIGNA Mortgage Loan Property (an “CIGNA Mortgage Loan Operating Lease”) is in full force and effect and there is no material default, breach or violation existing thereunder by CIGNA Mortgage Loan Borrower and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

Section 4.53 CIGNA Mortgage Loan Documents.

Schedule IV hereto contains a true and complete list of all material documents evidencing and/or security each CIGNA Mortgage Loan, and all amendments or modifications thereto (collectively, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “CIGNA Mortgage Loan Documents”).

Section 4.54 Ashford Credit Agreement. Borrower has provided to Lender a true and complete copy of the Ashford Credit Agreement, together with all amendments or modifications thereto. No default or Event of Default (as defined in the Ashford Credit Agreement) has occurred and is continuing under the Ashford Credit Facility Loan Documents, and the execution and delivery by Ashford Sponsor of the Guaranty, the execution and delivery by Borrower of the Loan Documents, will not constitute a default or Event of Default (as defined in the Ashford Credit Agreement) under the Ashford Credit Facility Loan Documents. The exercise by Lender of its remedies under the Loan Documents, including any foreclosure (or assignment in lieu thereof) by Lender on its interests in the Collateral, will not cause a default or Event of Default (as defined in the Ashford Credit Agreement) under the Ashford Credit Facility Loan Documents. The Ashford Credit Facility Loan Documents, contain no pledge or encumbrance of any assets or interests of any Borrower Party.

Section 4.55 Senior Mezzanine Loan Representations. All of the representations and warranties contained in each of the Senior Mezzanine Loan Documents are hereby incorporated into this Agreement and deemed made by Borrower hereunder (it being acknowledged that, where applicable, such representations and warranties are being made by Borrower as to each of the Senior Mezzanine Borrower and not as if the Borrower is the “Borrower” as such representations and warranties are stated in each of the Senior Mezzanine Loan Documents) and are true and correct as of the Closing Date and shall remain incorporated without regard to any waiver, amendment or other modification thereof by any Senior Mezzanine Lender or to whether the related Senior Mezzanine Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

ARTICLE V

BORROWER COVENANTS

From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents (or to the extent any covenant applies to the Collateral, until the earlier release of the Lien on the Collateral in accordance with the terms of this Agreement and the other Loan Documents), Borrower hereby covenants and agrees with Lender that:

Section 5.1 Existence; Compliance with Legal Requirements.

(a) Borrower shall and shall cause each other Significant Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to each Borrower and each other Significant Party, the related Individual Property, the Collateral and the Senior Mezzanine Collateral. Each Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof, the Collateral or any part thereof, the Senior Mezzanine Collateral or any part thereof, or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Each Borrower shall and shall cause Mortgage Loan Borrowers and Maryland Owner to at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of each Individual Property.

(b) After prior written notice to Lender, any Borrower, at its own expense, may permit Mortgage Loan Borrowers and Maryland Owner to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the related Individual Property that it owns, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, each other Significant Party or the related Individual Property is subject and shall not constitute a default thereunder; (iii) neither the affected Individual Property, any part thereof, the Collateral or any part thereof or interest therein, the Senior Mezzanine Collateral or any part thereof or interest therein. any of the tenants or occupants thereof, nor any Borrower nor any other Significant Party shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on any Borrower, any other Significant Party or Lender; (v) Borrower shall or shall cause any other Significant Party to have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower or the applicable other Significant Party with the Legal Requirements; and (vi) Borrower shall or shall cause any other Significant Party to have furnished to Lender all other items in connection therewith reasonably requested by Lender.

Section 5.2 Maintenance and Use Of Property.

Borrower shall cause Mortgage Loan Borrowers or Maryland Owner (as applicable) to maintain each Individual Property in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or, other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement or disposal of the Personal Property in the ordinary course of business, work required to complete any CIGNA Property Required Work or Required Work (as defined in the Mortgage Loan Agreement), work required to complete restoration and repair work set forth in an approved Annual Budget, alterations to tenant spaces required under any Lease and any alterations required to be performed by the Manager or a Franchisor (rather than by Mortgage Loan Borrower or Maryland Owner) pursuant to a Management Agreement or Franchise Agreement), without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of any Individual Property is or shall become a nonconforming use,

Borrower will not cause or permit Mortgage Loan Borrowers or Maryland Owner to cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 5.3 Waste.

Borrower shall not commit or suffer, and shall not cause Mortgage Loan Borrowers or Maryland Owner to commit or suffer, any intentional waste of any Individual Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of any Individual Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of any Individual Property or the security for the Loan. Borrower will not, and will not permit Mortgage Loan Borrowers or Maryland Owner, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 5.4 Taxes and Other Charges.

(a) Borrower shall or shall cause Mortgage Loan Borrowers and Maryland Owner (as applicable) to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Individual Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to cause Mortgage Loan Borrowers or Maryland Owner to directly pay Taxes shall be suspended for so long as Mortgage Loan Borrowers and Maryland Owner comply with the related terms and provisions of the Mortgage Loan Documents. Borrower shall cause Mortgage Loan Borrowers and Maryland Owner to furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to cause Mortgage Loan Borrowers or Maryland Owner to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Wells Fargo Mortgage Loan Lender pursuant to the related terms and provisions of the Wells Fargo Mortgage Loan Documents). Except as permitted in Section 5.4(b) below, Borrower shall cause Mortgage Loan Borrowers and Maryland Owner to not suffer and shall promptly cause Mortgage Loan Borrowers or Maryland Owner to pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral, the Mezzanine 1 Collateral, the Mezzanine 2 Collateral, the Mezzanine 3 Collateral or any Individual Property, and shall cause Mortgage Loan Borrowers or Maryland Owner to promptly pay for all utility services provided to each Individual Property.

(b) After prior written notice to Lender (except in connection with tax certiorari proceedings commenced in the ordinary course of business which shall not require prior written notice to Lender but shall be subject to the other provisions of this Section 5.4(b)), Borrower, at its own expense, may permit Mortgage Loan Borrowers or Maryland Owner to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or any Liens, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrowers or Maryland Owner are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the related Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall cause Mortgage Loan Borrowers or Maryland Owner to promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or any Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes, Other Charges or any Liens from the Property; and (vi) Borrower shall cause Mortgage Loan Borrowers or Maryland Owner to furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender (taking into account reserves required by any Mortgage Loan Lender and Senior Mezzanine Lender), to insure the payment of any such Taxes, Other Charges or any Liens, together with all interest and penalties thereon (unless Borrower has caused Mortgage Loan Borrowers or Maryland Owner to have paid all of the Taxes, Other Charges or any Liens under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the related Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage Loan Documents being primed by any related Lien.

Section 5.5 Litigation.

Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower or Significant Party, which might materially adversely affect any Borrower’s or Significant Party’s condition (financial or otherwise) or business or any Individual Property, the Collateral or any Senior Mezzanine Collateral.

Section 5.6 Access to Property.

Borrower shall cause Mortgage Loan Borrowers and Maryland Owner to permit agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 5.7 Intentionally Omitted.

Section 5.8 Cooperate in Legal Proceedings.

Borrower shall, and shall cause Mortgage Loan Borrowers, Senior Mezzanine Borrower and Maryland Owner to, at Borrower’s expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 5.9 Performance by Borrower.

Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Collateral and any amendments, modifications or changes thereto.

Section 5.10 Awards; Insurance Proceeds.

Borrower shall, and shall cause Senior Mezzanine Borrower, Mortgage Loan Borrowers and Maryland Owner to, cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Mezzanine Lenders in case of a Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 5.11 Financial Reporting.

(a) Borrower shall, and shall cause Mezzanine 1 Borrower, Mezzanine 2 Borrower, Mezzanine 3 Borrower, Mortgage Loan Borrowers, Maryland Owner and Sponsor to, keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

(i) if there are any Major Leases then affecting the Property, promptly following Lender’s request thereof, and in any event, within thirty (30) days following the execution, modification or termination of any Major Lease, certified rent rolls signed and dated by Borrower, Senior Mezzanine Borrower and Mortgage Loan Borrowers (or Maryland Owner, as applicable), detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each such Major Lease (including annual store sales required to be reported by Tenant under any such Major Lease), and the term of each such Major Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any such Major Lease, and any other information as is reasonably required by Lender;

(ii) monthly profit and loss statements, and balance sheets of each Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner on an Individual Property basis and on a consolidated basis (other than monthly consolidated balance sheets), in each case, prepared and certified by Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner, as applicable, in the form required by Lender, detailing accrued revenues, accrued expenses, the net operating income before and after debt service (principal and interest), FF&E Replacement and Capital Replacement reserve collections, and containing appropriate year-to-date information and comparisons, within thirty (30) days after the end of each calendar month;

(iii) with respect to each Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner, quarterly and annual balance sheets, profit and loss statements and statements of operations, of changes in financial position and of cash flows, prepared and certified by Borrower, Senior Mezzanine Borrower or Mortgage Loan Borrower, as applicable, in the form required by Lender (with the annual financial statements audited and certified by an Acceptable Accountant), together with calculations reflecting the Senior Mezzanine Debt Yield and a calculation of the Debt Yield (as defined in the Wells Fargo Mortgage Loan Agreement) as of the last day of the calendar quarter (which shall be subject to verification by Lender), within forty-five (45) days after the end of each calendar quarter and ninety (90) days after the close of each calendar year of Borrower, as applicable. Such financial statements may be prepared on a consolidated basis with respect to Borrower Principal, provided such consolidated statements are accompanied by consolidating information comprised of a balance sheet, profit and loss statements and statements of operations for each Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner on a separate basis;

(iv) with respect to each entity comprising Sponsor, quarterly and annual balance sheets and profit and loss statements (with the annual financial statements audited by an Acceptable Accountant), provided, however, that such requirement with respect to Ashford Sponsor may be satisfied by the provision of the 10-Qs and 10-Ks of Ashford Hospitality Trust so long as all assets and liabilities of Ashford Hospitality Trust are owned and incurred through Ashford Sponsor, and Ashford Sponsor does not have any assets or liabilities which are not shown on such financial reports except for the interests of operating partnership unitholders other than Ashford Hospitality Trust; and

(v) an Annual Budget not later than thirty (30) days prior to the commencement of each calendar year of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrowers, Maryland Owner and Borrower Principal in form and substance reasonably satisfactory to Lender. Lender acknowledges that amounts which are required to be reserved under the terms of this Agreement, the Senior Mezzanine Loan Agreements and the Wells Fargo Mortgage Loan Agreement for the payment of Capital Replacements and FF&E Replacements may be aggregated for purposes of the Annual Budget and the Annual Budget may reflect that costs and expenses of FF&E Replacements and Capital Expenditures at any Individual Property which are required to be made under the terms of this Agreement, the Senior Mezzanine Loan Agreement or the Wells Fargo Mortgage Loan Agreement shall be paid from such aggregate amount. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and fees and expenses under the applicable Management Agreement and Franchise Agreement (if any). Notwithstanding the foregoing, so long as any Management Agreement (with a non-Affiliated Manager) then permitted hereunder shall be in effect, Lender shall only have approval rights, and Borrower shall only have obligations related to delivering drafts, with respect to any Annual Budget if and to the extent the applicable Borrower(s), Senior Mezzanine Borrower(s), Mortgage Loan Borrower(s) or Maryland Owner have such approval rights and rights to receive drafts under the applicable Management Agreement. Without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned, Borrower shall not, and shall not permit Mortgage Loan Borrower or Maryland Owner to, enter into any contracts or other agreements or expend any funds not provided for in the approved Annual Budget, other than expenditures (A) expressly permitted under the Mortgage Loan Documents, (B) required on an emergency basis to comply with the applicable Mortgage Loan Borrower’s and Maryland Owner’s obligations under a Management Agreement, Franchise Agreement, Ground Lease, or Condominium Document, (C) required to be made by reason of the occurrence of any emergency (i.e., an unexpected event which threatens imminent harm to persons or property at any Individual Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto, (D) for non-discretionary items resulting from normal fluctuations in occupancy at the Individual Properties, (E) required by the brand standards of any Manager or Franchisor at any Individual Property, or (F) required to address unforeseen or unexpected events or fluctuations in revenue at any Individual Property; provided, however, that if at any time, Borrower deviates, or Borrower causes or permits Mortgage Loan Borrower or Maryland Owner to deviate, ten percent (10%) or more from an Annual Budget, either with respect to any separate line item therein, or in the aggregate (either, a “Material Deviation”), then Lender shall have the right to reasonably consult with Borrower regarding such Material Deviation, and the parties shall make such modifications to the Annual Budget as the parties shall mutually and reasonably agree upon, acting in a commercially reasonable manner, in order to attempt to avoid such a Material Deviation from occurring under such revised Annual Budget. Borrower shall notify Lender as promptly as practicable with respect to any Material Deviation, and any emergency expenditure made with respect to any Individual Property. At the request of Lender, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to deliver evidence in a form satisfactory to Lender that amounts allocated to budgeted expenses have been paid to the extent due and payable in accordance with the approved Annual Budget.

(b) Upon request from Lender, Borrower shall promptly furnish or shall cause to be promptly furnished to Lender:

(i) an accounting of all security deposits held in connection with any Major Lease of any part of each Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

(ii) a report of all letters of credit provided by any Tenant in connection with any Major Lease of any part of each Individual Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

(c) Borrower shall furnish Lender (or cause Mortgage Loan Borrowers, Senior Mezzanine Borrower and Maryland Owner to furnish to Lender) with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including any financial reports required to be delivered by any Tenant or any guarantor of any Major Lease pursuant to the terms of such Major Lease or required to be delivered by the Manager under the Management Agreement), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(d) The accountant’s report on the financial statements referred to in clause (a)(iii) above shall contain a paragraph covering consolidating information substantially as follows: “Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The accompanying consolidating balance sheet as of December 31, 20    , and the consolidating statement of operations for the year then ended, are presented for the purpose of additional analysis and are not a required part of the consolidation financial statements. The consolidating balance sheet and consolidating statement of operations have been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.”

(e) All items requiring the certification of Borrower shall require a certificate executed by the chief financial officer, treasurer or other authorized officer of Borrower or Sponsor.

(f) All monthly and other operating statements to be delivered by Borrowers hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels, current edition, or as otherwise required pursuant to the terms, if any, of the applicable Management Agreement and/or Franchise Agreement.

(g) Borrower shall furnish to Lender (or cause to be furnished to Lender), promptly (but in no event later than five (5) Business Days) following the receipt of same by Mortgage Loan Borrower, Senior Mezzanine Borrower and Maryland Owner from each counterparty under a Management Agreement, a copy of (A) any financial report, statement or information, (B) any pace, reforecasting, reservation or booking statements, reports or information, and (C) any other notice, report, statement or information received by Mortgage Loan Borrower, Senior Mezzanine Borrower and Maryland Owner thereunder which relates to matters which could reasonably be expected to affect the ownership or operation of the applicable Individual Property in any material respect.

(h) Borrower shall deliver or cause to be delivered to Lender, promptly, (i) monthly STR Reports with respect to each Individual Property, (ii) quarterly reforecast reports with respect to each Individual Property, (iii) copies of any other financial reports, statements or information required to be delivered to any (y) Mortgage Loan Lender under the terms of the related Mortgage Loan Documents or any Senior Mezzanine Lender under the terms of the related Senior Mezzanine Loan Documents and (iv) such other information with respect each Mortgage Loan or Senior Mezzanine Loan as is necessary from time to time in order for Lender to perform or verify any calculations with respect to such Mortgage Loan or Senior Mezzanine Loan under this Agreement (including the applicable interest rate and outstanding balance of, and the date and amount of installments of interest and/or principal paid with respect to, such Mortgage Loan or Senior Mezzanine Loan).

(i) Borrower shall cause Mortgage Loan Borrower and Maryland Owner to furnish to Lender, promptly, a copy of each material report or statement received by Mortgage Loan Borrower or Maryland Owner pursuant to any Condominium Documents. Additionally, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to deliver to Lender the budget for each Condominium upon receipt thereof and to the extent that Mortgage Loan Borrower or Maryland Owner has approval rights thereof, Lender shall have the same approval rights over such Condominium budget that Mortgage Loan Borrower or Maryland Owner has pursuant to the related Condominium Documents.

Section 5.12 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified by an officer of Borrower, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) to the extent known to Borrower, any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver (or cause Mortgage Loan Borrowers and Maryland Owner to deliver) to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants under Major Leases as required by Lender attesting to such facts regarding the related Major Lease as Lender (or the Major Lease if less) may require (modified for facts and circumstances existing at the time of the certification), including as set forth in the Form Estoppel Certificate attached hereto as Exhibit D; provided, however, that Borrower shall not be required to request or cause Mortgage Loan Borrowers or Maryland Owner to request such certificate more than two (2) times in any calendar year for all Mezzanine Lenders (with copies of any requested estoppels to be sent to each Mezzanine Lender).

(c) Borrower shall use commercially reasonable efforts to deliver (or cause Mortgage Loan Borrowers and Maryland Owner to use commercially reasonable efforts to deliver) to Lender, promptly upon request, duly executed estoppel certificates from any one or more Managers under a Management Agreement as required by Lender attesting to such facts regarding the related Management Agreement as Lender (or the Management Agreement if less) may require (modified for facts and circumstances existing at the time of the certification), including attestations that each Management Agreement covered thereby is in full force and effect with no defaults thereunder on the part of the certifying party and, to the certifying party’s knowledge, Borrower, that no management fees then due remain unpaid or have been deferred or accrued and that the Manager claims no defense or offset against the full and timely performance of its obligations under the Management Agreement(s); provided, Borrower shall not be required to request (or cause Mortgage Loan Borrowers and Maryland Owner to request) such certificate more than two (2) times in any calendar year for all Mezzanine Lenders (with copies of any requested estoppels to be sent to each Mezzanine Lender).

(d) Borrower shall use commercially reasonable efforts to deliver (or cause Mortgage Loan Borrowers and Maryland Owner to use commercially reasonable efforts to deliver) to Lender, promptly upon request, duly executed estoppel certificates from any one or more Franchisors under a Franchise Agreement as required by Lender attesting to such facts regarding the related Franchise Agreement as Lender (or the Franchise Agreement if less) may require (modified for facts and circumstances existing at the time of the certification), including attestations that each Franchise Agreement covered thereby is in full force and effect with no defaults thereunder on the part of the certifying party and, to the certifying party’s knowledge, Borrower, that no franchise fees then due remain unpaid or have been deferred or accrued and that the Franchisor claims no defense or offset against the full and timely performance of its obligations under the Franchise Agreement(s); provided, Borrower shall not be required to request or cause Mortgage Loan Borrowers or Maryland Owner to request such certificate more than two (2) times in any calendar year for all Mezzanine Lenders (with copies of any requested estoppels to be sent to each Mezzanine Lender).

(e) Borrower shall deliver to Lender a copy of any estoppel statement delivered by any Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner to its Mortgage Loan Lender in accordance with the applicable Mortgage Loan Documents and/or Senior Mezzanine Loan Documents.

Section 5.13 Leasing Matters.

(a) Borrower may permit Mortgage Loan Borrowers or Maryland Owner to enter into a proposed Lease (including any renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgage Loan Borrowers or Maryland Owner (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm’s-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, (iv) is subject and subordinate to the applicable

Mortgage and the Tenant thereunder agrees to attorn to Lender (subject to Lender’s delivery of a non-disturbance agreement containing market terms and otherwise reasonably satisfactory to Lender), (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the related Individual Property, and (vi) has a base term of less than fifteen (15) years including options to renew. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which consent shall not be unreasonably withheld or delayed. Borrower shall cause Mortgage Loan Borrowers and Maryland Owner to promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.13. Borrower covenants not to take or permit Mortgage Loan Borrowers or Maryland Owner to take any action with respect to an Individual Property that is reasonably likely to result, together with any other prior actions taken with respect to such Individual Property, in a change in the use or nature of such Individual Property from that of a hotel.

(b) Borrower (i) shall not and shall cause each Mortgage Loan Borrower or Maryland Owner not to convert any portion of any Individual Property that is not currently under a Lease into space to be demised under a Lease or to be otherwise occupied or used except in a similar manner to which such space is currently used in the ordinary operation of a full-service, premium limited service or extended stay hotel, as the case may be, for the affected Individual Property, (ii) shall cause each Mortgage Loan Borrower and Maryland Owner to observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (iii) shall cause each Mortgage Loan Borrower and Maryland Owner to promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iv) shall cause each Mortgage Loan Borrower and Maryland Owner to enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (v) shall not permit any Mortgage Loan Borrower or Maryland Owner to collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (vi) shall not permit any Mortgage Loan Borrower or Maryland Owner to execute any other assignment of the landlord’s interest in any of the Leases or the Rents, other than in connection with the Mortgage Loan and the Mezzanine Loans; and (vii) shall not permit any Mortgage Loan Borrower or Maryland Owner to consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender (it being agreed by Lender that if a Lease satisfies the requirements set forth in subsection (a) above, no consent of Lender to any such assignment or subletting under such Lease shall be required).

(c) Borrower may, without the prior written consent of Lender, permit Mortgage Loan Borrower or Maryland Owner to amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a Tenant who is in default beyond applicable notice and grace periods or with respect to a Tenant which is bankrupt shall not be considered an action which has a materially adverse effect on the value of such Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which consent shall not be unreasonably withheld or delayed. Borrower shall cause Mortgage Loan Borrower and Maryland Owner to promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this subsection.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not permit Mortgage Loan Borrower or Maryland Owner, without the prior written consent of Lender, to enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.

Section 5.14 Property Management.

(a) Borrower shall cause each Mortgage Loan Borrower and Maryland Owner to (i) promptly perform and observe all of the covenants required to be performed and observed by it under each Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under each Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by such Mortgage Loan Borrower or Maryland Owner under any Management Agreement; (iv) promptly give notice to Lender of any notice or written information that Borrower, any Senior Mezzanine Borrower or any Mortgage Loan Borrower or Maryland Owner receives which indicates that a Manager is terminating its Management Agreement or that a Manager is otherwise discontinuing its management of any Individual Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by a Manager under each Management Agreement.

(b) If the applicable Manager is not an Affiliate of a Borrower, if (i) an Event of Default shall be continuing and (ii) the applicable Mortgage Loan Borrower or Maryland Owner shall be entitled under the terms of the applicable Management Agreement to terminate any such Management Agreement on account thereof, Borrower shall cause the applicable Mortgage Loan Borrower or Maryland Owner, within thirty (30) days (or such longer period as is provided below) following the written request of Lender, to terminate the applicable Management Agreement in accordance with such Management Agreement, and replace such Manager with a Qualified Manager on terms and conditions and pursuant to a Management Agreement which (x) is satisfactory to Lender in its sole good faith discretion, (y) shall not provide for the payment of base management fees in excess of three percent (3%) of gross revenues for the applicable Individual Property; and (z) shall not provide for the payment of incentive fees without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. If termination within thirty (30) days following written notice from Lender as provided in this Section 5.14(b) is not permitted under a Management Agreement, Borrower shall terminate the applicable Management Agreement within such longer period as may be reasonably required to terminate such Management Agreement pursuant to its terms, and shall appoint within such period of time a replacement Qualified Manager, provided that Borrower shall cause the applicable Mortgage Loan Borrower or Maryland Owner at all times to use diligent efforts to effect such termination and replacement and Lender shall not unreasonably delay any required approval.

(c) If the applicable Manager is an Affiliated Manager, Borrower covenants and agrees with Lender that (i) after Borrower has knowledge of a forty-nine (49%) or more change in Control of the ownership of such Manager, Borrower will promptly give Lender notice thereof (a “Manager Control Notice”); and (ii) Lender shall have the right to require that Borrower cause the applicable Mortgage Loan Borrower or Maryland Owner to cause the applicable Management Agreement to be terminated at any time (A) for cause (including, but not limited to, the applicable Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud), (B) at any time upon the occurrence of an Event of Default, or (C) upon Lender’s receipt of a Manager Control Notice with respect to such Affiliated Manager. In addition, at any time after September 30, 2012, if a Remington Performance Termination Event with respect to an Individual Property has occurred, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to terminate Remington as Manager of any Individual Property within 45 days following receipt of written notice from Lender; provided, however, that with respect to the initial Remington Performance Termination Event, if any, at any Individual Property, Lender shall not have the right to deliver such notice to Borrower solely as a result thereof so long as a Remington Performance Cure is achieved on or prior to the last day of the calendar quarter in which such Remington Performance Termination Event occurred. If a Remington Performance Cure is not achieved on or prior to such date or a subsequent Remington Performance Termination Event shall occur with respect to such Individual Property, then Borrower shall cause Mortgage Loan Borrower to terminate Remington as the Manager with respect to such Individual Property within forty-five (45) days following receipt of written notice from Lender to Borrower. In the event of a termination under this Section 5.14(c), Borrower shall cause the applicable Mortgage Loan Borrower or Maryland Owner to appoint a Qualified Manager which is not an Affiliated Manager within thirty (30) days after receipt of such notice of termination and the replacement Management Agreement shall (1) first be approved in writing by Lender in its sole good faith discretion, (2) shall provide for the payment of base management fees not to exceed three percent (3%), and (3) shall not provide for the payment of incentive fees without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. In the event Lender delivers notice to Mortgage Loan Borrower or Maryland Owner to terminate any Affiliated Manager pursuant to the provisions of this Section 5.14(c), then Borrower shall not have the right, and shall not permit, Mortgage Loan Borrower or Maryland Owner to appoint an Affiliated Manager as a successor or replacement manager with respect to the applicable Individual Property.

(d) Borrower may from time to time cause the applicable Mortgage Loan Borrower or Maryland Owner to terminate one (1) or more Management Agreements and to appoint a successor or replacement manager to manage one or more of the Individual Properties provided (i) such successor or replacement manager is a Qualified Manager, and (ii) the applicable Individual Property will be managed pursuant to a Management Agreement which (x) has been approved in writing by Lender, in Lender’s sole good faith discretion; (y) shall not provide for the payment of base management fees in excess of three percent (3%) of gross revenues for the applicable Individual Property; and (z) shall not provide for the payment of incentive fees without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. If such successor or replacement manager is Remington, Lender shall be deemed to have approved the form of any replacement Management Agreement which is in the form of the Management Agreement attached hereto as Exhibit E (“Approved Form of Remington Management Agreement”), so long as (A) such Management Agreement does not provide for any of the following: (1) a base management fee in excess of three percent (3%) of gross revenues for the applicable Individual Property, (2) incentive fees in an amount greater than what is shown in the attached Approved Form of Remington Management Agreement, or (3) total management fees in excess of four percent (4%) of gross revenues for the applicable Individual Property; and (B) simultaneously with the execution and delivery of such replacement Management Agreement, Remington shall have executed and delivered to Lender a subordination and attornment agreement in the same form and substance as the Subordination of Management Agreement delivered by Remington to Lender on the Closing Date. Borrower agrees that it shall only cause the applicable Mortgage Loan Borrower or Maryland Owner to substitute a Manager with a new property manager to the extent (1) the Franchisor under the Franchise Agreement for such Individual Property, if any, has approved such replacement property manager if required under the terms and provisions of the related Franchise Agreement; and (2) the Ground Lessor under the Ground Lease for such Individual Property, if any, has approved such replacement property manager if required under the terms and provisions of the related Ground Lease. Notwithstanding the foregoing, if Lender has delivered notice to Mortgage Loan Borrower or Maryland Owner to terminate Remington as Manager of any Individual Property pursuant to the provisions of Section 5.14(c), then Borrower shall not have the right, and shall not permit, Mortgage Loan Borrower or Maryland Owner to appoint Remington as a successor or replacement manager with respect to any other Individual Property.

(e) Intentionally omitted.

(f) Subject to Borrower’s rights under Section 5.14(d), Section 5.14(i) and Section 5.14(j), Borrower shall not, and shall not permit any Mortgage Loan Borrower or Maryland Owner to, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate (other than in connection with an enforcement thereof by Mortgage Loan Borrower or Maryland Owner when termination is a permitted remedy) or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect, provided, that, the deletion or addition of an Individual Property due to a Property Release pursuant to Section 2.5 hereof shall not be deemed to be an amendment of the Management Agreement that requires Lender’s approval.

(g) If during the term of the Loan, Borrower, any Mortgage Loan Borrower or Maryland Owner replaces any Manager with a new property manager that is an Affiliated Manager, Borrower shall deliver to Lender an opinion as to non-consolidation issues between Borrower and such Affiliated Manager, such opinion to be reasonably acceptable to Lender and the Rating Agencies.

(h) The rights of Lender under this Section 5.14 (h) to cause the termination of the existing Manager shall be subject to any rights of Mortgage Loan Lender under the Mortgage Loan Documents and any Senior Mezzanine Lender under the Senior Mezzanine Loan Documents. Borrower shall provide to Lender any request for action relating to a Manager, including for any change in the Management Agreement, any termination of an existing Manager or approval of a replacement Manager, within two (2) Business Days following Borrower’s receipt thereof.

(i) Subject to Borrower’s compliance with the other requirements of Section 5.14(d), Lender’s consent shall not be required to the replacement of, and Borrower may cause Mortgage Loan Borrower to replace at any time, McKibbon Manager with Remington as the Manager of the Courtyard Savannah Individual Property and/or the Residence Inn Tampa Individual Property. Borrower shall not be required to obtain a No Downgrade Confirmation in connection with such replacement.

(j) Subject to Borrower’s compliance with the other requirements of Section 5.14(d), Lender’s consent shall not be required for the replacement of, and Borrower may cause the applicable Mortgage Loan Borrower to replace, the Manager of the CIGNA Boston Property and/or the Hyatt Windwatch Property with Remington at any time prior to the six (6) month anniversary of the Closing Date, so long as, simultaneously with such replacement, Borrower enters into a Franchise Agreement with a Qualified Franchisor in accordance with the terms of Section 5.23 and Section 5.24 of this Agreement.

Section 5.15 Liens.

Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner, without the prior written consent of Lender, to create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except Permitted Encumbrances. Borrower shall not create, assume or suffer to exist any Lien on any portion of the Collateral (other than pursuant to the Loan Documents) or permit any such action to be taken, and shall not permit any Senior Mezzanine Borrower to create, assume or suffer to exist any Lien on any portion of the Senior Mezzanine Collateral (other than pursuant to the applicable Senior Mezzanine Loan Documents) or permit any such action to be taken.

Section 5.16 Debt Cancellation.

Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Mortgage Loan Borrower or Maryland Owner by any Person, except for adequate consideration and in the ordinary course of such Mortgage Loan Borrower’s or Maryland Owner’s business. Borrower shall not permit any Senior Mezzanine Borrower to cancel or otherwise forgive or release any claim or debt (other than termination of

Leases in accordance herewith) owed to such Senior Mezzanine Borrower by any Person, except for adequate consideration and in the ordinary course of such Senior Mezzanine Borrower’s business.

Section 5.17 Zoning.

Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender. Further, without Lender’s prior written consent, after the Closing Date Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to file or subject any part of the Property or the Improvements to any declaration of condominium or co-operative or convert any other part of the Property or Improvements to a condominium, co-operative or other form of multiple ownership and governance.

Section 5.18 ERISA.

(a) Borrower shall not engage or permit any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees that at any time such Borrower has any investor (direct or indirect) that is subject to Title I of ERISA, Borrower shall deliver to Lender such certifications, at least ninety (90) days following the end of each “annual valuation period” (as defined in 29 C.F.R. Section 2510.3-101) of such Borrower or within ninety (90) days following the end of each calendar year, as applicable, in form and substance reasonably satisfactory to Lender, to the effect that (i) no Borrower is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) such Borrower is not subject to state statutes applicable to Borrower regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Such Borrower qualifies as an “operating company”, a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c), (d) or (e).

Section 5.19 No Joint Assessment.

Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the related Individual Property, or (b) any portion of the related Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 5.20 Reciprocal Easement Agreements.

Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to enter into, terminate or modify any REA without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall cause each Mortgage Loan Borrower or Maryland Owner to enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

Section 5.21 Alterations.

Lender’s prior approval shall be required in connection with any alterations to any Improvements (exclusive of (i) restoration and repair work set forth in an approved Annual Budget, where such restoration and repair work has been separately approved by Lender, (ii) alterations to tenant spaces specifically required to be performed by Mortgage Loan Borrower, as landlord, under any Lease, and (iii) any alterations required to be performed by the Manager or a Franchisor (rather than by Mortgage Loan Borrower or Maryland Owner, as applicable) pursuant to a Management Agreement or Franchise Agreement), (a) that may have a material adverse effect on the related Individual Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold per Individual Property. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements at any Individual Property shall at any time exceed the Alteration Threshold (unless such alterations are covered by Reserve Funds or a Letter of Credit already delivered to Lender, in which case no security shall be required), Borrower shall promptly deliver to Lender (unless Borrower provides evidence to Lender that Senior Mezzanine Borrower has delivered the same to the applicable Senior Mezzanine Lender or the applicable Mortgage Loan Borrower or Maryland Owner has delivered the same to Wells Fargo Mortgage Loan Lender or CIGNA Mortgage Lender in connection with alterations) as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to Lender and the Rating Agencies or (v) a Letter of Credit, provided that such Letter of Credit is acceptable to Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 5.22 Interest Rate Cap Agreement.

(a) On or prior to the date hereof, Borrower shall have obtained the Rate Cap, which shall be coterminous or longer than the term of the Loan (and which in any event shall have a term through the end of the Interest Accrual Period in which the Maturity Date occurs) and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan. The Rate Cap shall be maintained throughout the term of the Loan with an Acceptable Counterparty. If the provider of the Rate Cap or any Replacement Rate Cap ceases to be an Acceptable Counterparty, Borrower shall obtain a Replacement Rate Cap at Borrower’s sole cost and expense within thirty (30) days of receipt of notice from Lender or Borrower’s obtaining knowledge that the provider is no longer an Acceptable Counterparty.

(b) Borrower shall collaterally assign to Lender pursuant to the Collateral Assignment of Interest Rate Cap Agreement all of its right, title and interest to receive any and all payments under the Rate Cap or any Replacement Rate Cap (and any related guarantee, if any) and shall deliver to Lender counterparts of such Collateral Assignment of Interest Rate Cap Agreement executed by Borrower and by the Acceptable Counterparty and notify the Acceptable Counterparty of such collateral assignment (either in such Rate Cap or by separate instrument). At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Rate Cap and any Replacement Rate Cap shall terminate and Lender shall execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Rate Cap and any Replacement Rate Cap and to notify the Acceptable Counterparty of such release.

(c) Borrower shall comply with all of its obligations under the terms and provisions of the Rate Cap and any Replacement Rate Cap. All amounts paid by the Acceptable Counterparty under the Rate Cap to Borrower or Lender shall be deposited immediately into the Lender Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Rate Cap and any Replacement Rate Cap in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(d) In the event that Borrower fails to purchase and deliver to Lender the Rate Cap or any Replacement Rate Cap as and when required hereunder, or fails to maintain such agreement in accordance with the terms and provisions of this Agreement, Lender may, upon written notice to Borrower specifying Borrower’s failure and Borrower’s failure to comply within one Business Day of receiving such notice, purchase the Rate Cap or any Replacement Rate Cap, as applicable, and the cost incurred by Lender in purchasing the Rate Cap or any Replacement Rate Cap, as applicable, shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Rate Cap and any Replacement Rate Cap, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Rate Cap or the Replacement Rate Cap, as applicable;

(ii) the execution and delivery of the Rate Cap or the Replacement Rate Cap, as applicable, by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Rate Cap or the Replacement Rate Cap, as applicable, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Rate Cap or the Replacement Cap, as applicable, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to the Bankruptcy Code and any other applicable Creditors’ Rights Laws and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.23 Franchise Agreements.

(a) Subject to the terms of Section 5.24, Borrower shall cause any Mortgage Loan Borrower and Maryland Owner that is party to a Franchise Agreement to (i) promptly perform and observe all of the covenants required to be performed and observed by it under the related Franchise Agreement in all material respects and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under any Franchise Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by such Mortgage Loan Borrower or Maryland Owner or delivered by such Mortgage Loan Borrower or Maryland Owner under the related Franchise Agreement; (iv) promptly give notice to Lender of any notice or information that such Mortgage Loan Borrower, Maryland Owner or any Senior Mezzanine Borrower receives which indicates that Franchisor is terminating any Franchise Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Franchisor under the related Franchise Agreement, including causing each Individual Property that is subject to a Franchise Agreement to be operated, maintained and managed at all times and in a manner consistent with the standards for the operation, management and maintenance set forth in the related Franchise Agreement.

(b) Except as permitted in Section 5.24, Borrower shall not, and shall not permit any Mortgage Loan Borrower or Maryland Owner to, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel a Franchise Agreement to which it is a party or otherwise replace a Franchisor or enter into any other Franchise Agreement with respect to any Individual Property; (ii) reduce or consent to the reduction of the term of a Franchise Agreement to which it is a party; (iii) increase or consent to the increase of the amount of any charges under a Franchise Agreement to which it is a party; (iv) to the extent it has the right to do so pursuant to the terms of the applicable Franchise Agreement, permit the applicable Franchisor to assign or encumber its right or interest in the Franchise Agreement to which it is a party; or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement to which it is a party.

(c) Borrower shall not, and shall not permit any Mortgage Loan Borrower or Maryland Owner to, pledge, transfer, assign, mortgage, encumber or allow to be encumbered its respective interest in the Franchise Agreement or any interest therein except as provided in the Mortgage Loan Documents to Mortgage Loan Lender and except as provided in the Other Mezzanine Loan Documents to the Other Mezzanine Loan Lenders. Without limiting the foregoing, to the extent it has the right to do so pursuant to the terms of the applicable Franchise Agreement, Borrower shall not, and shall not permit any Mortgage Loan Borrower or Maryland Owner to, consent to any assignment by a Franchisor of such Franchisor’s interest in the Franchise Agreement or its right and interests thereunder.

(d) In the event that Borrower causes any Mortgage Loan Borrower or Maryland Owner to replace a Franchisor at any time during the term of the Loan pursuant to this Section 5.23 and Section 5.24, the replacement Franchisor must be a Qualified Franchisor and the requirements of Section 5.24 must be satisfied with respect to such Qualified Franchisor’s replacement Franchise Agreement.

Section 5.24 Permitted Franchise Agreements.

Borrower shall be permitted to permit or cause a Mortgage Loan Borrower or Maryland Owner (i) to terminate any Franchise Agreement and enter into a replacement Franchise Agreement with respect to any Individual Property or (ii) enter into a new Franchise Agreement with respect to an Individual Property that was previously operated and branded solely under the terms of a Management Agreement, provided in each case, that the following conditions are satisfied:

(a) no Event of Default shall be continuing at the time of delivery of notice to Lender pursuant to clause (b) of this Section 5.24 or at the time the applicable replacement Franchise Agreement is entered into;

(b) Lender shall have received not less than thirty (30) days prior written notice of the proposed Franchisor and a copy of the proposed Franchise Agreement;

(c) Borrower shall have delivered to Lender a new nonconsolidation opinion if such Franchisor is an Affiliate of Borrower, such opinion to be acceptable to Lender in its reasonable discretion;

(d) the Franchise Agreement shall be a franchise, trademark and/or license agreement with a Qualified Franchisor on then prevailing market terms, and such Franchise Agreement shall have been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, provided, however, that in the event that Lender fails to respond to a request for the approval pursuant to this Section 5.24(d) within five (5) Business Days of Borrower’s request, Borrower may deliver a second request for such approval and, provided that such second request contains a bold face, conspicuous legend at the top of the first page thereof to the effect that “IF YOU FAIL TO RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN,” and Lender fails to respond to such request for approval five (5) Business Days after Lender has received from Borrower such second request and all information reasonably required by Lender in order to adequately review such request, Lender shall be deemed to have given such approval;

(e) the Franchise Agreement shall not grant to Franchisor any right of first offer, right of first refusal or option to purchase any Individual Property unless such rights are specifically subject and subordinate to the Mortgage, the Senior Mezzanine Pledge Agreements, the Pledge Agreement and the Lien thereof and the Franchisor acknowledges and agrees that in no event shall such right(s) apply in connection with (i) Mortgage Loan Lender’s foreclosure (or similar exercise of remedies) on any Individual Property or any sale of all or a portion of the Properties, (ii) Senior Mezzanine Lender’s foreclosure of the Senior Mezzanine Collateral after such foreclosure or similar exercise of remedies or (iii) Lender’s foreclosure of the Collateral after such foreclosure or similar exercise of remedies;

(f) Borrower shall cause Franchisor to deliver to Lender a comfort letter containing customary mezzanine lender protections, including mortgagee notice and cure rights and the right of Lender to continue to own and operate all or a portion of the affected Individual Property under the Franchise Agreement without the payment of any administrative or other fees in addition to the fees and other amounts due to Franchisor first accruing after Lender (or its successors or assigns) becomes the indirect owner of the applicable Individual Property; and

(g) In connection with the entering into of a new Franchise Agreement with respect to an Individual Property that was previously operated and branded solely under the terms of a Management Agreement, Borrower shall have simultaneously entered into a Management Agreement with a Qualified Manager in accordance with the provisions of Section 5.14 and delivered a subordination and attornment agreement in favor of Lender from such Qualified Manager in form acceptable to Lender

In the event a Mortgage Loan Borrower or Maryland Owner enters into a Franchise Agreement as permitted herein, such Franchise Agreement shall be a “Franchise Agreement” hereunder and the provisions of Section 5.23 shall apply thereto.

Section 5.25 Defense of Title.

Borrower will preserve its interest in and title to the Collateral and shall forever warrant and defend the same to Lender against any and all claims and shall forever warrant and defend the validity and priority of the lien and security interest created herein and under the Pledge Agreement against the claims of all Persons whomsoever. Borrower will cause each Mortgage Loan Borrower and Maryland Owner to preserve its interest in and title to each Individual Property that it owns and shall forever warrant and defend the same to Mortgage Loan Lender against any and all claims made by, through or under Mortgage Loan Borrower or Maryland Owner and shall forever warrant and defend the validity and priority of the lien and security interest created under the Mortgage Loan Documents against the claims of all Persons whomsoever claiming by, through or under Mortgage Loan Borrower or Maryland Owner. Borrower will cause each Senior Mezzanine Borrower to preserve its interest in and title to the Senior Mezzanine Collateral that it owns and shall forever warrant and defend the same to Senior Mezzanine Lender against any and all claims made by, through or under Senior Mezzanine Borrower and shall forever warrant and defend the validity and priority of the lien and security interest created under the Senior Mezzanine Loan Documents against the claims of all Persons whomsoever claiming by, through or under Senior Mezzanine Borrower. The foregoing warranty of title by Borrower as to the Collateral shall survive the foreclosure of the Collateral or UCC Sale or assignment of interests under the Pledge Agreement and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Collateral pursuant to any UCC Sale or assignment.

Section 5.26 Ground Leases.

(a) Borrower will cause each Individual Property Owner to comply in all material respects with the terms and conditions of the Ground Leases (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Ground Leases). Borrower will not permit or cause any Individual Property Owner to do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of the Individual Property leased to such Individual Property Owner under any Ground Lease or will be grounds for declaring a forfeiture of any Ground Lease.

(b) Borrower shall cause each Individual Property Owner to enforce the Ground Leases and will not terminate, modify, cancel, change, supplement, alter or amend any of the Ground Leases (except in connection with a buyout (a “Ground Lease Buyout”) of the fee title held by any Ground Lessor where such fee contemporaneously becomes subject to the Lien of the related Mortgage), or waive, excuse, condone or in any way release or discharge any Ground Lessor of or from any of the material covenants and conditions to be performed or observed by the Ground Lessor under the applicable Ground Lease. Borrower hereby expressly covenants with Lender not to permit or cause any Individual Property Owner to cancel, surrender, amend, modify or alter in any way the terms of any Ground Lease. Borrower hereby agrees to cause each Individual Property Owner to assign to Wells Fargo Mortgage Loan Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the related Mortgages, all of the rights, privileges and prerogatives of such Individual Property Owner, as tenant under the Ground Leases relating to the Wells Fargo Mortgage Loan Property, and not to surrender the leasehold estate created by such Ground Leases or terminate, cancel, modify, change, supplement, alter or amend such Ground Leases, and any such surrender of the leasehold estate created by such Ground Leases or termination, cancellation, modification, change, supplement, alteration or amendment of such Ground Leases (except in connection with a Ground Lease Buyout) without the prior consent of Lender shall be void and of no force and effect.

(c) Borrower will cause each Individual Property Owner to give Lender prompt (and in all events within two (2) Business Days) notice of (i) any written notice delivered by such Individual Property Owner alleging a default under any Ground Lease, (ii) the receipt by such Individual Property Owner of any written notice of default or alleging a default from any Ground Lessor or (iii) the occurrence of any event known to Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner that, with the passage of time or service of notice, or both, would constitute a default by the Individual Property Owner or Ground Lessor. Borrower will cause each Individual Property Owner to promptly (and in all events within two (2) Business Days) furnish to Lender copies of all information furnished to any Ground Lessor in accordance with the terms of the Ground Leases or the provisions of this Section 5.26. Borrower will deposit, or will cause each Individual Property Owner to deposit with Lender an exact copy of any written notice received or given by such Individual Property Owner in any way relating to or affecting any Ground Lease which may concern or affect the estate of the related Ground Lessor or such Individual Property Owner thereunder in or under any Ground Lease or in the real estate thereby demised.

(d) Borrower hereby agrees to cause each Individual Property Owner to grant Lender the right, but not the obligation, to perform any obligations of such Individual Property Owner under the terms of any Ground Lease (subject to the prior rights of any CIGNA Mortgage Lender with respect to a CIGNA Mortgage Loan Ground Lease) during the existence of a Default (provided such Default is related to a Ground Lease) or Event of Default or at any time after Lender receives written notice that such Individual Property Owner has defaulted or is about to default under the terms of any such Ground Lease and Borrower hereby agrees to cause such Individual Property Owner to expressly authorize and appoint Lender its attorney-in-fact to perform, upon written notice to such Individual Property Owner, any obligations of such Individual Property Owner under the terms of any such Ground Lease in the name of and upon behalf of such Individual Property Owner, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. All costs and expenses (including reasonable attorneys’ fees and expenses) so incurred by Lender, shall be treated as an advance secured by the Pledge Agreement, shall bear interest thereon at the Default Rate from the date of payment by Lender until paid in full and shall be paid by Borrower to Lender within five (5) days after demand. No performance by Lender of any obligations of Borrower shall constitute a waiver of any Event of Default arising by reason of Borrower’s failure to perform the same. If Lender shall make any payment or perform any act or take action in accordance with this Section 5.26, Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action promptly after taking such action. In any such event, subject to the rights of Ground Lessors specifically reserved under the Ground Leases and the rights of lessees, sublessees and other occupants under any Leases, Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon any Individual Property at any time and from time to time for the purpose of taking any such action.

(e) To the extent permitted by law, Borrower agrees that the price payable by Borrower or any other person or entity in the exercise of any right of redemption following foreclosure of an Individual Property subject to a Ground Lease shall include all rents paid and other sums advanced by Lender (together with interest thereon at the Default Rate) as ground lessee under the Ground Leases, on behalf of Borrower on account of each applicable Individual Property.

(f) Unless Lender shall otherwise consent, Borrower shall cause each Individual Property Owner to exercise its rights under the Ground Lease and applicable law to ensure that the fee title and the leasehold estate in each Individual Property subject to a Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Ground Lessor or in a Borrower, or in a third party, by purchase or otherwise except in a Ground Lease Buyout in connection with which Wells Fargo Individual Property Owner has delivered to Wells Fargo Mortgage Loan Lender an amendment to the related Mortgage spreading the lien of the Mortgage over the fee interests and providing title insurance coverage related to the priority of the lien of the Mortgage over such interest.

(g) Intentionally omitted.

(h) Borrower hereby acknowledges and agrees that if any Ground Lessor shall deliver to Lender a copy of any notice of default sent by such Ground Lessor to Individual Property Owner, as tenant under a Ground Lease (or to Operating Lessee, as subtenant thereunder), Lender shall be entitled (but not obligated) to take or omit to take any action in reliance thereon (and without any duty of inquiry) and in response to such notice.

(i) For any Ground Lease scheduled to mature earlier than fifteen (15) years from the date of this Agreement, Borrower shall cause the applicable Individual Property Owner to exercise each individual option, if any, to extend or renew the term of any Ground Lease promptly (and in all events before the expiration of any applicable deadline to extend under the Ground Lease if such applicable deadline to extend is prior to the latest Extended Maturity Date that may occur with respect to the Loan) after demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option (subject to any right to do so in favor of a CIGNA Mortgage Lender in the case of a Ground Lease relating to a CIGNA Mortgage Loan Property) in the name of and upon behalf of such Individual Property Owner to so exercise such option if Borrower fails to exercise the same as herein required, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(j) Borrower shall cause Mortgage Loan Borrower and Maryland Owner to cause each Lease of space at any Individual Property subject to a Ground Lease hereafter made and each renewal of any existing Lease (or any other Lease as may be required by the Ground

Lease) to provide that, (i) in the event of the termination of the related Ground Lease, the Lease shall not terminate or be terminable by the lessee; (ii) in the event of any action for the foreclosure of the related Mortgage, the Lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (iii) in the event that the related Ground Lease is terminated as aforesaid, the lessee under the Lease shall attorn to the lessee under such Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be.

(k) Borrower shall notify or cause the applicable Individual Property Owner to notify Lender promptly (and in any event within five (5) days) of any claim, suit, action or proceeding relating to the rejection of any Ground Lease. Lender is hereby irrevocably appointed as each Borrower’s attorney-in-fact, coupled with an interest, with the power to file and prosecute, to the exclusion of each Borrower during an Event of Default, any proofs of claim, complaints, motions, applications, notices and other documents, in any case (other than a CIGNA Mortgage Loan Ground Lease) in respect of the Ground Lessor under the Bankruptcy Code. A Borrower may make any compromise or settlement in connection with such proceedings (subject to Lender’s reasonable approval); provided, however, that Lender shall be authorized and entitled to compromise or settle any such proceeding if such compromise or settlement is made after the occurrence and during the continuance of an Event of Default. The applicable Borrower shall promptly execute and deliver, or cause the applicable Individual Property Owner to promptly execute and deliver, to Lender any and all instruments reasonably required in connection with any such proceeding after reasonably timely request therefor by Lender. Except as set forth above, Borrower shall not, and shall not permit any Individual Property Owner to, adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender, such consent not to be unreasonably withheld.

(l) Borrower shall not, and shall not permit any Individual Property Owner to, without Lender’s prior written consent, elect to treat any Ground Lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(m) If pursuant to Section 365(h)(1) of the Bankruptcy Code, any Individual Property Owner seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the non-performance by the Ground Lessor of any of the Ground Lessor’s obligations under the related Ground Lease after the rejection by the Ground Lessor of such Ground Lease under the Bankruptcy Code, Borrower shall, and shall cause the applicable Individual Property Owner to, prior to effecting such offset, notify Lender of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower or the applicable Individual Property Owner in accordance with the first sentence of this Section 5.26(m) (or such shorter period of time as may be necessary to timely assert such offset so long as the inability to afford Lender ten (10) days notice was not due to Borrower’s or the applicable Individual Property Owner’s delay), Borrower may proceed to permit such Individual Property Owner to effect such offset in the amounts set forth in such Borrower’s notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and a Borrower relating to such offset shall constitute an approval of any such offset by Lender. Borrower shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including reasonable attorneys’ fees and disbursements) arising from or relating to any such offset by a Borrower against the rent reserved in any Ground Lease.

(n) If, during the continuance of an Event of Default, any action, proceeding, motion or notice shall be commenced or filed in respect of an Individual Property that is subject to a Ground Lease (other than a CIGNA Mortgage Loan Ground Lease) in connection with any case under the Bankruptcy Code, Lender has the option, to the exclusion of an Individual Property Owner that is the lessee under such Ground Lease, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of the applicable Individual Property Owner in connection with any such litigation, and Borrower agrees to cause such Individual Property Owner to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith. Borrower shall pay to Lender all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from Lender setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of the Collateral, shall be added to the principal amount of the Debt and shall bear interest at the Default Interest Rate. Borrower shall not, and shall not permit or cause any Individual Property Owner to, commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Lender.

(o) Borrower shall cause an Individual Property Owner that is the lessee under the related Ground Lease to promptly, after obtaining knowledge thereof, notify Lender of any filing by or against any Ground Lessor of a petition under the Bankruptcy Code. Such notice shall set forth any information available to such Individual Property Owner as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall cause an Individual Property Owner promptly deliver to Lender following receipt any and all notices, summonses, pleadings, applications and other documents received by such Individual Property Owner in connection with any such petition and any proceedings relating thereto.

(p) If there shall be filed by or against any Individual Property Owner a petition under the Bankruptcy Code, and such Individual Property Owner, as the tenant under any Ground Lease, shall determine to reject the Ground Lease to which it is a party pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall cause such Individual Property Owner to give Lender not less than ten (10) days’ prior notice of the date on which such Individual Property Owner shall apply to the bankruptcy court for authority to reject such Ground Lease(s). Lender has the right, but not the obligation, to serve upon such Borrower within such 10-day period a notice stating that (i) Lender demands that such Individual Property Owner assume and assign the Ground Lease(s) to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Ground Lease(s). If Lender serves upon any Borrower or the Individual Property Owner the notice described in the preceding sentence, the applicable Borrower or Individual Property Owner shall not seek to reject such Ground Lease(s) and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice has been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

(q) Intentionally Omitted.

(r) Borrower shall not select or approve any Person to act as “insurance trustee” or other depositary that holds Proceeds or Awards without first obtaining the prior written consent of Lender (not to be unreasonably withheld).

(s) Within twenty (20) days after receipt of written demand by Lender, but in no event more than two (2) times in any calendar year, Borrower shall use reasonable efforts to cause Mortgage Loan Borrower to obtain from Ground Lessor under each Ground Lease and furnish to Lender an estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any; provided, that any such estoppels shall, to the extent permitted under the applicable Ground Lease, be addressed to Lender, Other Mezzanine Lenders and the Wells Fargo Mortgage Lender or CIGNA Mortgage Lender, as applicable; and provided, further, that “reasonable efforts” in this clause (s) shall not include the payment of any separate fee by Mortgage Loan Borrower or Maryland Owner to Ground Lessor in connection with any such estoppel certificate.

Section 5.27 Condominiums.

Borrower shall cause the applicable Individual Property Owner, with regard to each Condominium and the related Condominium Documents, to:

(a) with respect to the Condominium unit that it owns, and to the extent it controls the Condominium, cause the Condominium to, comply in all material respects with the Condominium Law;

(b) not, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), take any action to terminate, amend, modify, partition or supplement, or consent to the termination, amendment, modification, partition or supplementation of any of the Condominium Documents;

(c) pay all assessments for common charges and expenses made against the Condominium units then owned by Individual Property Owner pursuant to the Condominium Documents prior to delinquency, subject to any applicable grace periods and Borrower’s rights to contest, if any, pursuant to the terms of this Agreement;

(d) comply in all material respects with all of the terms, covenants and conditions on Individual Property Owner’s part to be complied with, pursuant to the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time;

(e) take all commercially reasonable actions as may be necessary from time to time to preserve and maintain, or to cause the related board of directors or association to preserve and maintain, the Condominium and the Condominium unit that it owns, in accordance with the Condominium Law;

(f) not, without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, exercise any right it may have to vote for, (i) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are completed in accordance with Section 5.21 of the Wells Fargo Mortgage Loan Agreement, (ii) any borrowing on behalf of the Condominium or (iii) the expenditure of any insurance proceeds or Awards for the repair or restoration of the related improvements other than in accordance with Article VIII of the Wells Fargo Mortgage Loan Agreement; and

(g) to the extent Borrower is permitted by law to waive its rights, not, without the prior consent of Lender, vote to restore or not to restore the Improvements owned by such Individual Property Owner that are subject to a Condominium and damaged by a Casualty or Condemnation affecting any Individual Property.

Section 5.28 Operating Leases.

(a) Subject to the provisions of Section 7.6 hereof, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to (i) cause the hotel located on each Individual Property to be operated pursuant to the applicable Operating Lease; (ii) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by Individual Property Owner and/or Operating Lessee under the applicable Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Operating Lease; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Individual Property Owner and/or Operating Lessee under the Operating Lease; (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by Operating Lessee under the Operating Lease; (vi) deliver irrevocable written instructions to the Manager of each CIGNA Mortgage Loan Property, to cause all revenues, after payment of CIGNA Mortgage Loan Debt Service, amounts reserved or paid under the applicable Management Agreement and amounts which are required to be reserved under the applicable CIGNA Mortgage Loan Documents, to be delivered directly by such Manager to the Mezzanine Cash Management Account, unless and until Manager or CIGNA Mortgage Borrower receives written notice from CIGNA Mortgage Lender of the occurrence of a Mortgage Loan Default under the applicable CIGNA Mortgage Loan Documents; and (vii) cause Operating Lessee to conduct its business and operations in accordance with the terms of the Loan Documents and the applicable Mortgage Loan Documents and not allow or permit Operating Lessee to take any of the actions that any Borrower, any Senior Mezzanine Borrower, any Mortgage Loan Borrower or Maryland Owner is prohibited from taking pursuant to the terms of the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents, as applicable.

(b) Subject to the provisions of Section 7.6, without Lender’s prior written consent, not to be unreasonably withheld, Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to (a) surrender, terminate or cancel an Operating Lease; (b)

reduce or consent to the reduction of the term of the Operating Lease; (c) increase or consent to the increase of the amount of rent or any other charges under the Operating Lease; (d) modify, change, supplement, alter or amend the Operating Lease or waive or release any of Borrower’s, Senior Mezzanine Borrower’s or any Mortgage Loan Borrower’s or Maryland Owner’s rights and remedies under the Operating Lease; or (e) waive, excuse, condone or in any way release or discharge any Operating Lessee of or from Operating Lessee’s material obligations, covenants and/or conditions under the Operating Lease.

Section 5.29 Intentionally Omitted.

Section 5.30 Notices. Borrower shall give notice, or cause notice to be given, to Lender promptly following Borrower’s obtaining knowledge of the occurrence of:

(a) any Default, any Event of Default, any Senior Mezzanine Loan Default (or event which, but for the giving of notice or passage of time or both would be a an Senior Mezzanine Loan Default), or any Mortgage Loan Default (or event which, but for the giving of notice or passage of time or both would be a Mortgage Loan Default);

(b) any default or event of default under any Contractual Obligation by Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, Borrower Principal or Sponsor that could reasonably be expected to have a material adverse effect on Borrower, the ability of Borrower to perform under the Loan Documents or the rights and remedies of Lender under the Loan Documents;

(c) any litigation or proceeding naming Borrower, any Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner or Sponsor that could reasonably be expected to have a material adverse effect on Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s, Maryland Owner’s or Sponsor’s condition (financial or otherwise) or business or any Individual Property or the Property as a whole);

(d) any change in the business, operations, property or financial or other condition or prospects of Borrower, or, to the knowledge of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, Sponsor, any Individual Property (excluding any change resulting solely from external market conditions affecting an Individual Property), the Collateral, or the Senior Mezzanine Collateral which could reasonably be expected to have a material adverse effect on Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, Sponsor, any Individual Property, the Collateral or the Senior Mezzanine Collateral, or the ability of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner or Sponsor to perform such Person’s obligations under the Loan Documents to which such Person is a party or the rights and remedies of Lender under the Loan Documents; and

(e) any “Event of Default” as defined under the Ashford Credit Agreement, or any event which, but for the giving of notice, passage of time or both, would be an “Event of Default” thereunder.

Section 5.31 Distributions.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Borrower acknowledges and agrees that Borrower is prohibited from making distributions, loans or other payments of cash (including Excess Cash), fees, proceeds (including Net Sale Proceeds or proceeds from any Permitted CIGNA Mortgage Loan Refinancing), property, revenue or other funds of any kind derived directly or indirectly from the ownership or operation of the Collateral, Senior Mezzanine Collateral or any Individual Property or other collateral under the Mortgage Loan Documents, to any direct or indirect owners of any Borrower Party, to any Affiliates of any such Persons or to any Affiliated Manager, other than (A) distributions by Mortgage Loan Borrower or Maryland Owner to Mezzanine 1 Borrower, by Mezzanine 1 Borrower to Mezzanine 2 Borrower, by Mezzanine 2 Borrower to Mezzanine 3 Borrower and by Borrower to Borrower Principal of funds disbursed by Wells Fargo Mortgage Loan Lender to Mortgage Loan Borrower or Maryland Owner for the payment of Approved Corporate Expenses, (B) distributions by Mortgage Loan Borrower or Maryland Owner to Mezzanine 1 Borrower, and/or by Mezzanine 1 Borrower to Mezzanine 2 Borrower and/or by Mezzanine 2 Borrower to Mezzanine 3 Borrower for deposit to the Working Capital Reserve of funds disbursed by Lender, Senior Mezzanine Lender, Manager or Mortgage Loan Lender to Mortgage Loan Borrower, Maryland Owner, any Senior Mezzanine Borrower or Borrower from Replacement Reserve Funds, Senior Mezzanine Replacement Reserve Funds, Replacement Reserve Funds (as defined in the Wells Fargo Mortgage Loan Agreement) or similar funds held by Manager to reimburse Mortgage Loan Borrower, Maryland Owner, Borrower or any Senior Mezzanine Borrower for Capital Replacements and FF&E Replacements funded out of proceeds from the Working Capital Reserve and (C) payments to Remington of management fees and expenses expressly permitted under the applicable Management Agreement and the applicable Subordination of Management Agreement.

Section 5.32 Curing. Lender shall have the right, but shall not have the obligation, upon written notice to Borrower to exercise Borrower’s rights under the Mezzanine 3 Operating Agreement to cause Mezzanine 3 Borrower to exercise its rights under the Mezzanine 2 Operating Agreement to cause Mezzanine 2 Borrower to exercise its rights under Mezzanine 1 Operating Agreement to cause Mezzanine 1 Borrower to cause the Mortgage Loan Borrower Operating Agreement, (a) to cure a Mortgage Loan Default, Mezzanine 1 Loan Default, Mezzanine 2 Loan Default or Mezzanine 3 Loan Default, as applicable, and (b) to satisfy any Liens, claims or judgments against any Individual Property, the Collateral or the Senior Mezzanine Collateral (except for Liens permitted by the Mortgage Loan Documents, the Loan Documents or the Senior Mezzanine Loan Documents, as applicable), in the case of either clause (a) or (b), unless Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner shall be diligently pursuing remedies so to cure or satisfy such matters to Lender’s sole satisfaction. Borrower shall reimburse Lender on demand for any and all costs reasonably incurred by Lender in connection with curing any such Mortgage Loan Default or Senior Mezzanine Loan Default, or satisfying any such Liens, claims or judgments.

Section 5.33 Liens.

Neither Borrower nor any of its Subsidiaries shall take any action that would impair the Lien created under this Agreement, the Pledge Agreement or any other Loan Document.

Section 5.34 Limitation on Securities Issuances.

Neither Borrower nor any of its Subsidiaries shall issue any membership or partnership interests or other securities, other than those that have been issued and pledged to Lender as of the Closing Date.

Section 5.35 Mortgage Loan Documents; Senior Mezzanine Loan Documents.

(a) Borrower shall cause Mortgage Loan Borrower and Maryland Owner to comply with all obligations with which such Mortgage Loan Borrower or Maryland Owner have covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents to which they are a party, regardless of whether the related Mortgage Loan has been repaid or Mortgage Loan Document has been terminated, unless otherwise consented to in writing by Lender.

(b) Borrower shall cause Mezzanine 1 Borrower to comply with all obligations with which such Mezzanine 1 Borrower has covenanted to comply under the Mezzanine 1 Loan Agreement and all other Mezzanine 1 Loan Documents, regardless of whether the related Mezzanine 1 Loan has been repaid or the Mezzanine 1 Loan Document has been terminated, unless otherwise consented to in writing by Lender.

(c) Borrower shall cause Mezzanine 2 Borrower to comply with all obligations with which such Mezzanine 2 Borrower has covenanted to comply under the Mezzanine 2 Loan Agreement and all other Mezzanine 2 Loan Documents, regardless of whether the related Mezzanine 2 Loan has been repaid or the Mezzanine 2 Loan Document has been terminated, unless otherwise consented to in writing by Lender.

(d) Borrower shall cause Mezzanine 3 Borrower to comply with all obligations with which such Mezzanine 3 Borrower has covenanted to comply under the Mezzanine 3 Loan Agreement and all other Mezzanine 3 Loan Documents, regardless of whether the related Mezzanine 3 Loan has been repaid or the Mezzanine 3 Loan Document has been terminated, unless otherwise consented to in writing by Lender.

Notwithstanding anything to the contrary set forth herein, the rights of Lender as to any matter related to the Mortgage Loan Borrower, Maryland Owner, Senior Mezzanine Borrower and Borrower, and the collateral securing the Mortgage Loan, the Senior Mezzanine Loan and the Loan and the Lenders approval rights in connection therewith, are subject to and limited by the terms of, and the rights of the Wells Fargo Mortgage Loan Lender and the Senior Mezzanine Lender under, the Mortgage Loan Documents, the Senior Mezzanine Loan Documents, and the Intercreditor Agreement.

Section 5.36 Other Limitations.

Prior to the payment in full of the Debt, neither Borrower nor any of its Subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), permit or give its consent or approval to any of the following actions or items:

(a) except as permitted by Lender pursuant to a provision of this Agreement other than this Section 5.36, any refinancing of any Mortgage Loan or any Senior Mezzanine Loan;

(b) creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Property except for Permitted Encumbrances and as otherwise permitted hereunder, under the terms of the Senior Mezzanine Loan Documents and under the terms of the Mortgage Loan Documents;

(c) except as expressly permitted herein and in the Mortgage Loan Documents, any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;

(d) except as expressly permitted herein and in any of the Senior Mezzanine Loan Documents, any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Senior Mezzanine Loan Documents.

(e) the distribution to the partners, members or shareholders of Mezzanine 1 Borrower, Mezzanine 2 Borrower, Mezzanine 3 Borrower, Mortgage Loan Borrower or Maryland Owner of property other than cash;

(f) except as set forth in an approved Annual Budget or as permitted under this Agreement, the Senior Mezzanine Loan Documents and the Mortgage Loan Documents, any (i) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Property, (ii) removal, demolition or material alteration of the improvements or equipment on the Property or (iii) material increase in the square footage or gross leasable area of the improvements on the Property if a material portion of any of the expenses in connection therewith are paid or incurred by Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner;

(g) intentionally omitted;

(h) the settlement of any claim against Borrower or any of its Subsidiaries, other than a fully insured third party claim, which could reasonably be expected to materially adversely affect Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s condition (financial or otherwise) or business or the Property, the Collateral or the Senior Mezzanine Collateral; or

(i) except as permitted or required by the Mortgage Loan Documents, the Loan Documents or any Senior Mezzanine Loan Documents, as the case may be, any determination to restore the Property after a Casualty or Condemnation.

Section 5.37 Contractual Obligations. Other than the Loan Documents, the Borrower Operating Agreement (and the initial membership interests in Borrower issued pursuant thereto) and the Mezzanine 3 Operating Agreement, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such Contractual Obligations and liabilities, not material in the aggregate, that are incidental to its activities as a member of Mezzanine 3 Borrower.

Section 5.38 Refinancing of Wells Fargo.

(a) Borrower shall not consent to or permit a refinancing of the Wells Fargo Mortgage Loan other than in connection with the simultaneous repayment of the Loan in its entirety in accordance with the terms hereof and the terms of the Wells Fargo Mortgage Loan Documents, without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion.

(b) Borrower shall not consent to or permit a refinancing of any of the Senior Mezzanine Loans other than in connection with the simultaneous repayment of the Loan in its entirety in accordance with the terms hereof and the terms of the Senior Mezzanine Loan Documents, without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion.

Section 5.39 CIGNA Mortgage Loans.

(a) On or prior to the current maturity date under each of the CIGNA Mortgage Loans, Borrower shall cause the applicable CIGNA Mortgage Loan Borrower, to:

(i) obtain a Property Release of the related CIGNA Mortgage Loan Property (or Borrower’s interests in the applicable CIGNA Mortgage Loan Borrower), subject to and in accordance with the provisions of Section 2.5;

(ii) amend, modify, restate, replace or refinance the related CIGNA Mortgage Loan on the following terms (any amendment, modification, restatement, replacement or refinancing which satisfies the requirements of this Section 5.39(a)(ii) and Section 5.39(c) a “Permitted CIGNA Mortgage Loan Refinancing”):

(A) the Pro Forma DSCR immediately after giving effect to such amendment, modification, restatement, replacement or refinancing is not lower than the Pro Forma DSCR immediately prior to such amendment, modification, restatement, replacement or refinancing;

(B) the terms of such amendment, modification, restatement, replacement or refinancing shall permit the Senior Mezzanine Loans and the exercise by any Senior Mezzanine Lender of its rights and remedies under its respective Senior Mezzanine Loan Documents, including the foreclosure (or transfer or assignment in lieu thereof) by Lender upon the Collateral or by any Senior Mezzanine Lender upon its respective Senior Mezzanine Collateral;

(C) the terms of the CIGNA Mortgage Loan, after giving effect to such amendment, modification, restatement, replacement or refinancing, shall provide that, so long as no event of default has occurred and is continuing under the new CIGNA Mortgage Loan Documents, all revenues, after payment of amounts required to be reserved or paid under any applicable Management Agreement and the payment of debt service, customary reserves and other costs and expenses which are required to be paid under the CIGNA Mortgage Loan Documents, shall be deposited directly into the Mezzanine Cash Management Account by CIGNA Mortgage Lender or Manager. CIGNA Mortgage Lender, CIGNA Mortgage Borrower and any Manager of the related Individual Property shall have executed and delivered to Senior Mezzanine Lender any documents requested by Senior Mezzanine Lender to implement and effectuate the foregoing;

(D) Borrower shall pay all costs and expenses of Lender incurred in connection with any such refinancing, including reasonable fees and expenses of Lender’s counsel; and

(E) the maturity date of the CIGNA Mortgage Loan shall be a date which is co-terminous with or later than the Second Extended Maturity Date (as defined in the Senior Mezzanine Loan Documents).

(b) Borrower shall not consent to or permit any amendment, modification, restatement, replacement or refinancing of any CIGNA Mortgage Loan other than (i) a Permitted CIGNA Mortgage Loan Refinancing or (ii) in connection with the simultaneous repayment of the Senior Mezzanine Loans in their entirety in accordance with the of the applicable Senior Mezzanine Loan Agreement, without the prior consent of each Senior Mezzanine Lender, which consent may be granted or withheld by such Senior Mezzanine Lender in such Senior Mezzanine Lender’s sole discretion. Borrower shall have the right to refinance one or more of the CIGNA Mortgage Loans as part of a single financing secured the related CIGNA Mortgage Loan Properties so long as such refinancing otherwise satisfies the terms of this Section 5.39.

(c) The terms of any amendment, modification, restatement or replacement of any CIGNA Mortgage Loan Documents (including the terms of any refinancing under Section 5.39(a)(ii) above), shall be subject to the prior written approval of each Senior Mezzanine Lender, which approval shall not be unreasonably withheld.

Section 5.40 Bankruptcy Related Covenants.

(a) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duty, as advised by counsel, Borrower shall not, nor shall Borrower cause or permit any Significant Party, Sponsor or Affiliated Manager, or any Related Party (as defined in the Guaranty) of any Significant Party, Sponsor or Affiliated Manager, to, seek substantive consolidation in connection with a proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws of any Loan Party (other than the substantive consolidation of an Affiliated Manager with any other Person which is not a Loan Party).

(b) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duty, as advised by counsel, Borrower shall not, nor shall Borrower cause or permit any Loan Party or any Related Party (as defined in the Guaranty) of a Loan Party to, provide, originate, acquire an interest in or solicit (in writing) or accept from Sponsor, any Related Party (as defined in the Guaranty) of Sponsor or any other

Loan Party any debtor-in-possession financing on behalf of a Loan Party in the event that such Loan Party is the subject of a proceeding under the Bankruptcy Code or under any other Creditors’ Rights Laws (other than debtor-in-possession financing provided to or on behalf of an Affiliated Manager by a Person which is not a Loan Party in such a proceeding of such Affiliated Manager which involves no other Loan Party).

Section 5.41 Embargoed Persons.

Borrower and the other Loan Parties have performed and shall perform reasonable due diligence to ensure that at all times throughout the term of the Loan, including after giving effect to any Sale or Pledge permitted pursuant to the terms of the Loan Documents, (a) none of the funds or other assets of any Borrower Party or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person with the result that the investment in any such Borrower Party or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or Sponsor, as applicable, with the result that the investment in Borrower Party or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party or Sponsor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower Party or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any portion of the Collateral or the Mortgage Loan Collateral to be subject to forfeiture or seizure.

Section 5.42 Patriot Act. All capitalized words and phrases and all defined terms used in the Patriot Act and are incorporated into this Section 5.42. Borrower hereby agrees that each Borrower Party, each Sponsor, and each other Person affiliated with Borrower or Sponsor or that has an economic interest in any Borrower Party or Sponsor, or that has an interest in the transaction contemplated by this Agreement or in any Individual Property or participates, in any manner whatsoever, in the Loan (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party or Sponsor, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate) (i) shall not be a “blocked” Person listed in the Annex; (ii) shall remain in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of OFAC; (iii) shall operate under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) shall deliver to Lender immediately after receipt any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) shall not be listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) shall not be a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) shall not own or be controlled by, or act for or on behalf of, any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

ARTICLE VI

ENTITY COVENANTS

Section 6.1 Single Purpose Entity/Separateness.

Until the Debt has been paid in full (and regardless of any Property Release), Borrower represents, warrants and covenants as follows:

(a) Borrower has not and will not, and will not permit any Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner to:

(i) (A) as to the Individual Property Owners, engage in any business or activity other than the ownership, operation (including leasing such Individual Property pursuant to an Operating Lease) and maintenance of the Individual Property that it owns and activities incidental thereto, including any business related to its ownership interest in an Operating Lessee pursuant to and in accordance with Section 7.6; (B) as to the Operating Lessees, allow the Operating Lessees to engage in any business or activity other than the operation and maintenance of the Individual Property that it leases pursuant to the applicable Operating Lease and activities incidental thereto; (C) as to Borrower, engage in any business or activity other than the ownership of the Pledged Company Interests and the Collateral and any activities incidental thereto; (D) as to the Mezzanine 3 Borrower, engage in any business or activity other than the ownership of the Mezzanine 3 Pledged Company Interests and the Mezzanine 2 Collateral and activities incidental thereto (E) as to the Mezzanine 2 Borrower, engage in any business or activity other than the ownership of the Mezzanine 2 Pledged Company Interests and the Mezzanine 2 Collateral and activities incidental thereto; (F) as to the Mezzanine 1 Borrower, engage in any business or activity other than the ownership of the Mezzanine 1 Pledged Company Interests and the Mezzanine 1 Collateral and activities incidental thereto; (G) as to HH Gaithersburg LLC, engage in any business or activity other than (1) the ownership, operation (including leasing such Individual Property to an Operating Lessee) and maintenance of the limited liability company interests in HH Gaithersburg Borrower, LLC, (2) the ownership, operation (including leasing such Maryland Property to an Operating Lessee) and maintenance of its respective Maryland Property and (3) activities incidental thereto; (H) as to HH Gaithersburg Borrower LLC, engage in any business or activity other than entering into and performing its obligations under the Loan Documents; (I) as to HH Annapolis Holding LLC and HH Baltimore Holdings LLC, engage in any business or activity other than the ownership and operation of the limited liability company interests in HH Annapolis LLC and HH Baltimore LLC, respectively, and activities incidental thereto; (J) as to HH Annapolis LLC and HH Baltimore LLC, engage in any business or activity other than the ownership, operation (including leasing such Maryland Property to an Operating Lessee) and maintenance of its respective Maryland Property and activities incidental thereto;

(ii) acquire or own any assets other than (A) as to the Individual Property Owners, its Individual Property, such incidental Personal Property as may be necessary for the ownership or operation of its Individual Property, and an Operating Lessee pursuant to and in accordance with Section 7.6, (B) as to Operating Lessee, such incidental Personal Property as may be necessary for the operation of the Individual Property that it leases, (C) HH Gaithersburg LLC, its respective Maryland Property, its limited liability company interests in HH Gaithersburg Borrower LLC, and such incidental Personal Property as may be necessary for the ownership and operation of the foregoing, (D) with respect to HH Gaithersburg Borrower LLC, incidental Personal Property as may be necessary for it to perform its obligations under the Loan Documents, (E) with respect to HH Annapolis Holding LLC and HH Baltimore Holdings LLC, its limited liability company interests in HH Annapolis LLC and HH Baltimore LLC, respectively, and such incidental Personal Property as may be necessary for the ownership and operation of HH Annapolis LLC and HH Baltimore LLC, respectively, (F) with respect to HH Annapolis LLC and HH Baltimore LLC, its respective Maryland Property and such incidental Personal Property as may be necessary for the ownership and operation of its respective Maryland Property, (G) as to Borrower, other than (1) the Pledged Company Interests or the Collateral, and (2) such incidental Personal Property as may be necessary for the ownership of the Pledged Company Interests and the Collateral; (H) as to Mezzanine 3 Borrower, other than (1) the Mezzanine 3 Pledged Company Interests or the Mezzanine 3 Collateral, and (2) such incidental Personal Property as may be necessary for the ownership of the Mezzanine 3 Pledged Company Interests and the Mezzanine 3 Collateral; (I) as to Mezzanine 2 Borrower, other than (1) the Mezzanine 2 Pledged Company Interests or the Mezzanine 2 Collateral, and (2) such incidental Personal Property as may be necessary for the ownership of the Mezzanine 2 Pledged Company Interests and the Mezzanine 2 Collateral; and (J) as to Mezzanine 1 Borrower, other than (1) the Mezzanine 1 Pledged Company Interests or the Mezzanine 1 Collateral, and (2) such incidental Personal Property as may be necessary for the ownership of the Mezzanine 1 Pledged Company Interests and the Mezzanine 1 Collateral;

(iii) merge into or consolidate with any Person, change the legal structure, or sell all or substantially all of its assets or institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or a substantial part of its property, or make any assignment for the benefit of creditors of it, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate;

(iv) fail to observe all applicable organizational formalities, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or fail to comply with the provisions of its organizational documents;

(v) (A) with respect to Borrower, own any Subsidiary, or make any investment in, any Person other than the Pledged Company Interest and the Collateral or,

pursuant to and in accordance with Section 7.6, (B) with respect to Wells Fargo Mortgage Loan Borrower, own any subsidiary, or make any investment in, any Person other than, as to HH Annapolis Holding LLC, HH Gaithersburg LLC and HH Baltimore Holdings LLC, its respective limited liability company interest in HH Annapolis LLC, HH Gaithersburg Borrower LLC and HH Baltimore LLC, or pursuant to in accordance with Section 7.6 of the Wells Fargo Mortgage Loan Agreement, (C) with respect to Mezzanine 3 Borrower, own any Subsidiary, or make any investment in, any Person other than the Mezzanine 3 Pledged Company Interest and the Mezzanine 3 Collateral or, pursuant to and in accordance with Section 7.6 of the Mezzanine 3 Loan Agreement, (D) with respect to Mezzanine 2 Borrower, own any Subsidiary, or make any investment in, any Person other than the Mezzanine 2 Pledged Company Interest and the Mezzanine 2 Collateral or, pursuant to and in accordance with Section 7.6 of the Mezzanine 2 Loan Agreement, or (E) with respect to Mezzanine 1 Borrower, own any Subsidiary, or make any investment in, any Person other than the Mezzanine 1 Pledged Company Interest and the Mezzanine 1 Collateral or, pursuant to and in accordance with Section 7.6 of the Mezzanine 1 Loan Agreement;

(vi) except with respect to each other Borrower under the Loan Documents, commingle its assets with the assets of any other Person;

(vii) (x) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the Debt, (y) with respect to any Senior Mezzanine Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the Debt (as defined in the applicable Senior Mezzanine Loan Agreement) or (z) with respect to Mortgage Loan Borrower (other than Maryland Owner), incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the “Debt” (as defined in the Wells Fargo Mortgage Loan Agreement), (B) with respect to the Maryland Owner, the Maryland Owner Indebtedness, (C) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, (D) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions, (E) equipment financing that is not secured by a Lien on the Property other than on the equipment being financed, and/or (F) in connection with the Contribution Agreement; provided however, the aggregate amount of the indebtedness described in clauses (C), (D) and (E) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note, the Other Mezzanine Notes and the Mortgage Note;

(viii) fail to maintain its own separate books and records, and bank accounts; except that each Borrower’s, Senior Mezzanine Borrower’s, Mortgage Loan Borrower’s and Maryland Owner’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that such Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner, as

the case may be, is a separate legal entity and its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall also be listed on its own separate balance sheet;

(ix) except for capital contributions, and except for the Contribution Agreement, enter into any contract or agreement or transaction with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrowers, Maryland Owner or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) except with respect to Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrowers and Maryland Owner under the Loan Documents, Senior Mezzanine Loan Documents, the Mortgage Loan Documents or the Contribution Agreement, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person, except with respect to other Borrowers under the Contribution Agreement;

(xiii) fail to pay any taxes required to be paid under applicable law or fail to file its own tax returns except to the extent such Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Legal Requirements;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided, however, the foregoing shall not require any member to make any additional capital contributions;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of the managers or directors of such Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner or each SPE Component Entity (if any), including each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, or (c) make an assignment for the benefit of creditors;

(xvii) fail to allocate shared expenses (including shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses or to use separate stationery, invoices and checks bearing its own name;

(xviii) fail to remain solvent, and continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, provided, however, the foregoing shall not require any member to make any additional capital contributions;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrowers or Maryland Owner and their respective principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan;

(xxi) fail to pay the salaries of its own employees, if any, or maintain a sufficient number of employees in light of its contemplated business operations, provided, however, the foregoing shall not require any member to make any additional capital contributions;

(xxii) identify itself as a department or division of any other Person;

(xxiii) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment grade securities and amounts payable by other Borrowers under the Contribution Agreement);

(xxiv) fail to hold all of its assets in its own name;

(xxv) fail to conduct its business in its name or in a name franchised or licensed to it by a Franchisor;

(xxvi) have any obligation to indemnify, and will not indemnify, its managers, officers or members, as the case may be, unless such obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; or

(xxvii) except pursuant to the terms and conditions of the Loan Documents, have any of its obligations guaranteed by an Affiliate.

(b) If Borrower is a partnership or limited liability company, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (other than PIMHH, each an “SPE Component Entity”) of Borrower, shall be a corporation or a special purpose limited liability company, in either case, whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and (viii) - (xxvii), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii)

will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company that satisfies the requirements of clause (c), so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

(c) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of

Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

Section 6.2 Change of Name, Identity Or Structure.

Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of any Loan Party (other than an Affiliated Manager) except in strict compliance with Article VII hereto, (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in a Loan Party’s (other than an Affiliated Manager’s) structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not, and shall not permit any other Loan Party (other than an Affiliated Manager) to, change or permit to be changed any organizational documents of any Loan Party (other than an Affiliated Manager and, subject to the provisions of Article VII hereof, Sponsor) if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof, without the prior written consent of Lender, or, after the Securitization of the Loan only if Borrower receives written confirmation from each of the applicable Rating Agencies that such amendment would not result in the qualification, withdrawal or downgrade of any rating of any of the Securities,. Borrower authorizes Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate, and representing and warranting that Borrower does business under no other trade name. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

Section 6.3 Business and Operations.

(a) Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Pledged Company Interests and the Collateral. Borrower shall not enter into any line of business other than the ownership of the Pledged

Company Interests and the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(b) Borrower will cause Mezzanine 3 Borrower to qualify to do business and to remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Mezzanine 3 Pledged Company Interests and the Mezzanine 3 Collateral. Borrower shall not permit Mezzanine 3 Borrower to enter into any line of business other than the ownership of the Mezzanine 3 Pledged Company Interests and the Mezzanine 3 Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(c) Borrower will cause Mezzanine 3 Borrower to cause Mezzanine 2 Borrower to qualify to do business and to remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Mezzanine 2 Pledged Company Interests and the Mezzanine 2 Collateral. Borrower shall not permit Mezzanine 3 Borrower to permit Mezzanine 2 Borrower to enter into any line of business other than the ownership of the Mezzanine 2 Pledged Company Interests and the Mezzanine 2 Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(d) Borrower will cause Mezzanine 3 Borrower to cause Mezzanine 2 Borrower to cause Mezzanine 1 Borrower to qualify to do business and to remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Mezzanine 1 Pledged Company Interests and the Mezzanine 1 Collateral. Borrower shall not permit Mezzanine 3 Borrower to permit Mezzanine 2 Borrower to permit Mezzanine 1 Borrower to enter into any line of business other than the ownership of the Mezzanine 1 Pledged Company Interests and the Mezzanine 1 Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(e) Borrower will cause each Mortgage Loan Borrower and Maryland Owner to qualify to do business and to remain in good standing under the laws of each State as and to the extent the same are required for the ownership, maintenance, management and operation of each Individual Property. Borrower shall not permit any Mortgage Loan Borrower or Maryland Owner to enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

Section 6.4 Independent Director.

(a) The organizational documents of any SPE Component Entity (or, if Borrower is a single member Delaware limited liability company that complies with Section

6.1(c), Borrower’s organizational documents) shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed Independent Directors of any SPE Component Entity or Borrower (as applicable).

(b) The organizational documents of SPE Component Entity (if any) or Borrower (as applicable) shall provide that the board of directors of SPE Component Entity or Borrower (as applicable) shall not take any action which, under the terms of any certificate of incorporation, by-laws, articles of organization, operating agreement or any voting trust agreement with respect to any common stock or membership interest (as applicable), requires a unanimous vote of the board of directors of such SPE Component Entity or Borrower (as applicable) unless at the time of such action there shall be at least two (2) members of the board of directors who are Independent Directors. Such SPE Component Entity or Borrower (as applicable) will not, without the unanimous written consent of its board of directors including each Independent Director, on behalf of itself or Borrower (as applicable), (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

Section 6.5 Additional Entity Representations, Warranties and Covenants.

(a) Borrower hereby represents with respect to each Senior Mezzanine Borrower and each Mortgage Loan Borrower and Maryland Owner that it:

(i) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business except for anything which has been remedied prior to the date hereof and which did not and will not affect or impair, and has not at any time affected or impaired, Mortgage Loan Borrower’s or Maryland Owner’s right to own and/or operate the Properties, as the case may be, in any material respect;

(ii) has no judgments or liens of any nature against it except for tax liens not yet due;

(iii) is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(iv) is not involved in any dispute with any taxing authority except as disclosed on Schedule XII and except for any tax certiorari proceedings that would be permitted under Section 5.4(b);

(v) has paid all taxes which it owes;

(vi) (A) as to each Property Owner (other than any Maryland Owner or Maryland Borrower) has never owned any real property other than the Individual Property and personal property necessary or incidental to its ownership or operation of the Individual Property that it owns and has never engaged in any business other than the ownership and/or operation of the Individual Property that it owns (or as to Operating Lessee, that it operates pursuant to the applicable Operating Lease, (B) as to HH Gaithersburg LLC, has never owned any property other than the Maryland Property that it owns, its limited liability company interests in HH Gaithersburg Borrower LLC, and incidental personal property necessary or incidental to its ownership or operation of the foregoing and has never engaged in any business other than the ownership and/or operation of the Maryland Property that it owns and HH Gaithersburg Borrower LLC, (C) as to HH Gaithersburg Borrower LLC, had never owned any property other than incidental Personal Property as may be necessary for it to perform its obligations under the Loan Documents and has never engaged in any business other than entering into and performing its obligations under the Loan Documents, (D) as to HH Baltimore Holdings LLC and HH Annapolis Holding LLC, has never owned any property other than its limited liability company interests in HH Baltimore LLC and HH Annapolis LLC, respectively, and such incidental Personal Property as may be necessary for the ownership and operation of HH Baltimore LLC and HH Annapolis LLC, respectively, and has never engaged in any business other than the other than the ownership and operation of the limited liability company interests in HH Baltimore LLC and HH Annapolis LLC, respectively, and activities incidental thereto, (E) as to HH Baltimore LLC and HH Annapolis LLC, has never owned any property other than the Maryland Property that it owns and such incidental Personal Property as may be necessary for the ownership and operation of the Maryland Property that it owns and has never engaged in any business other than the ownership and/or operation of the Maryland Property that it owns, (F) as to each Operating Lessee, has never owned any property other than such property as may be necessary for the ownership or operating of the Individual Property that it leases and has never engaged in any business other than the operating and maintenance of the Individual Property that it leases, and (G) as to each SPE Component Entity, has never owned any property other than its ownership interest in its respective Borrower and personal property necessary or incidental to the ownership or operation of such Borrower and has never engaged in any business other than the ownership and/or operation of such Borrower);

(vii) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending that, if adversely determined, would have a material adverse effect on any Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner, or that resulted in a judgment against it that has not been paid in full or that was not fully covered by an applicable insurance policy;

(viii) has no material contingent or actual obligations not related to the Mortgage Loan Property or Collateral that it owns (or as to any Operating Lessee, that it operates pursuant to the applicable Operating Lease);

(ix) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition; and

(x) has obtained a current Phase I environmental site assessment (“ESA”) for each Individual Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further remediation that is not being remediated as set forth in the ESA or has not been remediated.

(b) Borrower hereby represents with respect to each Senior Mezzanine Borrower, Mortgage Loan Borrower and Maryland Owner that, from the date of such entity’s formation to the date of this Agreement, such entity:

(i) has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that were at the time entered into commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has paid all of its debts and liabilities from its assets;

(iii) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iv) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(v) has not had its assets listed as assets on the financial statement of any other Person except the consolidated statements of Highland Hospitality Corporation and its subsidiaries in which no statement was made indicating that such entity was not a separate legal entity that maintained separate books and records;

(vi) has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vii) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(viii) has corrected any known misunderstanding regarding its status as a separate entity;

(ix) has conducted all of its business and held all of its assets in its own name;

(x) has not identified itself or any of its affiliates as a division or part of the other;

(xi) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(xii) has not commingled its assets with those of any other Person (other than any other Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner) and has held all of its assets in its own name;

(xiii) has not guaranteed or become obligated for the debts of any other Person;

(xiv) has not held itself out as being responsible for the debts or obligations of any other Person;

(xv) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xvi) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(xvii) has maintained adequate capital in light of its contemplated business operations;

(xviii) has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(xix) has not owned any subsidiary or any equity interest in any other entity;

(xx) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents;

(xxi) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Mortgage Loan Documents;

(xxii) none of the current direct or indirect owners of equity interests in Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner is affiliated with any of the former owners of equity interests in Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner; and

(xxiii) except for the Operating Lessee, none of the tenants holding leasehold interests with respect to any Individual Property are affiliated with Mortgage Loan Borrower, Senior Mezzanine Borrower or Maryland Owner.

ARTICLE VII

NO SALE OR ENCUMBRANCE

Section 7.1 Intentionally Omitted.

Section 7.2 No Sale/Encumbrance.

(a) Borrower shall not, without the prior written consent of Lender, cause or permit a Sale or Pledge of the Collateral, the Senior Mezzanine Collateral or the Property or any part thereof or any legal or beneficial interest therein, nor cause or permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”). A Prohibited Transfer shall not include (i) a Sale or Pledge pursuant to Section 2.5; (ii) a Permitted Transfer, (iii) a Sale or Pledge pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13; (iv) Permitted Encumbrances with respect to the Property; (v) a Permitted CIGNA Mortgage Loan Refinancing; (vi) a Condemnation with respect to any Individual Property; (vii) a Sale or Pledge of any direct or indirect interests in Ashford Sponsor; (viii) a Sale or Pledge of any direct or indirect interests in Pru Sponsor so long as, after giving effect thereto, PIM, Pru Financial or an Affiliate of PIM or Pru Financial shall continue to Control Pru Sponsor; and (ix) a Sale or Pledge of any direct or indirect interests in Remington.

(b) A Prohibited Transfer shall include (i) (x) an installment sales agreement wherein any Mortgage Loan Borrower or Maryland Owner agrees to sell any Individual Property or any part thereof for a price to be paid in installments, (y) an installment sales agreement wherein any Senior Mezzanine Borrower agrees to sell the Senior Mezzanine Collateral or any part thereof for a price to be paid in installments or (z) an installment sales agreement wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by any Mortgage Loan Borrower or Maryland Owner leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Mortgage Loan Borrower’s or Maryland Owner’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; and (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Borrower hereby represents and warrants that, as of the date hereof, Sponsor indirectly Controls each Borrower Party, Other Mezzanine Borrower and Other Mezzanine SPE Component Entity.

Section 7.3 Permitted Transfers.

(a) Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer and shall be deemed a “Permitted Transfer” hereunder: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; or (ii) the Sale or Pledge, in one or a series of transactions, of all or a portion of the indirect legal or beneficial interests in Mortgage Loan Borrower or Maryland Owner, Borrower, any Senior Mezzanine Borrower or any other Restricted Party, provided, that (A) after giving effect to such Sale or Pledge, (1) Sponsor (individually or in the aggregate) shall continue to own not less than fifty-one percent (51%) of the ultimate economic and beneficial interests in PIMHH, and to Control, directly or indirectly, PIMHH, and PIMHH shall continue to own not less than 100% of the ultimate economic and beneficial interests in each Borrower Party, Other Mezzanine Borrower, Other SPE Component Entity, and PIM TRS and to Control, directly or indirectly, each Borrower Party, Other Mezzanine Borrower, Other SPE Component Entity, and PIM TRS, (2) Sponsor’s direct and indirect interests in each Borrower Party, Other Mezzanine Borrower, Other SPE Component Entity, PIMHH and PIM TRS shall be unencumbered other than by the security interests granted to each Mezzanine Lender under the applicable Mezzanine Loan Documents, (3) no such Sale or Pledge shall be a Sale or Pledge of any direct ownership interest in any Borrower Party, Other Mezzanine Borrower or Other SPE Component Entity, and (4) to the extent Pru Sponsor’s ownership of economic and beneficial interests is included in meeting the condition of clause (A)(1) above, PIM, Pru Financial or an Affiliate of PIM or Pru Financial shall continue to Control Pru Sponsor (the satisfaction of each condition in clauses (A)(1) through (A)(4), the “Sponsor Ownership and Control Condition”); (B) after giving effect to such Sale or Pledge, each Individual Property shall continue to be managed by a Qualified Manager; (C) prior to any such Sale or Pledge, Lender shall receive evidence that the single purpose bankruptcy remote nature of each Significant Party is in accordance with the standards of the Rating Agencies (provided that, with respect to any CIGNA Mortgage Loan Borrower, prior to any Permitted CIGNA Mortgage Loan Refinancing, such CIGNA Mortgage Loan Borrower shall continue to be in accordance with such standards to the extent, and only to the extent, the same is in accordance therewith as of the Closing Date) and, without limitation, Lender may require in connection therewith, in Lender’s reasonable discretion, a revised substantive non-consolidation opinion letter reflecting the applicable Sale or Pledge, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies; (D) no Default or Event of Default shall exist at the time of such Sale or Pledge; (E) Lender shall receive not less than thirty (30) days (fifteen (15) days if the notice is given prior to a Securitization) prior written notice of such proposed Sale or Pledge pursuant to clause (ii) above; (F) except where such Sale or Pledge is to a Qualified Transferee, the transferee or pledge, as the case may be, shall be subject to the prior written approval of Lender; (G) Borrower shall deliver, or cause to be delivered, evidence to Lender that such Sale or Pledge does not violate the terms of the applicable Ground Lease, if any, Management Agreement or the applicable Franchise Agreement, if any, as the case may be; and (H) Borrower shall deliver and certify to Lender an organizational chart in form reasonably acceptable to Lender accurately depicting the direct and indirect owners of the equity interests in each Borrower Party and Borrower Principal, and such other Persons as Lender may reasonably require, following such Sale or Pledge.

(b) In connection with any actions under this Section 7.3, Borrower shall pay, promptly upon demand therefor by Lender, all of Lender’s and the Rating Agencies’ costs and expenses associated with any proposed or actual Sale or Pledge of any Restricted Party, including reasonable attorney’s fees and costs.

(c) For the avoidance of doubt, subject in each instance to the satisfaction of the Sponsor Ownership and Control Condition and all of the other conditions in Section 7.3(a)(ii), the following Sale or Pledges shall not be prohibited under the terms of this Agreement:

(i) The Sale or Pledge of direct or indirect interests in PIMHH between and among Pru Sponsor and Ashford Sponsor;

(ii) Intentionally omitted;

(iii) The merger or consolidation of Ashford Hospitality Trust, Inc., Ashford OP General Partner LLC, Ashford OP Limited Partner LLC or Ashford Sponsor; and

(iv) Any reorganization of Pru Financial or any subsidiary of Pru Financial (other than a Loan Party).

Section 7.4 Lender’s Rights.

Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization of the Loan, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement (including the covenants in Article VI) and the other Loan Documents, (e) unless Lender waives such requirement, a new manager for each Individual Property and a new management agreement satisfactory to Lender, (f) the satisfaction of all conditions set forth in Section 7.4 of the Mezzanine 3 Loan Agreement, (g) the satisfaction of all conditions set forth in Section 7.4 of the Mezzanine 2 Loan Agreement, (h) the satisfaction of all conditions set forth in Section 7.4 of the Mezzanine 1 Loan Agreement, (i) the satisfaction of all conditions set forth in Section 7.4 of the Wells Fargo Mortgage Loan Agreement, and (j) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 7.5 Assumption.

Borrower and Lender acknowledge and agree that no transfer of any of the Collateral to, and the related assumption of the Loan by, any Person shall be permitted under this Agreement without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion. Borrower shall not permit the Sale or Pledge of all or a portion of the Mezzanine 3 Collateral and the related assumption of the applicable Mezzanine 3 Loan by any Person without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion. Borrower shall not permit the Sale or Pledge of all or a portion of the Mezzanine 2 Collateral and the related assumption of the applicable Mezzanine 2 Loan by any Person without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion. Borrower shall not permit the Sale or Pledge of all or a portion of the Mezzanine 1 Collateral and the related assumption of the applicable Mezzanine 1 Loan by any Person without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion. Borrower shall not permit the Sale or Pledge of any Individual Property and the related assumption of the applicable Mortgage Loan by any Person without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.

Section 7.6 Operating Lease Structure.

(a) Without limiting any of the other provisions of this Article VII, from and after the Closing Date, PRISA III REIT and Ashford Hospitality Trust, each of which the parties hereto acknowledge is a real estate investment trust (“REIT”) as of the date hereof, shall have the right to elect not to be treated as a REIT. In connection with any such election, Borrower permit Property Owners to remove some or all of the Individual Properties from the REIT ownership structure (such removal is a “De-REIT Conversion”) in place on the date hereof (it being agreed and acknowledged by the parties hereto that certain of the Individual Properties are held in a REIT ownership structure on the date hereof) and terminate the applicable Operating Leases, provided that the other provisions of this Article VII are not breached thereby, and the following additional conditions are satisfied:

(i) The De-REIT Conversion is not, in the reasonable determination of Lender, likely to impair or otherwise materially and adversely affect (A) any Property Owner’s financial condition, (B) the operations at any Individual Property or (C) Borrower’s ability to pay the monthly Debt Service or the payment due on the Maturity Date or otherwise perform its obligations hereunder and the other Loan Documents;

(ii) The De-REIT Conversions does not, in the reasonable opinion of Lender, impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents;

(iii) At the time of such De-REIT Conversion, there is no continuing Event of Default;

(iv) Borrower delivers evidence to Lender that such De-REIT Conversion has been approved by each Manager, Franchisor and Ground Lessor, or if such approval is not required by any such Manager, Franchisor or Ground Lessor, Borrower has delivered evidence thereof to Lender, such evidence to be reasonably acceptable to Lender;

(v) Borrower shall reimburse Lender for any actual costs and expenses it reasonably incurs arising from the De-REIT Conversion contemplated by this Section 7.6 (including reasonable attorneys’ fees and expenses); and

(vi) Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities that the De-REIT Conversion will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities.

(b) At Property Owners’ option upon receipt of the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed), Property Owners may cause the Properties at any time after a De-REIT Conversion to become subjected to one or more new operating leases (whether one or more, the “New Operating Lease”), provided that the following conditions are first satisfied:

(i) Property Owners shall create one or more wholly owned subsidiaries (whether one or more, the “New Operating Lessee”), each of which is a single purpose bankruptcy remote entity that will have organizational documents substantially the same as the organizational documents of the Property Owners and Operating Lessees (or in such other form reasonably approved by Lender) and otherwise satisfying the requirements of Article VI hereof;

(ii) each New Operating Lessee shall automatically become a Restricted Party hereunder and shall be required to comply with the provisions of this Agreement including this Article XII and shall be prohibited from transferring its interests as lessee under the New Operating Lease;

(iii) Property Owners will lease the Property to the applicable New Operating Lessee pursuant to the applicable New Operating Lease which shall be subject to Lender’s reasonable approval and Property Owners will assign the related Franchise Agreement, if any, and the Management Agreement to New Operating Lessee and Mortgage Loan Borrower or Maryland Owner shall not have any guaranty obligations to the Franchisor or Manager thereunder with respect to New Operating Lessee’s assumption of, and obligations under, the Management Agreement and Franchise Agreement;

(iv) such transactions will not cause an event of default or termination or modification of, or affect Lender’s rights under, any Management Agreement or Franchise Agreement;

(v) Property Owners and the New Operating Lessee shall execute and deliver such documents and amendments to the Loan Documents reasonably requested by Lender to evidence that the New Operating Lessee shall be bound to the Loan Documents (which the parties agree will be the same obligations as each Operating Lessee has under the Loan Documents as of the date hereof);

(vi) Borrower shall deliver to Lender a new non-consolidation opinion from Borrower’s counsel with respect to the New Operating Lessee, in the same form as the non-consolidation opinions delivered to Lender on the Closing Date, or in such other from reasonably approved by Lender;

(vii) Borrower shall reimburse Lender for any costs and expenses it reasonably incurs arising from the transactions contemplated by this Section 7.6 (including reasonable attorneys’ fees and expenses);

(viii) if a Securitization has occurred with respect to any portion of the Loan, Borrower shall deliver to Lender written confirmation from all Rating Agencies rating any Securitization that such conversion into an Operating Lease structure shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization;

(ix) at the time a Property Owner enters into the New Operating Lease with respect to the Property, there is no continuing Event of Default;

(x) New Operating Lessee shall subordinate all of its right, title and interest in and to the New Operating Lease (and all revenues that New Operating Lessee becomes entitled to thereunder) to the lien of the Mortgage and the rights of Lender under the Loan Documents and if requested by Lender, New Operating Lessee shall join into the Mortgage as a mortgagor and this Agreement for purposes of agreeing to, without limitation, Articles IV-X hereof;

(xi) Borrower shall have delivered acceptable evidence to Lender that such transaction has been approved by each Manager, Franchisor and Ground Lessor, or if such approval is not required by any such Manager, Franchisor or Ground Lessor, Borrower shall have delivered evidence thereof to Lender, such evidence to be acceptable to Lender; and

(xii) Borrower shall not permit the Sale or Pledge of all or a portion of the Mezzanine 3 Collateral and the related assumption of the applicable Mezzanine 3 Loan by any Person without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.

ARTICLE VIII

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 8.1 Insurance.

(a) Borrower shall cause Property Owners to obtain and maintain, or cause to be maintained, at all times insurance for Property Owners and each Individual Property providing at least the following coverages:

(i) comprehensive “all risk” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage except for named windstorm and earthquake deductibles which shall not exceed five percent (5%) of the insured value of each Individual Property; and (D) if any of the Improvements or the use of any Individual Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower shall cause Property Owners to obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event any Individual Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Individual Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article XII and Article XIV hereof to the extent the same is available;

(iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of 18 months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the related Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Lender’s reasonable estimate of the gross income from the related Individual Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligation to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the related Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, (3) including permission to occupy the related Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the related Individual Property, or in connection with such Individual Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) insurance against damage resulting from acts of terrorism, on terms consistent with the commercial property insurance policy required under subsection (i) above and on terms consistent with the business income policy required under subsection

(iii) above (provided, however, after the Closing Date, Borrower cause Property Owners to use commercially reasonable efforts consistent with that of prudent owners of commercial real estate of equal quality to the Property to maintain such insurance coverage to the extent such coverage is available at commercially reasonable rates and further, provided, that, Borrower shall not be required to cause Property Owners to maintain terrorism insurance on the value of the applicable Individual Property attributed to the Land (as defined in the Mortgages) component of the applicable Individual Property;

(viii) windstorm insurance on terms (including amounts) consistent with those required under this Section 8.1(a) at all times during the term of the Loan;

(ix) excess liability insurance in an amount not less than $75,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

(x) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which the applicable Individual Property is located.

(b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender, whose approval shall not be unreasonably withheld, as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender, provided, that, the insurance companies issuing the Policies required pursuant to Section 8.1(a)(i)(y) and (z) shall only be required to have a claims paying ability rating approved by Lender. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified (by Borrower) copies of all Policies (excluding blanket policies for which schedules showing coverage for the Property shall be sufficient) to Lender not later than thirty (30) days after the Closing Date. No later than ten (10) days following the expiration date of the Policies theretofore furnished to Lender, Borrower shall deliver to Lender certificates evidencing the renewal of such Policies which shall be satisfactory to Lender and, within forty-five (45) days of renewal, shall provide Lender with evidence satisfactory to Lender of the payment of the premiums due thereunder (the “Insurance Premiums”) and the payment allocation for each Individual Property. Borrower shall deliver abstracts of the Policies (in substance acceptable to Lender) that are evidenced by the certificates delivered pursuant to the immediately preceding sentence. Further, upon request of Lender, Borrower, Mortgage Loan Borrower, Maryland Owner, and Manager, as applicable, shall promptly (but in no event more than five (5) Business Days after Lender’s request) (i) permit Lender or cause Manager to permit Lender, or its insurance consultant acting on Lender’s behalf, all access that Mortgage Loan Borrower or Maryland Owner has (and to the extent a

Management Agreement does not have any specific provisions related to Mortgage Loan Borrower’s or Maryland Owner’s access to the related Manager’s blanket insurance policies, use commercially reasonable efforts to obtain such access) to the full blanket insurance policy at such location that Borrower or Manager, as the case may be, maintains such policy (which includes the Policies) for purposes of reading such blanket insurance policy only and (ii) deliver to Lender copies of all applicable excerpts from the Policies (or full copies of the Policies in the event the same are required by court order to be produced by Lender, Borrower, Mortgage Loan Borrower or Maryland Owner in connection with any proceeding or action or claim thereunder or relating thereto, it being understood that Manager shall have the right to contest the same) upon request therefor by Lender, which excerpts shall include (but not be limited to) the insurance companies providing coverage, the coverage provided thereunder, applicable endorsements, and all provisions of the Policies required by Lender to make a determination of loss or otherwise defend, file, respond or process a claim under or relating to such Policies.

(c) Any blanket property insurance Policy shall specifically include a schedule of values that stipulates the estimated full replacement cost of the building and contents, as well as the estimated business interruption value, for each Individual Property and, for any Individual Property which is located in a special hazard flood area, a separate dedicated flood insurance limit and deductible with respect to any of the Improvements at such Individual Property which are separate structures. In no event shall property insurance coverage be bound on terms that do not provide an “all risk” policy containing provisions for the “full” replacement cost of each Individual Property.

(d) The Policies provided for or contemplated by Section 8.1(a)(ii), Section 8.1(a)(iv)(A) and Section 8.1(a)(viii) shall name Property Owners as the insured and Lender as the additional insured (subject to the rights of Mortgage Loan Lender and the Senior Mezzanine Lender), as their interests may appear, and all other insurance required hereunder, including property damage, business income and rent loss insurance, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender (subject to the rights of Mortgage Loan Lender and the Senior Mezzanine Lender) providing that the loss thereunder shall be payable to Lender (subject to the rights of Mortgage Loan Lender and the Senior Mezzanine Lender) or a manuscript mortgagee clause which provides Lender with the same or broader benefits as such New York standard non-contributing mortgagee clause, as determined by Lender in its reasonable discretion.

(e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Property Owners, or anyone acting for Mortgage Loan Borrower or Maryland Owner, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby), canceled or non-renewed without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured;

(iii) the owner thereof will endeavor to give written notice to Lender if the Policies have not been renewed twenty (20) days prior to its expiration; however, at all times Borrower will have “all risk” property insurance policies in place covering full replacement costs of the Individual Property; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(v) any claim or defense the insurance company may have against Borrower, Senior Mezzanine Borrower or Property Owners to deny payment of any claim by Borrower, Senior Mezzanine Borrower or Property Owners thereunder shall not be effective against Lender (and affirmatively providing that the insurance company will pay the proceeds of such Policies to Lender notwithstanding any claim or defense of the insurance company against Lender) and such Policies shall also contain a standard “Waiver of Subrogation” endorsement.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in any Individual Property, including obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

(g) Borrower further covenants and agrees that Borrower shall exercise whatever right it has to cause each Manager (or any successor Managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities, provided, that, notwithstanding the foregoing, at all times each Individual Property shall at all times comply with applicable Legal Requirements relating to the maintenance of any such insurance at each such Individual Property.

(h) Notwithstanding anything contained herein to the contrary, to the extent that the Policies relating to an Individual Property are maintained by a Manager on the date hereof, and such Manager continues after the date hereof to maintain the same or better (as determined by Lender in its reasonable discretion) insurance coverage for such Individual Properties under the related Policies that exists on the date hereof, such Policies shall be deemed to satisfy the requirements of this Section 8.1, subject, however, to Lender’s right to require other insurance pursuant to Section 8.1(a)(x).

Section 8.2 Casualty.

If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall cause the applicable Mortgage Loan Borrower or Maryland Owner to promptly commence and diligently prosecute the Restoration of the related Individual Property in accordance with (a) in the case of Wells Fargo Mortgage Loan Property, Section 8.4, Section 8.4 of the Mezzanine 2 Loan Agreement, Section 8.4 of the Mezzanine 1 Loan Agreement and

Section 8.4 of the Wells Fargo Mortgage Loan Agreement, whether or not Mezzanine 2 Lender, Mezzanine 1 Lender, Mortgage Loan Lender or Lender makes any Net Proceeds available pursuant to Section 8.4, Section 8.4 of the Mezzanine 2 Loan Agreement, Section 8.4 of the Mezzanine 1 Loan Agreement or Section 8.4 of the Wells Fargo Mortgage Loan Agreement, as applicable, and (b) in the case of CIGNA Mortgage Loan Property, the restoration provisions of the CIGNA Mortgage Loan Documents. Borrower shall cause the applicable Mortgage Loan Borrower or Maryland Owner to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower, subject to the rights and obligations of (i) Mortgage Loan Lender and Mortgage Loan Borrower or Maryland Owner under the related Mortgage Loan Documents and (ii) Senior Mezzanine Lender and Senior Mezzanine Borrower under the related the Senior Mezzanine Loan Documents. Borrower and, to the extent required under the applicable Management Agreement, the Manager shall cause the applicable Mortgage Loan Borrower or Maryland Owner to adjust all claims for Insurance Proceeds in consultation with, and approval of, Mortgage Loan Lender; provided, however, if the Mortgage Loan and Senior Mezzanine Loans have been satisfied, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender and if an Event of Default has occurred and is continuing after the Mortgage Loan and Senior Mezzanine Loans have been satisfied, Lender shall have the exclusive right (as between Borrower and Lender and subject to the rights of Mortgage Loan Lender and Senior Mezzanine Lender) to participate in the adjustment of all claims for Insurance Proceeds.

Section 8.3 Condemnation.

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property of which any Borrower has knowledge and shall cause Mortgage Loan Borrower and Maryland Owner to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Loan Borrower and Maryland Owner at its expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Net Liquidation Proceeds After Debt Service shall have been actually received and applied by Lender, after the deduction of expenses of collection and subject to the rights of Mortgage Loan Lender, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award as Net Liquidation Proceeds After Debt Service interest at the rate or rates provided herein or in the Note. If an Individual Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Loan Borrower and Maryland Owner to promptly commence and diligently prosecute the Restoration of the related Individual Property and otherwise comply with (a) in the case of Wells Fargo Mortgage Loan Property, the provisions of Section 8.4, Section 8.4 of the Mezzanine 3 Loan Agreement Section 8.4 of the Mezzanine 2 Loan Agreement, Section 8.4 of the Mezzanine 1 Loan Agreement and

Section 8.4 of the Wells Fargo Mortgage Loan Agreement, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4, Section 8.4 of the Mezzanine 2 Loan Agreement, Section 8.4 of the Mezzanine 1 Loan Agreement and Section 8.4 of the Wells Fargo Mortgage Loan Agreement and (b) in the case of CIGNA Mortgage Loan Property, the restoration provisions of the applicable Mortgage Loan Documents, Section 8.4 of the Mezzanine 3 Loan Agreement, Section 8.4 of the Mezzanine 2 Loan Agreement, Section 8.4 of the Mezzanine 1 Loan Agreement and the provisions of Section 8.4 hereof. Subject to the terms and provisions of the Mortgage Loan Documents and the Senior Mezzanine Loan Documents, and the right of Mortgage Loan Lender and Senior Mezzanine Lender, as the case may be, to receive the Award, if the Collateral is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 8.4 Restoration.

Subject to the rights of Mortgage Loan Lender and the Senior Mezzanine Lender, and the obligations of Mortgage Loan Borrower and Maryland Owner under the Mortgage Loan Documents and the Senior Mezzanine Loan Documents (each of which shall control in the event of any conflict until such time the Mortgage Loan may be paid or satisfied), the following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than the applicable Restoration Threshold and the costs of completing the Restoration shall be less than the applicable Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower, Mezzanine 1 Borrower, Mezzanine 2 Borrower and Property Owners, as the case may be, upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) below, those conditions set forth in Section 8.4(b)(1) of the applicable Mezzanine 2 Loan Agreement, Section 8.4(b)(1) of the applicable Mezzanine 2 Loan Agreement, those conditions set forth in Section 8.4(b)(1) of the applicable Mezzanine 1 Loan Agreement and (in the case of Wells Fargo Mortgage Loan Property) those conditions set forth in Section 8.4(b)(i) of the Wells Fargo Mortgage Loan Agreement are each met and Borrower delivers to Lender a written undertaking by Property Owners to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement, the Senior Mezzanine Loan Agreements and (in the case of Wells Fargo Mortgage Loan Property) the Wells Fargo Mortgage Loan Agreement.

(b) If the Net Proceeds are equal to or greater than the applicable Restoration Threshold or the costs of completing the Restoration are equal to or greater than the applicable Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 means: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi), (vii) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, reasonable counsel fees), if any, in collecting the same (“Insurance Proceeds”), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to the applicable Borrower, Senior Mezzanine Borrower or Property Owners, as the case may be, for Restoration provided that each of the following conditions are met:

(A) Each Senior Mezzanine Lender is permitting, or is obligated to permit, such Net Proceeds to be applied toward the Restoration of the affected Individual Property in accordance with the applicable Senior Mezzanine Loan Documents and Mortgage Loan Lender is permitting, or is obligated to permit, such Net Proceeds to be applied toward the Restoration of the affected Individual Property in accordance with the Mortgage Loan Documents

(B) no Event of Default shall have occurred and be continuing;

(C) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the affected Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of such Individual Property’s fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting such Individual Property is taken, such land is located along the perimeter or periphery of such Individual Property, no portion of the Improvements is taken and the taking does not exceed ten percent (10%) of such Individual Property’s fair market value immediately prior to the occurrence of such taking;

(D) (i) the Franchise Agreement for the affected Individual Property, if any, shall remain in full force and effect during and after the completion of the Restoration without a reduction in any amounts payable to, or an increase in any amount payable by, Property Owners in connection therewith and (ii) the Management Agreement for the affected Individual Property shall remain in full force and effect during and after the completion of the Restoration without a reduction in any amount payable to, or an increase in any amount payable by, Property Owners in connection therewith;

(E) Borrower shall commence or cause Property Owners to commence the Restoration as soon as reasonably practicable (but in no event later than the later to occur of (1) the date on which all approvals from applicable Governmental Authorities have been obtained (or would have been obtained had Borrower diligently pursued obtaining the same) and (2) sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(F) Lender shall be satisfied, before Restoration commences and at the time of each disbursement of Net Proceeds, that any operating deficits, including all scheduled payments of principal and interest under the Note, each Senior Mezzanine Note and the Mortgage Loan Note, which will be incurred with respect to such Individual Property as a result of the occurrence of any such

Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above and to the extent the related Manager carries such insurance, the applicable Manager acknowledges in writing that Mortgage Loan Borrower and Maryland Owner is entitled to receive such amounts from such insurance and that Manager will disburse the same to Mortgage Loan Borrower or Maryland Owner (as applicable) without qualification, the Award, or other funds of Borrower which shall be deposited by Borrower with Lender, to the extent not deposited with Mortgage Loan Lender pursuant to the Mortgage Loan Documents or any Senior Mezzanine Lender pursuant to the terms of the Senior Mezzanine Loan Documents, prior to the disbursement by Lender of any Net Proceeds;

(G) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) four (4) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, the applicable Management Agreement, the applicable Franchise Agreement (if any) or any Permitted Encumbrance affecting such Individual Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

(H) such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements (including any waivers or variances therefrom obtained by Mortgage Loan Borrower or Maryland Owner and reasonably approved by Lender);

(I) the Restoration shall be done and completed by Borrower, Senior Mezzanine Borrower and Property Owners in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements (including any waivers or variances therefrom obtained by Mortgage Loan Borrower or Maryland Owner and reasonably approved by Lender);

(J) such Casualty or Condemnation, as applicable, does not result in the loss of access to such Individual Property or the Improvements;

(K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s, Senior Mezzanine Borrower’s and/or Property Owners’ (as applicable) architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower, Senior Mezzanine Borrower or Property Owners, as the case may be, with Lender (or Mortgage Loan Lender or Senior Mezzanine Lender in accordance with the Mortgage Loan Documents and Senior Mezzanine Loan Documents, as applicable) are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.

Notwithstanding anything in this Section 8.4(b)(i) to the contrary, to the extent that a Marriott Management Agreement (or any other Management Agreement approved by Lender that contains similar provisions) specifically requires (and such requirement has not been waived for the benefit of Lender) that the Loan Documents contain a provision whereby Lender agrees that the Net Proceeds will be permitted to be used for Restoration of the applicable Individual Property managed by a Marriott Manager (the “Marriott Mandated Restoration”), Lender hereby agrees that for such Individual Properties subject to Marriott Mandated Restoration, Lender will permit the Net Proceeds to be used for Restoration to the extent that the other applicable provisions of this Section 8.4 are satisfied with respect to disbursement conditions or otherwise. If a Marriott Mandated Restoration is not applicable to an Individual Property, this paragraph shall not apply.

(ii) Subject to the terms and provisions of the Mortgage Loan Documents and Senior Mezzanine Loan Documents, in the case of casualty losses exceeding one million dollars ($1,000,000), the Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower or Property Owners, as applicable, from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the related Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Company Comfort Letters. Subject to the terms of the applicable Mortgage Loan Documents, in the event of a casualty loss of $1,000,000 or less, Net Proceeds shall be deposited in the Mezzanine Cash Management Account and applied and disbursed in accordance with the provisions of Section 10.2.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender, if retained by Lender in its sole discretion (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $500,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant, if any. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including reasonable counsel fees and disbursements and the Restoration Consultant’s fees, if any, shall be paid by Borrower, Senior Mezzanine Borrower and Property Owners.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, if any, minus the Restoration Retainage. The term “Restoration Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, if any, until the Restoration shall have been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower, Senior Mezzanine Borrower or Property Owners, as applicable, from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the related Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower, Senior Mezzanine Borrower and/or Property Owners shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made (to the extent not deposited by any Senior Mezzanine Borrower with the applicable Senior Mezzanine Lender or deposited by Mortgage Loan Borrower or Maryland Owner with Mortgage Loan Lender). The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), Section 8.4 of the Mezzanine 3 Loan, Section 8.4 of the Mezzanine 2 Loan, Section 8.4 of the Mezzanine 1 Loan and (in the case of Wells Fargo Mortgage Loan Property) Section 8.4(b) of the Wells Fargo Mortgage Loan Agreement, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be applied to the repayment of the Debt.

Notwithstanding anything in this Section 8.4 to the contrary, if Lender, in its sole discretion, elects not to hire a Restoration Consultant, Borrower shall provide an Officer’s Certificate that certifies to such matters to which a Restoration Consultant would otherwise certify pursuant to the provisions of this Section 8.4.

(c) All Net Proceeds not required to be made available for the Restoration may be retained and applied toward the payment of the Debt.

(d) Notwithstanding anything herein to the contrary, in the event that the Property is being restored by any Senior Mezzanine Borrower pursuant to the applicable Senior Mezzanine Loan Documents or Mortgage Loan Borrower or Maryland Owner pursuant to the Mortgage Loan Documents, Lender shall agree to the release of the Net Proceeds for Restoration of the Property pursuant to the terms and provisions of the Senior Mezzanine Loan Documents or Mortgage Loan Documents, as the case may be, subject to Lender’s rights to receive and approve in its discretion all deliverables set forth in this Section 8.4, provided, that, Lender shall have no further approval rights if (i) the Mortgage Loan has not been satisfied and Wells Fargo Mortgage Loan Lender has approved the matters requiring Lender approval in Sections 8.4(b)(i)(F), (G), (K) and (L) and Section 8.4(b)(iii), (ii) the Mezzanine 3 Loan has not been satisfied and Mezzanine 3 Lender has approved the matters requiring Lender approval in Sections 8.4(b)(i)(F), (G), (K) and (L) and Section 8.4(b)(iii), (iii) the Mezzanine 2 Loan has not been satisfied and Mezzanine 2 Lender has approved the matters requiring Lender approval in Sections 8.4(b)(i)(F), (G), (K) and (L) and Section 8.4(b)(iii), (iv) the Mezzanine 1 Loan has not been satisfied and Mezzanine 1 Lender has approved the matters requiring Lender approval in Sections 8.4(b)(i)(F), (G), (K) and (L) and Section 8.4(b)(iii), or (v) any CIGNA Mortgage Lender has approved any similar matters in the related CIGNA Mortgage Loan Documents. Notwithstanding anything herein to the contrary, in the event that the Property is being restored by Mortgage Loan Borrower or Maryland Owner pursuant to the Mortgage Loan Documents or by any Senior Mezzanine Borrower pursuant to the Senior Mezzanine Loan Documents and the Business Insurance Proceeds are being held and disbursed by Mortgage Loan Lender or Other Mezzanine Lender, as applicable, in accordance with (i) in the case of Wells Fargo Mortgage Loan Property, Section 8.4(e) of the Wells Fargo Mortgage Loan Agreement, (ii) in the case of CIGNA Mortgage Loan Property, the restoration provisions of the applicable Mortgage Loan Documents, (iii) Section 8.4(e) of the Mezzanine 3 Loan Agreement, (iv) Section 8.4(e) of the Mezzanine 2 Loan Agreement or (v) Section 8.4(e) of the Mezzanine 1 Loan Agreement, Lender

shall agree to use of the Business Insurance Proceeds pursuant to the terms and provisions of the Mortgage Loan Documents or Senior Mezzanine Loan Documents, as applicable, subject to Lender’s rights to receive and approve in its discretion any deliverables as well as any calculations required under clauses (x) and (y) of Section 8.4(e) below.

ARTICLE IX

RESERVE FUNDS

Section 9.1 Reserve Funds Under Mortgage Loans and Senior Mezzanine Loans.

(a) Borrower shall cause Mortgage Loan Borrower, Senior Mezzanine Borrower and Maryland Owner to comply with (a) with respect to the Wells Fargo Mortgage Loan, all of its obligations under Article IX of the Wells Fargo Mortgage Loan Agreement, (b) with respect to the CIGNA Mortgage Loans, any escrow and/or reserve funds provisions in the CIGNA Mortgage Loan Documents and (c) with respect to the Senior Mezzanine Loans, all of its obligations under Article IX of each Senior Mezzanine Loan Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason (including the satisfaction of the applicable Mortgage Loan, the Mezzanine 1 Loan, the Mezzanine 2 Loan or the Mezzanine 3 Loan), (w) Mortgage Loan Borrower and Maryland Owner are no longer maintaining any of the Mortgage Loan Reserve Funds or Mortgage Loan Reserve Accounts in accordance with the terms of the related Mortgage Loan Documents (other than the CIGNA Princeton Debt Service Reserve or any other escrow or reserve specifically for the payment of debt service under a CIGNA Mortgage Loan), (x) Mezzanine 1 Borrower is not maintaining any of the Mezzanine 1 Reserve Accounts pursuant to Article IX of the Mezzanine 1 Loan Agreement (including any substitutes or replacements for the Mortgage Loan Reserve Accounts), (y) Mezzanine 2 Borrower is not maintaining any of the Mezzanine 2 Reserve Accounts pursuant to Article IX of the Mezzanine 2 Loan Agreement (including any substitutes or replacements for the Mortgage Loan Reserve Accounts or Mezzanine 1 Reserve Accounts) or (z) Mezzanine 3 Borrower is not maintaining any of the Mezzanine 3 Reserve Accounts pursuant to Article IX of the Mezzanine Loan Agreement (including any substitutes or replacements for the Mortgage Loan Reserve Accounts or Mezzanine 3 Reserve Accounts), then Borrower shall be required to promptly establish and maintain with Lender and for the benefit of Lender reserves in replacement and substitution thereof, which substitute reserves shall be subject to all of the same terms and conditions applicable under which substitute reserves shall be subject to all of the same terms and conditions applicable (1) under the Mortgage Loan Documents relating to the Mortgage Loan with respect to the Mortgage Loan Reserve Funds being replaced (including Articles IX and X of the Wells Fargo Mortgage Loan Agreement), (2) under the Mezzanine 1 Loan Documents with respect to the Mezzanine 1 Reserve Funds being replaced (including Articles IX and X of the Mezzanine 1 Loan Agreement), (3) under the Mezzanine 2 Loan Documents with respect to the Mezzanine 2 Reserve Funds being replaced (including Articles IX and X of the Mezzanine 2 Loan Agreement) and (4) under the Mezzanine 3 Loan Documents with respect to the Mezzanine 3 Reserve Funds being replaced (including Articles IX and X of the Mezzanine 3 Loan

Agreement), and Borrower shall, and shall cause Mortgage Loan Borrower and Maryland Owner (or Mezzanine 1 Borrower, Mezzanine 2 Borrower or Mezzanine 3 Borrower, as applicable) to, execute a cash management agreement in form and substance reasonably acceptable to Lender to the extent not prohibited by the terms of the applicable Mortgage Loan Documents, Mezzanine 1 Loan Documents, Mezzanine 2 Loan Documents or Mezzanine 3 Loan Documents. To the extent not prohibited by the Senior Mezzanine Loan Documents, Borrower shall or shall cause Mortgage Loan Lender to remit to Lender any funds from Mortgage Loan Reserve Accounts that were outstanding therein at the time of the termination of such reserves to be held for the purpose of funding the equivalent substitute reserves. To the extent not prohibited by the Mezzanine 2 Loan Documents, Borrower shall or shall cause Mezzanine 1 Borrower to cause Mezzanine 1 Lender to remit to Lender any funds from Mezzanine 1 Loan Reserve Accounts that were outstanding therein at the time of the termination of such reserves to be held for the purpose of funding the equivalent substitute reserves. To the extent not prohibited by the Mezzanine 3 Loan Documents, Borrower shall or shall cause Mezzanine 2 Borrower to cause Mezzanine 2 Lender to remit to Lender any funds from Mezzanine 2 Loan Reserve Accounts that were outstanding therein at the time of the termination of such reserves to be held for the purpose of funding the equivalent substitute reserves. Borrower shall or shall cause Mezzanine 3 Lender to remit to Lender any funds from Mezzanine 3 Reserve Accounts that were outstanding therein at the time of the termination of such reserves to be held as Reserve Funds for the purpose of funding the equivalent substitute reserves.

Section 9.2 Intentionally Omitted.

Section 9.3 Intentionally Omitted.

Section 9.4 Intentionally Omitted.

Section 9.5 Intentionally Omitted.

Section 9.6 Intentionally Omitted.

Section 9.7 Intentionally Omitted.

Section 9.8 Intentionally Omitted.

Section 9.9 Intentionally Omitted.

Section 9.10 Intentionally Omitted.

Section 9.11 Intentionally Omitted.

(a) Security for Debt. Each Letter of Credit delivered under this Agreement, any other Loan Document shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. If the Debt has not been paid on the Maturity Date, Lender may draw on any such Letter of Credit and the proceeds may be applied to reduce the Debt.

(b) Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement, the Post Closing Agreement or any other Loan Document or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an L/C Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in clauses (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

Section 9.12 Intentionally Omitted.

Section 9.13 Intentionally Omitted.

ARTICLE X

CASH MANAGEMENT

Section 10.1 Covenants.

(a) Borrower represents, warrants and covenants that:

(i) Borrower shall cause each Senior Mezzanine Borrower to comply with Article X of each Senior Mezzanine Loan Agreement, as applicable including, without limitation with respect to Mezzanine Borrower, Section 10.2(b)(xiii) of the Mezzanine 3 Loan Agreement. Borrower shall cause Mezzanine 3 Borrower to direct Agent to pay all amounts due to Lender pursuant to Section 10.2(b)(xiii) of the Mezzanine 3 Loan Agreement to the Lender Account.

(ii) Borrower shall cause Wells Fargo Mortgage Loan Borrower and Maryland Owner to comply with the provisions of Article X and Section 9.10 of the Wells Fargo Mortgage Loan Agreement.

(iii) Borrower shall cause CIGNA Mortgage Loan Borrower and any applicable Manager to comply with the provisions of the CIGNA Mortgage Loan Documents and the Senior Mezzanine Loan Documents relating to cash management and to deposit directly to the Mezzanine Cash Management Account any amounts that would otherwise be released to, or would be permitted to be distributed by, CIGNA Mortgage Loan Borrower, pursuant to the terms of the Senior Mezzanine Loan Agreement.

(iv) So long as any portion of the Debt remains outstanding, neither Borrower nor any other Person shall open or maintain any accounts other than the Mezzanine Cash Management Account into which distributions or disbursements from Mortgage Loan Borrower and Maryland Owner or distributions from Mortgage Loan Lender to Mortgage Loan Borrower and Maryland Owner, as the case may be, are deposited (other than distributions from Mortgage Loan Lender relating to a Restoration in compliance with the provisions of this Agreement).

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.1 Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b) Intentionally Omitted;

(c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within three (3) Business Days after demand by Lender therefor after the time period for delivery as provided in Section 8.1;

(d) if there is a breach or violation of (i) any covenant contained in Article VII hereof or (ii) any covenant with respect to a Borrower Party contained in Article VI hereof or if any of the assumptions contained in the Non-Consolidation Opinion, or in any other non consolidation opinion delivered to Lender in connection with the Loan, or in any other non consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; provided, however, that a breach of any such covenant or assumption described in clause (ii) shall not constitute an Event of Default if (A) such breach is inadvertent and non-recurring, (B) Borrower shall promptly cure such breach within fifteen (15) days, and (C) within fifteen (15) days after such breach, Borrower delivers to Lender a new Non-Consolidation Opinion, or a modification of the Non-Consolidation Opinion, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Non-Consolidation Opinion, which opinion or modification shall be in form and substance, and any counsel delivering such opinion or modification shall be, acceptable to Lender in its reasonable discretion;

(e) if any representation or warranty of, or with respect to, any Borrower Party or Sponsor made herein, in any other Loan Document, Senior Mezzanine Loan Document or Mortgage Loan Document, or in any certificate, report or financial statement or other instrument or document furnished to Lender at the time of the closing of the Restructuring or during the term of the Loan shall have been false or misleading in any material respect when made which representation or warranty is not corrected within 30 days of written notice thereof to Borrower, provided that if such representation or warranty is not susceptible to cure, there shall be no notice or cure period applicable thereto; provided, however, that if (A) such misrepresentation was not intentional, and (B) the condition causing the representation or warranty to be false is susceptible of being cured, the same shall be an Event of Default hereunder only if such condition is not cured within thirty (30) days after written notice to Borrower from Lender;

(f) if (i) any Loan Party or any Related Party (as defined in the Guaranty) of any Loan Party shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to any Significant Party or Sponsor, or seeking to adjudicate any Significant Party or Sponsor, a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of any Significant Party or Sponsor, or any Significant Party or Sponsor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Significant Party or Sponsor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against any Significant Party or Borrower Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Significant Party or Sponsor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g) if Borrower shall be in default beyond applicable notice and grace periods under any other pledge agreement or other security agreement covering any part of the Collateral, whether it be superior or junior in lien to the Pledge Agreement;

(h) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Permitted Encumbrance or a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty five (45) days;

(i) if any federal tax lien is filed against any Significant Party or Sponsor, the Collateral or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

(j) if a judgment is filed against any Significant Party in excess of $50,000 which is not vacated, discharged or stayed or bonded (through appeal or otherwise) within thirty (30) days from the date of entry thereof;

(k) if any default occurs under the Guaranty or any other guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(l) failure to comply with Section 5.18 within the time frame for compliance set forth in Section 5.18;

(m) if any Significant Party shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to the applicable Significant Party; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented by any Significant Party or with Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s compliance, without Lender’s prior written consent; or any Significant Party shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA;

(n) if Borrower breaches any of its covenants contained in Section 5.22(a), Section 5.22(b), Section 5.22(c) or Section 5.22(d);

(o) if any Borrower Party shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents to which it is a party for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower Party shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower Party in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

(p) if any Letter of Credit delivered pursuant to this Agreement is not renewed or replaced and delivered to Lender within thirty (30) days prior to the expiration date thereof or the applicable required reserve deposit or special reserve deposit (for which the Letter of Credit originally was delivered in lieu of) has not been deposited with Lender on or before the date which is thirty (30) days prior to the expiration date of such Letter of Credit;

(q) if any Franchise Agreement shall at any time cease to be in full force and effect without replacement thereof in accordance with the terms of this Agreement;

(r) if a Management Agreement shall at any time cease to be in full force and effect without replacement thereof in accordance with the terms of this Agreement or if Borrower otherwise breaches its covenants set forth in Section 5.14(b) and Section 5.14(c);

(s) Borrower shall permit or cause any Individual Property Owner to fail in the payment of any rent, additional rent or other charge payable by such Individual Property Owner under any Ground Lease when said rent or other charge is due and payable unless there is sufficient money in the Ground Rent Reserve Account for payment of such amount and Lender’s access to such money has not been constrained or restricted in any manner and Lender has received the information necessary to pay any such amount from the Ground Rent Reserve Account;

(t) there shall occur any default by any Individual Property Owner, as lessee under a Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of such Individual Property Owner, to be observed or performed, and said default is not cured prior to the expiration of any applicable grace period therein provided, or any one or more of the events referred to in any Ground Lease shall occur which would cause the Ground Lease thereunder to terminate without notice or action by the Ground Lessor or which would entitle the Ground Lessor to terminate the applicable Ground Lease and the term thereof by giving notice to the applicable Individual Property Owner, as tenant thereunder, of if the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever except as expressly permitted under the Loan Documents, or any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender except as expressly permitted by the Loan Documents;

(u) if (A) a material default has occurred and continues beyond any applicable cure period under any Operating Lease, (B) any Operating Lease is amended, modified or terminated in violation of the terms of this Agreement, the Senior Mezzanine Loan Agreement or the related Mortgage Loan Agreement, or (C) Borrower fails to enforce the material terms and provisions of any Operating Lease in a commercially reasonable manner;

(v) Borrower fails within two (2) Business Days after notice from Lender or the Condominium (whichever is earlier) to Borrower, Other Mezzanine Loan Borrower, Mortgage Loan Borrower or Maryland Owner, to cause the applicable Individual Property Owner to pay any amounts assessed or otherwise due and payable by or on behalf of such Individual Property Owner under the Condominium Documents within any applicable notice and cure periods therefor as set forth in the applicable Condominium Documents and such failure could result in a lien on the related Individual Property or would be reasonably likely to result in any other material adverse action being taken against Mortgage Loan Borrower or Maryland Owner under the Condominium Documents;

(w) a material default by any Mortgage Loan Borrower or Maryland Owner has occurred and continues beyond any applicable cure period under any Condominium Document;

(x) intentionally omitted;

(y) intentionally omitted;

(z) if a breach occurs under any of the following:

(i)	Section 2.4(f) (Payments upon a Liquidation Event);

(ii)	Section 5.30 (Notices);

(iii)	Section 5.31 (Limitations on Distributions);

(iv)	Section 5.34 (Limitations on Securities Issuances);

(v)	Section 5.36 (Other Limitations);

(vi)	Section 5.37 (Contractual Obligations);

(vii)	Section 5.38 (Refinancing of Wells Fargo Mortgage Loan);

(viii)	Section 5.39 (CIGNA Mortgage Loans)

(ix)	Section 5.40 (Bankruptcy Related Covenants)

(x)	Section 5.41 (Patriot Act)

(xi)	Section 5.42 (Borrower Residual Account)

(xii)	Section 5.43 (Embargoed Persons)

(xiii)	Section 7.2 (No Encumbrance/Due on Sale);

(aa) if a Mortgage Loan Default occurs;

(bb) if an Senior Mezzanine Loan Default occurs; or

(cc) if the Collateral becomes subject to any Lien (other than Liens of Lender) and such Lien shall remain undischarged for a period of thirty (30) days.

Section 11.2 Intentionally Omitted.

Section 11.3 Remedies.

(a) Subject to the rights of the Mortgage Lender and the Senior Mezzanine Lender, upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Collateral, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise all the rights and remedies of a secured party under the New York UCC, against Borrower and the Collateral, including all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. If Borrower shall have deposited a Letter of Credit, upon the occurrence and during the continuance of any Event of Default under any Loan Document, Lender may draw on such Letter of Credit and use the proceeds thereof (or any portion thereof) for any purpose, including payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to draw on such Letter of Credit shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b) Subject to the rights of the Mortgage Lender and the Senior Mezzanine Lender, upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

(c) Subject to the rights of the Mortgage Lender and the Senior Mezzanine Lender, in connection with Lender’s exercise of remedies upon the occurrence and during the existence of an Event of Default (but without limiting any other provisions of this Agreement), Lender shall have the right from time to time to sever the Note, the Pledge Agreement and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower a by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization (in which event the provisions and limitations of Article XIII hereof shall apply), the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Upon the occurrence and during the continuance of an Senior Mezzanine Loan Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Senior Mezzanine Borrower from any obligation under the Senior Mezzanine Loan Documents or being deemed to have cured any Senior Mezzanine Loan Default, make, do or perform any obligation of Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents in such manner and to such extent as Lender may deem necessary. All actual out-of-pocket costs and expenses incurred by Lender in remedying such Senior Mezzanine Loan Default or such failed payment or act shall bear interest at the Default Rate, for the period from the date that Lender notifies Borrower that such cost or expense was incurred through the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

ARTICLE XII

ENVIRONMENTAL PROVISIONS

Section 12.1 Environmental Representations and Warranties.

Borrower represents and warrants, based upon an Environmental Report of each Individual Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any Individual Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate such Individual Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from any Individual Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to any Individual Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property except as described in the Environmental Report; (e) Nor Borrower knows of, nor has received, any written communication from any Person relating to Hazardous Materials in, on, under or from any Individual Property; (f) any Individual Property is free of Mold in any condition, location or concentration that poses a risk to human health, or that could reasonably be expected to result in violation of Environmental Laws or impair the marketability of any Individual Property; and (g) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from each Individual Property known to Borrower or any Individual Property Owner or contained in Borrower’s or such Individual Property Owner’s files and records, including any reports relating to Hazardous Materials in, on, under or migrating to or from each Individual Property and/or to the environmental condition of or the presence of Mold at each Individual Property.

Section 12.2 Environmental Covenants.

Borrower covenants and agrees that so long as Property Owners own, manage, are in possession of, or otherwise control the operation of any Individual Property: (a) all uses and operations on or of each Individual Property, whether by any Individual Property Owner or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from any Individual Property; (c) there shall be no Hazardous Materials in, on, or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the related Individual Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) cause Property Owners to keep each Individual Property free and clear of all Environmental Liens; (e) cause Property Owners, at their sole cost and expense, fully and expeditiously to cooperate in all activities pursuant to Section 12.4 below, including providing all relevant information and making knowledgeable persons available for interviews; (f) cause Property Owners at their sole cost and expense, to perform any environmental site assessment or other investigation of environmental conditions in connection with each Individual Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that an Individual Property is not in full compliance with all Environmental Laws or in connection with a Securitization (provided that any such environmental site assessment prepared solely in connection with a Securitization shall be at the sole cost and expense of Lender), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall cause Property Owners to keep each Individual Property free of Mold in any condition, location or concentration that poses a risk to human health, or that could reasonably be expected to result in violation of Environmental Laws or impair the marketability of such Individual Property; (h) Borrower shall cause Property Owners, at their sole cost and expense, to comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from each Individual Property that are found to be in violation of Environmental Law; and (ii) comply with any Environmental Law; (i) Borrower shall not permit or cause Property Owners to allow any tenant or other user of any Individual Property to violate any Environmental Law; and (j) Borrower shall cause Property Owners immediately to notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards any Individual Property; (B) any non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien against any Individual Property; (D) any required or proposed remediation of environmental conditions relating to any Individual Property; and (E) any written or oral notice or other communication of which any Property Owners become aware from any source whatsoever (including a Governmental Authority) relating in any way to Hazardous Materials.

Section 12.3 Lender’s Rights.

At any time (a) upon the occurrence and during the continuance of an Event of Default, (b) in connection with a Securitization or (c) upon Lender’s reasonable belief that any Individual Property is not in full compliance with all Environmental Laws, Lender and any other Person designated by Lender, including any representative of a Governmental Authority (only in the case of (a) or (c) above and provided that a Governmental Authority is not restricted hereby if acting independently), and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of the related Individual Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide (or cause Senior Mezzanine Borrower or Property Owners to provide) access to Lender and any such person or entity designated by Lender. Lender shall use reasonable efforts when exercising its right pursuant to this Section 12.3 to not unreasonably disturb or affect the principal use and occupancy of any Individual Property by the Tenants and guests thereof, and agrees that any exercise of such rights (other than rights being exercised upon request of Governmental Authorities) shall be subject to the rights of Tenants under Leases and Managers under Management Agreements.

Section 12.4 Operations and Maintenance Programs.

If recommended by the Environmental Report or any other environmental assessment or audit of any Individual Property, Borrower shall cause Property Owners to establish, and thereafter comply, with an operations and maintenance program with respect to such Individual Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint or Mold that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower’s sole expense, supplemental examination of the subject Individual Property by consultants specified by Lender, (d) access to such Individual Property by Lender, its agents or servicer, to review and assess the environmental condition of such Individual Property and Property Owners’ compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

Section 12.5 Environmental Definitions.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Property Owners, Borrower, Senior Mezzanine Borrower or any Individual Property and relate to Hazardous Materials or protection of human health or the environment. “Environmental Liens”

means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Significant Party or any other Person. “Environmental Report” means, with respect to each Individual Property, the written reports resulting from the environmental site assessments of such Individual Property and which was delivered to Lender in connection with the Loan. “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Individual Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law. “Mold” means any mold, fungi, bacterial or microbial matter present at or in any Individual Property, including building materials which is in a condition, location or a type which may pose a risk to human health or safety or may result in damage to or would adversely affect or impair the value or marketability of any Individual Property or could reasonably be expected to result in violation of Environmental Laws. “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

ARTICLE XIII

SECONDARY MARKET

Section 13.1 Transfer of Loan.

Lender may, at any time, sell, transfer or assign all or a portion of its interests in the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (a Syndication or the issuance of Participations and/or Securities, a “Securitization”).

Section 13.2 Delegation of Servicing.

At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender (the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

Section 13.3 Dissemination of Information.

Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to any Loan Party, and each Individual Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including any right of privacy. Lender hereby acknowledges and agrees that, except to the extent required by law, Lender shall not disseminate the Sponsor’s organizational documents or financial statements.

Section 13.4 Regulation AB Information.

(a) Borrower covenants and agrees that, upon Lender’s written request therefor in connection with a Securitization, Borrower shall, at Borrower’s sole cost and expense; provided, however, that Lender agrees to reimburse Borrower, Mortgage Loan Borrower, Maryland Owner and the Other Mezzanine Borrowers for their reasonable and actual out-of-pocket expenses up to $25,000 and fifty percent (50%) of Borrower’s, Mortgage Loan Borrower’s, Maryland Owner’s and the Other Mezzanine Borrowers’ aggregate reasonable and actual out-of-pocket expenses in excess of $25,000, promptly deliver (x) audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements, provided, that, audited financial statements for each individual Mortgage Loan Borrower and Maryland Owner shall not be required) and (y) if, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a Securitization with the Loan (a “Related Loan”), as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each calendar quarter and (C) not later than sixty

(60) days after the end of each calendar year; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Disclosure Document” means a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, “Significant Obligor” has the meaning set forth in Item 1101(k) of Regulation AB.

(b) If requested by Lender, Borrower shall furnish, or shall cause the applicable Tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined above) for any Tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such Tenant or group of affiliated Tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined above); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.

Section 13.5 Cooperation.

Subject to the terms of this Section 13.5, Borrower agrees to cooperate (and to cause Sponsor and each other Loan Party to cooperate) with Lender in connection with any sale or transfer of all or a portion of the Loan, any Syndication or any Participation and/or Securities created pursuant to this Article XIII. Without limiting the generality of the immediately preceding sentence, at the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall take such reasonable actions for the benefit of, and use reasonable efforts to provide information relating to each Borrower Party, Sponsor, Manager, the Collateral, the Senior Mezzanine Collateral or the Property not in the possession of, the holder of the Note in order to satisfy the market standards (which may include such holder’s delivery of information with respect to each Borrower Party, Sponsor, Manager, the Collateral, the Senior Mezzanine Collateral and/or the Property to any Investor or prospective Investor) to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including to:

(a) provide, or cause each Senior Mezzanine Borrower or Mortgage Loan Borrower and Maryland Owner or Mortgage SPE Component Entity to provide, updated financial, budget and other information with respect to each Individual Property, the Collateral, the Senior Mezzanine Collateral, any Significant Party, Sponsor, and subject to any restrictions contained in a Management or Franchise Agreement, Manager and Franchisor, and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of each Individual Property obtained in connection with the making of the Loan (all of the foregoing, together with the information required to be provided pursuant to Section 13.4, being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b) make changes to the organizational documents of any Borrower Party and their respective principals relating to the single purpose bankruptcy remote nature of each such Borrower Party;

(c) (i) at Borrower’s expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the Securitization Closing Date and (ii) at Borrower’s sole expense (notwithstanding anything to the contrary contained herein) obtain revised opinions of counsel as to the status of any Borrower Party as a single-member limited liability company as may be required by the Rating Agencies and their counsel;

(d) permit site inspections, appraisals, market studies and other due diligence investigations of each Individual Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

(e) make the representations and warranties with respect to the Property, the Collateral, each Borrower Party, Sponsor, Manager and the Loan Documents as Borrower has made in the Loan Documents and such other representations and warranties with respect to each Borrower Party, the Collateral, Senior Mezzanine Collateral and Manager, to the extent such new representations and warranties are accurate and can be made by Borrower as of the date thereof as may be reasonably requested by the holder of the Note or the Rating Agencies;

(f) execute such amendments to the Loan Documents (provided such amendments do not increase the Sponsor’s obligations under the Loan Documents to which it is a party), including the Rate Cap, as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure and/or creating an additional mezzanine loan structure; provided, however, that Borrower shall not be required, except during the continuance of an Event of Default, to modify or amend any Loan Document or the Rate Cap if such modification or amendment would (i) change the interest rate or the stated maturity or the amortization of principal set forth in the Loan Documents, except in connection with a bifurcation of the Loan which may result in varying LIBOR Rates for each component thereof, but which shall have the same initial weighted average coupon of the LIBOR Rate, or (ii) modify or amend any other material economic term of the Loan, or (iii) materially increase Borrower’s obligations and liabilities, or materially decrease Borrower’s rights and remedies, under the Loan Documents. In the event that Lender creates an additional mezzanine loan structure, (1) the mezzanine loan shall be extended to an indirect owner of Borrower which shall be an entity to be formed by Sponsor (or any other applicable indirect owner of Borrower as determined by Lender based on customary mezzanine loan requirements) and added to the existing organizational structure subject to the reasonable approval of Lender, (2) the mezzanine loan shall be secured by a pledge of the mezzanine borrower’s ownership interests in Borrower or the applicable Other Mezzanine Borrower (at Lender’s discretion) and evidenced by loan documents similar in all material respects to the Mezzanine Loan Documents and (3) Borrower shall comply with such other conditions as may be reasonably required by Lender (including but not limited to, the delivery of a non-consolidation opinion to the mezzanine lender and a revised non-consolidation opinion to Lender);

(g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of Borrower certifying as to the accuracy, as of the Securitization Closing Date, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the Securitization Closing Date, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Significant Party as of the Securitization Closing Date;

(h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors;

(i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies; and

(j) to the extent required by Hilton Franchisor in connection with the issuance of a Hilton comfort letter in connection with any sale or transfer of all or a portion of the Loan, Syndication, Participation and/or Securities created pursuant to this Article XIII, execute and deliver (or cause Mortgage Loan Borrower and Maryland Owner to execute and deliver), a Lender Comfort Letter Agreement, Assignment and Assumption Agreement which is in substantially the same form and substance as the form attached to the comfort letters (as amended) previously delivered by Hilton to Lender in connection with the Loan.

Upon Lender’s modification of the Interest Period pursuant to the terms of Section 2.2(d), Borrower shall promptly deliver to Lender such modifications to the Rate Cap and the Collateral Assignment of Interest Rate Cap reasonably required by Lender as a result of such designation. In the event the cost incurred by Borrower, Mortgage Loan Borrower, Maryland Owner and the Other Mezzanine Borrowers to modify the Rate Cap (and each “Rate Cap” required under and as defined in the Other Mezzanine Loan Agreements and the Mortgage Loan Agreement) shall exceed $100,000.00, Borrower, Mortgage Loan Borrower, Maryland Owner and the Other Mezzanine Borrowers shall pay $100,000.00 in the aggregate and Lender shall pay the cost of such modification(s) to the Rate Caps that is in excess of $100,000.00.

All reasonable third party costs and expenses incurred by Borrower, Mortgage Loan Borrower and Maryland Owner (but not including costs associated with updating third party reports) in connection with Borrower’s, Mortgage Loan Borrower’s or Maryland Owner’s complying with the requests and requirements made under this Section 13.5 shall be paid by Lender except to the extent otherwise expressly provided in this Agreement.

In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender’s servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

Section 13.6 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in any Disclosure Document and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects. Lender hereby acknowledges and agrees that, except to the extent required by law, Lender shall not include information with respect to Sponsor’s organizational documents or financial statements in the Disclosure Document.

(b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Collateral, the Senior Mezzanine Collateral and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined that portion of such memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Collateral, the Senior Mezzanine Collateral and/or the Loan), as applicable, containing all sections relating to Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner, Affiliates of Borrower and Sponsor, the Loan, the Loan Documents, each Individual Property and to Borrower’s knowledge the Manager and any Franchisor, and any risks or special considerations relating thereto (but not including risks relating to local or federal law) (the “Covered Disclosure Information”), and that, to Borrower’s knowledge, such Covered Disclosure Information (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Lender (and for purposes of this Section 13.6, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in clauses (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to

which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Senior Mezzanine Collateral, the Collateral and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Collateral and/or the Loan) or necessary in order to make the statements in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Senior Mezzanine Collateral and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the “Securities Liabilities”) and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property, the Collateral, the Senior Mezzanine Collateral and/or the Loan) or in connection with the underwriting of the Loan, including financial statements of Borrower or Sponsor, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to each Individual Property and further provided that in the reasonable judgment of Borrower, these obligations (other than the indemnity obligations) under this Section 13.6 do not increase Borrower’s obligations and liabilities under the Loan Documents except as set forth herein. Notwithstanding anything to the contrary contained herein or in any indemnification agreement, (x) Borrower’s obligation to indemnify in respect of any information contained in any Disclosure Document that is derived in part from information provided by Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact in the Covered Disclosure Information which Borrower has been given the opportunity to examine and has reasonably approved, and (y) Borrower shall not have any responsibility for the failure of any member of the Underwriter Group to accurately transcribe written information supplied by Borrower or to include such portions of the Covered Disclosure Information in any Disclosure Document. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

(c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Liabilities to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided

Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 13.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.6 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party has reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.6(c) or Section 13.6(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.6(c) or Section 13.6(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party’s, Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of Borrower and Lender under this Section 13.6 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

(g) THE INDEMNIFICATION PROVISIONS PROVIDED IN THIS SECTION 13.6 SHALL APPLY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY LENDER’S SIMPLE (BUT NOT GROSS) NEGLIGENCE, PROVIDED THAT THE FOREGOING STATEMENT SHALL NOT LIMIT THE PROVISIONS OF SECTION 13.6(B)(X) OR (Y) HEREOF.

Section 13.7 Rating Surveillance.

Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender and such expense will be paid at the closing of the Securitization.

Section 13.8 Servicer.

At the option of Lender, but at no cost to Borrower, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1 General Indemnification.

Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Liabilities imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (d) any failure of any Individual Property, the Collateral or the Senior Mezzanine Collateral to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Mortgage Loan Reserve Accounts, the Reserve Accounts, the performance of the Required Work (as defined in the Mortgage Loan Agreement), the CIGNA Property Required Work, or (g) the payment of any commission, charge or brokerage fee incurred or otherwise payable by any

Borrower Party, Borrower Principal or Sponsor to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 14.2 Intangible Tax Indemnification.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Liabilities imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making of the Pledge Agreement, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 14.3 ERISA Indemnification.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Liabilities (including reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Liabilities incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s reasonable discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.

Section 14.4 Survival.

The obligations and liabilities of Borrower under this Article XIV shall fully survive indefinitely notwithstanding any termination, satisfaction, or assignment of the Pledge Agreement or delivery of an assignment of membership interests in lieu of foreclosure on the Collateral.

THE INDEMNIFICATION PROVISIONS PROVIDED IN THIS ARTICLE XIV SHALL APPLY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY LENDER’S SIMPLE (BUT NOT GROSS) NEGLIGENCE.

IN NO EVENT SHALL THE PROVISIONS OF THIS ARTICLE XIV BE DEEMED TO LIMIT EACH OTHER, OR ANY OTHER INDEMNIFICATION OF ANY INDEMNIFIED PARTIES UNDER ANY OTHER LOAN DOCUMENT, INCLUDING THE RELEASE AND INDEMNITY, AND ALL SUCH INDEMNIFICATIONS OF ANY INDEMNIFIED PARTIES SHALL BE READ IN THE BROADEST POSSIBLE MANNER NOTWITHSTANDING ANYTHING CONTAINED HEREIN.

ARTICLE XV

EXCULPATION

Section 15.1 Exculpation.

(a) Except as otherwise provided herein, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring an action under the New York UCC, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement and the other Loan Documents, and the interest in the Collateral and any other collateral given to Lender created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Pledge Agreement; (iii) affect the validity or enforceability of any indemnity (including those contained in the Guaranty, Environmental Indemnity, Section 13.6 and Article XIV of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Pledge Agreement and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Pledge Agreement; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Nothing in Section 15.1(a) shall constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the actions, events or circumstances described in Sections 1.2(a) of the Guaranty (collectively, the “Recourse Obligations”), and Borrower shall be personally liable to Lender for, and shall indemnify Lender and hold Lender harmless from and against any for the Recourse Obligations. Notwithstanding anything in this Agreement to the contrary, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall become fully recourse to Borrower upon the occurrence or existence of any of the events or circumstances described in Section 1.2(b) of the Guaranty.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any other Creditors’ Rights Laws to file a claim for the full amount of the indebtedness secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Pledge Agreement or the other Loan Documents.

(d) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no direct or indirect member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of Borrower (each an “Exculpated Party”; provided, that none of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner or Sponsor shall be an Exculpated Party with respect to its obligations set forth in the Environmental Indemnity, any Guaranty and in Section 13.6 of this Agreement, as applicable) shall have personal liability for the payment of any sum of money payable or for the performance or discharge of any covenants, obligations or undertakings of Borrower or under this Agreement, the Note, the Pledge Agreement or other Loan Documents and no monetary or deficiency judgment shall be sought or obtained or enforced against any Exculpated Party with respect thereto.

ARTICLE XVI

NOTICES

Section 16.1 Notices.

All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	GSRE III, Ltd.
c/o Walkers SPV Limited
Walker House
PO Box 908GT
Mary Street
George Town, Grand Cayman, Grand Cayman Islands
Attention: Director
Telephone: (345) 945-3727
Fax: (345) 945-4757

With a copy to:

GSREA., LLC
135 East 57th Street, 11th Floor
New York, New York 10022
Attention: Grant Rogers
Telephone: (212) 381-4147
Fax: (212) 381-4151

With a copy to:

Cadwalader Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Patrick Quinn, Esq.
Facsimile No.: (212) 504-6666

If to Borrower:	c/o Ashford Hospitality Trust
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Attention: David Brooks
Facsimile No.: (972) 490-9605

With a copy to:	c/o Prudential Real Estate Investors
8 Campus Drive
Parsippany, New Jersey 07054
Attention: Soultana Reigle
Facsimile No.: (973) 734-1550

and

c/o PREI Law Department
8 Campus Drive
Parsippany, New Jersey 07054

Attention: Law Department
Facsimile No.: (973) 734-1550

and

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
Attention: Minta Kay
Facsimile No.: (617) 523-1231

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1 Replacement Documents.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 17.2 Intentionally Omitted.

Section 17.3 Further Acts, Etc.

Borrower will, at the cost of Borrower, and without expense to Lender (except as expressly set forth in Article XIII hereof), do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing or registering of the Pledge Agreement, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Collateral. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

Section 17.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of any Individual Property the Collateral, the Senior Mezzanine Collateral for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in any Individual Property, the Collateral, the Senior Mezzanine Collateral, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against any Individual Property, the Collateral, the Senior Mezzanine Collateral, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of any Individual Property, the Collateral, the Senior Mezzanine Collateral, or any part thereof, for real estate or personal property tax purposes by reason of the Mortgage, the Pledge Agreement or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Pledge Agreement, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 17.5 Expenses.

Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement, the Pledge Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to any Individual Property or the Collateral); (b) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Pledge Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, and determining whether defaults or Events of Default may exist under any of the Loan Documents; (c) following a request by Borrower, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Pledge Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender in accordance with the terms of the Loan Documents; (e) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement, the Pledge Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Significant Party, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to any Individual Property or the Collateral; and (i) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. For purposes of this Section 17.5, all references to this Agreement, the Pledge Agreement or any of the other Loan Documents shall be deemed to include the Existing Mezzanine 3 Loan Agreement, the Existing Pledge Agreement and each of the other Existing Loan Documents. The provisions of this Section 17.5 shall not apply to any costs or expenses incurred by Lender in connection with a Securitization contemplated under Article XIII hereof except to the extent such expense is specifically allocated to Borrower in Article XIII.

ARTICLE XVIII

WAIVERS

Section 18.1 Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower or Sponsor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 18.2 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 18.3 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 18.4 Trial By Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Section 18.5 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 18.6 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 18.7 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower, Maryland Owner and other Persons with interests in Borrower, Senior Mezzanine Borrower, Mortgage Loan Borrower or Maryland Owner, and of the Property, or the Collateral and/or the Senior Mezzanine Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 18.8 Waiver of Statute of Limitations.

Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its other obligations set forth in the Loan Documents.

Section 18.9 Waiver of Counterclaim.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

ARTICLE XIX

GOVERNING LAW

Section 19.1 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS ORIGINATED BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company
1133 Avenue of the Americas, Suite 3100
New York, New York 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 19.2 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.3 Preferences.

During the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

ARTICLE XX

MISCELLANEOUS

Section 20.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 20.2 Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 20.3 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 20.4 Cost of Enforcement.

In the event (a) that the Pledge Agreement is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mortgage Loan Borrower, Maryland Owner, Borrower, Senior Mezzanine Borrower or any of its constituent Persons or an assignment by Mortgage Loan Borrower, Maryland Owner, Borrower or Senior Mezzanine Borrower or any of its constituent Persons for the benefit of creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 20.5 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 20.6 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 20.7 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of secured party, pledgee or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to each Individual Property, the Collateral or the Senior Mezzanine Collateral, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of each Individual Property, the Collateral or the Senior Mezzanine Collateral. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property, the Collateral or the Senior Mezzanine Collateral.

(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Pledge Agreement, the Guaranty, the Environmental Indemnity, the Note or the other Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Pledge Agreement, the Guaranty, the Environmental Indemnity and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in this Agreement without any obligation to investigate any Individual Property, the Collateral, the Senior Mezzanine Collateral, and notwithstanding any investigation of any Individual Property, the Collateral or the Senior Mezzanine Collateral by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Pledge Agreement and the other Loan Documents in the absence of the warranties and representations as set forth in Article IV.

Section 20.8 Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, the Collateral, the Senior Mezzanine Collateral, Mortgage Loan Borrower, Maryland Owner, Borrower, Senior Mezzanine Borrower, Sponsor and their respective Affiliates without the approval of Borrower or any such Persons or with respect to Sponsor, upon the consent of Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

Section 20.9 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Guaranty, the Environmental Indemnity, and the other Loan Documents and that no such Loan Documents shall be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 20.10 Entire Agreement.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO THEM AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 20.11 Intentionally Omitted.

Section 20.12 Certain Additional Rights of Lender.

Notwithstanding anything which may be contained in this Agreement to the contrary, Lender shall have:

(a) the right to designate any party to receive payment of all fees, costs and expenses otherwise payable to Lender under this Agreement or the other Loan Documents;

(b) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(c) the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management consulting, director or similar fees to affiliates of Borrower (or their personnel);

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), upon an Event of Default, to vote the owners’ interests in Borrower pursuant to irrevocable proxies granted, at the request of Borrower in advance for this purpose; and

(e) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer to voting interests of Borrower held by its members or partners (as the case may be), and the right to restrict the transfer of interests in such member or partner (as the case may be), except for any transfer that is expressly permitted under any of the Mortgage Loan Documents, Loan Documents or Senior Mezzanine Loan Documents.

Section 20.13 Registered Form. Borrower a registrar and transfer agent (the “Registrar”) which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. Consistent with the foregoing, no interest in any Note may be transferred by a Lender unless such transfer is recorded in the register maintained by the Registrar, and the Borrower may treat the parties listed on such register as the owners of the Notes. Any agreement setting out the rights and obligations of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents. Each Lender that sells a Participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and state interest) of each participant’s interest in the Note or other obligations under the Loan Documents (“Participant Register”), provided that no lender shall have any obligation to disclose all or any portion of the Participation Register to any Person (including the identity of the participant or any information relating to a participant’s interest in the Note or under any Loan Document) except to the extent that such disclosure is necessary to establish that such loan is in registered form under Treasury Regulation Section 5f.103-1(c).

Section 20.14 Intentionally Omitted.

Section 20.15 Bankruptcy Waivers and Assurances.

(a) Assurances of Future Non-Impairment. Borrower acknowledges and agrees (i) that Lender has expressed its intent and expectation that the concessions, modifications, and accommodations set forth in this Agreement and the Loan Documents constitute the final and conclusive statement of their lending relationship with Borrower Parties, (ii) that Borrower Parties will fully, faithfully and completely pay all obligations under the Loan Documents and comply with all other terms and conditions in this Agreement and the Loan Documents, and (iii) that Lender shall not be subject to any additional business or legal risks with respect to payment of obligations under the Loan Documents. To confirm and realize this expectation and intent, Borrower provides the following representations, acknowledgments, warranties, and agreements:

(i) Borrower acknowledges and agrees that, by entering into this Agreement and the other Loan Documents, Lender is willing to afford Borrower a reasonable opportunity to satisfy all of its obligations under the Loan Documents in accordance with the terms and conditions in the Loan Documents, provided, however, that Lender is not willing to accept the additional risk of a future restructuring, renegotiation, or modification of any terms and conditions in the Loan Documents. Borrower further acknowledges and agrees that the representations, acknowledgments, agreements, and warranties made by Borrower (and other Borrower Parties) constitute a material inducement to Lender to enter into this Agreement and the related Loan Documents, and that Lender is relying on such representations and warranties, has changed and will continue to change its position in reliance thereon, and that Lender would not have entered into this Agreement and the related Loan Documents without such representations, acknowledgments, agreements, and warranties.

(ii) Borrower represents and warrants that the performance of the terms and conditions under the Loan Documents is feasible, realistic, and achievable.

(iii) Borrower acknowledges and agrees that Lender has no obligation to, and does not intend to agree to, accept any subsequent restructuring proposal or make any subsequent loans or other financial accommodations to Borrower or any other Borrower Party. Lender has not, directly or indirectly, encouraged Borrower to anticipate or expect any favorable consideration of any future business plans or requests for additional modifications, amendments or supplements of or to the Loan Documents. Borrower acknowledges and agrees that Lender’s present objectives and goals may include insistence upon full, timely and strict compliance with all terms and conditions of the Loan Documents, and a refusal to consider or accept any subsequent proposals for restructuring or modifications of the Loan Documents.

(iv) Borrower represents and warrants that it has no present intention currently or in the future to file a voluntary petition for bankruptcy under the Bankruptcy Code.

(v) Neither Borrower nor any of the other Borrower Parties shall under any circumstances resist, hinder, or delay Lender’s enforcement of any rights or remedies it may have under the Loan Documents, including (i) seeking in any state or federal court or any foreign tribunal an injunction or order which may stay or limit Lender’s enforcement of such rights and remedies, (ii) filing a voluntary petition for bankruptcy under the Bankruptcy Code, or any other Creditors’ Rights Laws, and (iii) inducing, supporting, or encouraging any third party to file an involuntary petition against Borrower or any other Borrower Party under the Bankruptcy Code.

(b) Waivers and Assurances in Bankruptcy. If, for any reason, Borrower or any of the other Borrower Parties becomes a debtor in a case under the Bankruptcy Code, then Borrower hereby agrees as follows:

(i) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duty, as advised by counsel, Borrower shall consent, and shall cause the other Borrower Parties to consent, to any termination or modification of the automatic stay under Section 362 of Bankruptcy Code as may be requested by Lender or Agent, and hereby expressly waives, and shall cause each other Borrower Party to waive and not to seek or exercise, any and all rights, protections, and benefits of the automatic stay or similar injunctive relief available under the Bankruptcy Code. Borrower shall not seek, and shall not permit the other Borrower Parties to seek, a supplementary injunction under Section 105 of the Bankruptcy Code or otherwise to further stay or hinder Lender or Agent in the enforcement of their rights and remedies.

(ii) Borrower acknowledges and agrees that in the event of its bankruptcy, “adequate protection” for the interests of Lender must, at a minimum, include the following: (a) a cure of all prepetition monetary defaults under the Loan Documents within ninety (90) days from the commencement of the case; (b) the timely performance of all monetary obligations under the Loan Documents arising from and after the commencement of the case; and (c) such debtor shall file within ninety (90) days of the commencement of the case a plan of reorganization which provides for a treatment which is acceptable to Lender, or which leaves the interests of Lender unimpaired. Failure to provide adequate protection on such terms shall constitute a separate and distinct cause for the termination of the automatic stay in the case.

(iii) Borrower shall not, and shall not permit the other Borrower Parties to, seek to modify, impair, or limit the rights and remedies of Lender under Sections 506(c) or 552(b) of the Bankruptcy Code or otherwise, and shall not seek to obtain credit or incur debt to be secured by a senior or equal lien on any of the Lender’s collateral pursuant to Section 364(b) or otherwise.

(iv) Borrower shall not, and shall not permit the other Borrower Parties to, propose, support, encourage, induce, or vote in favor of any plan of reorganization that seeks to alter, modify, abridge, or eliminate, in any respect, any of the rights and remedies of Lender or Agent.

Section 20.16 General Release.

Borrower, on behalf of itself, all Borrower Parties, and each of their respective past, present and future subsidiaries, affiliates, divisions, directors, shareholders, officers, employees, partners, members, managers, representatives, advisors, servicers, attorneys and agents and each of their respective heirs, transferees, executors, administrators, personal representatives, legal representatives, predecessors, successors and assigns (including any successors by merger, consolidation or acquisition of all or a substantial portion of any such Persons’ assets and business), each in their capacity as such (collectively, the “Releasing Parties”), hereby releases and forever discharges all Indemnified Parties from any and all Liabilities (including any Liabilities which any Releasing Party does not know or suspect to exist in its favor as of the Closing Date, which if known by such Releasing Party might have affected such Releasing Party’s release of an Indemnified Party, and including any Servicing Claims) that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the date hereof, which the Releasing Parties or any of them may have or which may hereafter be asserted or accrue against Indemnified Parties or any of them, resulting from or in any way relating to any act or omission done or committed by Indemnified Parties, or any of them, prior to the date hereof in each case connection with or arising out of the Loan or the Loan Documents. The releases contained in this Section 20.16 apply to all Liabilities which the Releasing Parties or any of them have or which may hereafter arise against the Indemnified Parties or any of them in connection with or arising out of the Loan or the Loan Documents, as a result of acts or omissions occurring before the date hereof, whether or not known or suspected by the parties hereto. Borrower expressly acknowledges that although ordinarily a general release does not extend to claims which the releasing party does not know or suspect to exist in his, her or its favor, which if known by him, her or it must have materially affected his, her or its settlement with the party released, Borrower has carefully considered and taken into account in determining to enter into this Agreement the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, Borrower, on behalf of itself and all of the Releasing Parties expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including the following provisions of California Civil Code Section 1542:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

This release by Releasing Parties shall constitute a complete defense to any Liability released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by any Co-Lender or any other Indemnified Party that any Liability exists which is within the scope of those hereby released. This Section 20.16 shall survive the repayment and performance of all obligations under the Loan Documents, and the reconveyance, foreclosure, or other extinguishment of any related security instruments. For the avoidance of doubt, by agreeing to this Section 20.16, Releasing Parties represent and acknowledge that none of them may seek to use any of the Liabilities released herein as a set-off of any other obligation that may exist between any Releasing Party and Indemnified Party. In addition, Liabilities released herein shall include any Releasing Party’s right to contribution or any other similar demand that might otherwise exist (and the terms of this sentence shall control over any conflicting provision in any other Loan Document, including the Release and Indemnity).

In no event shall the provisions of this Section 20.16 be deemed to limit any other release of any Indemnified Parties under any other Loan Document, including the Release and Indemnity, and all such releases of any Indemnified Parties shall be read in the broadest possible manner notwithstanding anything contained herein.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

, a
Delaware limited liability company

By:
Name:
Title:

LENDER:

GSRE III, LTD. a company created under the laws of the Cayman Islands

By:
Name:
Title:

EXHIBIT A

Borrower Party Equity Ownership Structure

[See Attached]

EXHIBIT B

Reserved

EXHIBIT C

Sources and Uses Statement

[See Attached]

EXHIBIT D

Form Estoppel Certificate

Loan No.:	[Property Name]

ESTOPPEL CERTIFICATE

This Certificate is given to GRSRE III, Ltd. ( “Lender”), by                     , a                     (“Tenant”), with the understanding that Lender will rely on this Certificate in connection with a loan (the “Loan”) secured directly or indirectly by interests in                     , the owner of the hotel commonly known as                     , located at                     (the “Property”).

Tenant hereby certifies as follows:

1. The undersigned is the Tenant under that certain lease dated                     , 20    (the “Lease”) executed by                                          (“Landlord”) or its predecessor in interest, as landlord and Tenant or its predecessor in interest, as tenant. The Lease is presently in full force and effect and a true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except                     .

2. Tenant’s Lease terms: approximately                     leasable square feet (the “Premises”); the commencement date of the term of the Lease is                     ; the expiration date of the term of the Lease is                     ; the fixed annual minimum rent is $            , payable monthly in advance on the             day of each calendar month; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one month in advance; rent payments began on                     , 20    ; the fixed annual minimum rent is subject to rental increases as set forth in the Lease, and the last increase covers the period from                     , 20    through                     , 20    ; Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is     %, which is currently being paid on an estimated basis in advance at the rate of $        per month; Tenant is obligated to pay percentage rent equal to     % of annual gross sales in excess of $        ; all rent has been paid through                     , 20    ; and Tenant has paid a security deposit of $        .

3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except                     .

4. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord, if any; Tenant has taken possession and is in occupancy of the Premises, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.

5. All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

6. Tenant is not in default under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

7. Tenant hereby acknowledges and agrees that Tenant’s rights under the Lease shall be subject and subordinate to Lender’s rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the Loan. Tenant shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord. In no event, however, shall Lender be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.

8. The term “Lender” as used herein includes any successor or assign of the named Lender and the term “Landlord” as used herein includes any successor or assign of the named Landlord. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated:                     , 20    .

TENANT:

By:
Name:
Title:

EXHIBIT E

Approved Form of Remington Management Agreement

[See Attached]

EXHIBIT F

Lender’s Account

Bank	Wachovia Bank NA/Wells Fargo
	375 Park Avenue, 9th Floor
	New York, New York 10152

	Account Name:	GSR3LP, LLC

	Account Number:	2000038324536

	ABA #:	031201467

	Reference:	Highland Mezz 4

	Attention:	Richard Deochand
		Phone: (212) 214-8256

SCHEDULE I(a)

BORROWER

Borrower	Organizational ID #
HH Mezz Borrower A-4 LLC, a Delaware limited liability company	4372561
HH Mezz Borrower C-4 LLC, a Delaware limited liability company	4372601
HH Mezz Borrower D-4 LLC, a Delaware limited liability company	4372686
HH Mezz Borrower F-4 LLC, a Delaware limited liability company	4372753
HH Mezz Borrower G-4 LLC, a Delaware limited liability company	4372790

SCHEDULE I(b)

Wells Fargo Mortgage Loan Borrowers, Organizational ID Numbers, Wells Fargo Mortgage Loan Properties

and Allocated Loan Amounts

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

1.	Portsmouth Hotel Associates, LLC	Portsmouth Renaissance and Conference Center, 425 Water Street, Portsmouth, VA 23704	Delaware	3005218	$370,167.52

2.	HH Texas Hotel Associates, L.P.	Sugar Land Marriott Hotel and Conference Center, 16090 City Walk, Sugar Land, TX 77479	Delaware	3482995	$858,885.43

3.	HH San Antonio LLC	Plaza San Antonio Marriott, 555 South Alamo Street, San Antonio, TX 78205	Delaware	4386105	$528,637.93

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

4.	HH Savannah LLC	Hyatt Regency Savannah, 2 West Bay Street, Savannah, GA 31401	Delaware	3818753	$1,318,570.59

5.	HH Tampa Westshore LLC	Hilton Tampa Westshore, 2225 North Lois Avenue, Tampa, FL 33607-2355	Delaware	3748161	$314,521.42

6.	HH DFW Hotel Associates, L.P.	Dallas-Fort Worth Airport Marriott, 8440 Freeport Parkway, Irving, TX 75063	Delaware	3847840	$1,112,921.96

Schedule I -2-

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

7.	HH FP Portfolio LLC	Hyatt Regency Wind Watch Long Island, 1717 Motor Parkway, Hauppauge, NY 11788	Delaware	3830654	$450,007.58

8.	HH FP Portfolio LLC	Crowne Plaza Atlanta - Ravinia, 4355 AshfordDunwoody Road, Atlanta, GA 30346	Delaware	3830654	$841,949.66

9.	HH FP Portfolio LLC	Hilton Parsippany, One Hilton Court, Route 10, Parsippany, NJ 07054	Delaware	3830654	$616,945.87

10.	HH FP Portfolio LLC	Hampton Parsippany, One Hilton Court, Route 10, Parsippany, NJ 07054	Delaware	3830654	$223,794.09

Schedule I -3-

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

11.	HH LC Portfolio LLC	Omaha Marriott, 10220 Regency Circle, Omaha, NE 68114	Delaware	3885655	$728,238.07

12.	HH Annapolis Holding LLC	Sheraton Annapolis 173 Jennifer Road Annapolis, MD 21401	Delaware	4002268	$245,568.65

13.	HH Palm Springs LLC	Renaissance Palm Springs 888 E Tahquitz Canyon Way Palm Springs, CA 92262	Delaware	3982832	$711,302.30

14.	HH Churchill Hotel Associates, L.P.	The Churchill, 1914 Connecticut Ave. NW, Washington DC, 20009	Delaware	4065147	$779,045.38

Schedule I -4-

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

15.	HH Melrose Hotel Associates, L.P.	The Melrose, 2430 Pennsylvania Ave. NW, Washington DC, 20037	Delaware	4118310	$938,725.48

16.	HH Atlanta LLC	Ritz-Carlton Atlanta Downtown, 181 Peachtree Street Northeast, Atlanta, GA 30303	Delaware	4218175	$812,916.91

17.	HH LC Portfolio LLC	Hilton Garden Inn Virginia Beach Town Center, 252 Town Center Drive, Virginia Beach, VA 23462	Delaware	3885655	$396,780.87

Schedule I -5-

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

18.	HH Baltimore Holdings LLC	Hilton Garden Inn BWI Airport, 1516 Aero Drive, Linthicum, MD 21090	Delaware	3823705	$298,795.35

19.	HH LC Portfolio LLC	Residence Inn Tampa Downtown, 101 East Tyler Street, Tampa, FL 33602	Delaware	3885655	$193,551.65

20.	HH LC Portfolio LLC	Courtyard Savannah Historic District, 415 West Liberty Street, Savannah, GA 31401	Delaware	3885655	$404,039.06

21.	HH FP Portfolio LLC	Courtyard Boston Tremont, 275 Tremont Street, Boston, MA 02116	Delaware	3830654	$954,451.55

Schedule I -6-

Wells Fargo Mortgage Loan Property Owner		Wells Fargo Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount

22.	HH Denver LLC	Courtyard Denver Airport, 6901 Tower Rd, Denver, CO 80249	Delaware	3849976	$487,508.21

23.	HH Gaithersburg Borrower LLC	Courtyard Gaithersburg Washingtonian Center, 204 Boardwalk Place, Gaithersburg, MD 20878	Delaware	4372551	$504,443.98

24.	HH Chicago LLC	Silversmith, 10 S Wabash Ave, Chicago, IL 60603	Delaware	4288485	$285,488.68

25.	HH Austin Hotel Associates, LP	Hilton Garden Inn Austin 500 North IH35, Austin, 78701	Delaware	4321155	$454,846.37

Schedule I -7-

SCHEDULE I(c)

CIGNA Mortgage Loan Property Owners, Organizational ID Numbers, CIGNA Mortgage Loan Properties

and Allocated Loan Amounts

CIGNA Mortgage Loan Property Owner		CIGNA Mortgage Loan Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount (in $)

1.	HH Boston Back Bay LLC	Hilton Boston Back Bay 40 Dalton Street Boston, Massachusetts 02115-3123	Delaware	4045336	$2,144,752.78

2.	HH Princeton LLC	Westin Princeton 201 Village Boulevard Princeton, New Jersey 08540	Delaware	4050581	$0.00

3.	HH Nashville LLC	Nashville Renaissance 611 Commerce Street Nashville, Tennessee 37203	Delaware	4092603	$1,448,049.65

Schedule I -8-

SCHEDULE II

OPERATING LESSEES

HHC TRS LC Portfolio LLC

HHC TRS Portsmouth LLC

HHC TRS Tampa LLC

HHC TRS Savannah LLC

HHC TRS Baltimore LLC

HHC TRS FP Portfolio LLC

HHC TRS Highland LLC

HHC TRS Melrose LLC

HHC TRS Atlanta LLC

HHC TRS Chicago LLC

HHC TRS Austin LLC

HHC TRS OP LLC

HHC TRS Princeton LLC

HHCTRS Nashville LLC

SCHEDULE III

MISSING LICENSES AND PERMITS

1.	Licenses/Permits Which Will Require Transfer/Notification:

•	Westin Princeton

a.	Licenses to Conduct Eating, Drinking or Retail Food Establishment

SCHEDULE IV

CIGNA MORTGAGE LOAN DOCUMENTS

PRINCETON LOAN DOCUMENTS:

1.	Omnibus Agreement dated as of . 2011, by and among HH Princeton LLC (“Princeton Borrower”), HHC TRS Princeton LLC (“Princeton Operating Tenant”), Connecticut General Life Insurance Company (“CGLIC”), ING Life Insurance and Annuity Company (“ILIAC”) and Reliastar Life Insurance Company (“ReliaStar”).

2.	Promissory Note dated as of January 6, 2006, by Princeton Borrower to CGLIC, in the original principal amount of $35,000,000.

3.	Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant in favor of CGLIC.

4.	First Amendment to Leasehold Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 17, 2007, by and among Princeton Borrower, Princeton Operating Tenant and CGLIC.

5.	Assignment of Rents and Leases dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of January 6, 2006, by Princeton Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”) to CGLIC.

9.	Environmental Indemnification Agreement dated as of . 2011, by Princeton Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Real Estate Tax Escrow and Security Agreement dated as of January 6, 2006, by and among Princeton Borrower, CGLIC and Midland Loan Services (“Midland”).

12.	Debt Service Shortfall Reserve Escrow and Security Agreement dated as of , 2011, by and among Princeton Borrower, CGLIC and Midland.

13.	FF&E Escrow Agreement dated as of January 6, 2006, by and among Princeton Borrower, Princeton Operating Tenant, CGLIC and Midland.

14.	Collateral Assignment of Management Agreement dated as of , 2011, by and among Princeton Borrower, Princeton Operating Tenant and Manager to CGLIC.

15.	Subordination Agreement (Operating Lease) dated as of January 6, 2006, by and between Princeton Operating Tenant and CGLIC.

16.	Post Closing Side Letter Agreement dated as of January 6, 2006, by and among Princeton Borrower, Princeton Operating Tenant and CGLIC.

17.	Entity Non-Foreign Affidavit dated as of January 6, 2006, by Princeton Borrower.

NASHVILLE LOAN DOCUMENTS

1.	Omnibus Agreement dated as of , 2011, by and among HH Nashville LLC (“Nashville Borrower”), HHC TRS Nashville LLC (“Nashville Operating Tenant”) and Connecticut General Life Insurance Company (“CGLIC”).

2.	Promissory Note dated as of March 13, 2006, by Nashville Borrower to CGLIC, in the original principal amount of $52,000,000.

3.	Leasehold Deed of Trust and Security Agreement by Nashville Borrower and Nashville Operating Tenant, as grantor, to W. Rowlett Scott, as trustee, for the benefit of CGLIC dated as of March 13, 2006.

4.	First Amendment to Deed of Trust and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant and CGLIC.

5.	Assignment of Rents and Leases dated as of March 13, 2006, by Nashville Borrower and Nashville Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of March 13, 2006, by Nashville Borrower and Nashville Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of March 13, 2006, by Nashville Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”).

9.	Environmental Indemnification Agreement dated as of , 2011, by Nashville Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Real Estate Tax Escrow and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, CGLIC and Midland Loan Services (“Midland”).

12.	FF&E Escrow and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, CGLIC and Midland.

13.	Deposit Account Control Agreement dated as of March 13, 2006, by and among Nashville Operating Tenant, CGLIC and Bank of America, N.A.

14.	Assignment of Management Agreement, Subordination, Non-Disturbance and Attornment Agreement and Consent of Management dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, Renaissance Hotel Management Company, LLC and CGLIC.

15.	Subordination Agreement (Operating Lease) dated as of March 13, 2006, by and between Nashville Operating Tenant and CGLIC.

16.	Post Closing Side Letter Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant and CGLIC.

17.	Entity Non-Foreign Affidavit dated as of March 13, 2006, by Nashville Borrower.

18.	Side Letter re: Waiver of Insurance Requirements dated as of March 13, 2006, by and between Nashville Borrower, Nashville Operating Tenant and CGLIC.

19.	Side Letter dated as of March 13, 2006, from CGLIC to Nashville Hotel Properties Owners Association, Inc. and Nashville Hotel Properties Regime.

20.	Letter Agreement re: Convention Center Parcel dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, Highland Hospitality, L.P. and CGLIC.

BOSTON BACK BAY LOAN DOCUMENTS

1.	Omnibus Agreement dated as of , 2011, by and among HH Boston Back Bay, LLC (“Boston Borrower”), HHC TRS OP LLC (“Boston Operating Tenant”) and Connecticut General Life Insurance Company (“CGLIC”).

2.	Promissory Note dated as of December 6, 2005, by Boston Borrower to CGLIC, in the original principal amount of $69,000,000.

3.	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant in favor of CGLIC.

4.	First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 17, 2007, by and among Boston Borrower, Boston Operating Tenant, CGLIC and The Prudential Insurance Company of America.

5.	Assignment of Rents and Leases dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of December 6, 2005, by Boston Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”)

9.	Environmental Indemnification Agreement dated as of , 2011, by Boston Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Deposit Account Control Agreement dated as of December 6, 2005, by and among Boston Operating Tenant, CGLIC and Bank of America, N.A.

12.	Real Estate Tax Escrow and Security Agreement dated as of December 6, 2005, by and among Boston Borrower, CGLIC and Midland Loan Services (“Midland”).

13.	FF&E Escrow Agreement dated as of December 6, 2005, by and among Boston Borrower, Boston Operating Tenant, CGLIC and Midland.

14.	Liquor License Agreement dated as of December 6, 2005, by and among Hilton Hotels Corporation, Hilton Systems Inc., Boston Operating Tenant and Boston Borrower.

15.	Agreement Regarding Hotel Management dated as of December 6, 2005, by and among Boston Borrower, Boston Operating Tenant, Hilton Hotels Corporation and to CGLIC.

16.	Subordination Agreement (Operating Lease) dated as of December 6, 2005, by and between Boston Operating Tenant and CGLIC.

17.	Post Closing Side Letter Agreement dated as of January 6, 2006, by and among Boston Borrower, Boston Operating Tenant and CGLIC.

18.	Entity Non-Foreign Affidavit dated as of January 6, 2006, by Boston Borrower.

SCHEDULE V

GROUND LEASES

DESCRIPTION OF GROUND LEASES

Wells Fargo Mortgage Loan Properties

Full:

(1) Palm Springs

Sublease (Hotels I-XI) dated December 31, 1984 as supplemented by Supplement (For the Purposes of Confirming Legal Description) to Sublease dated December 3, 1992, as amended by Amendment of Sublease, dated November 5, 1998 and as assigned by Assignment and Termination of Sub-subleases, dated November 5, 1998 and as further assigned by Assignment of Ground Sublease dated July 14, 2005, and as further affected by that certain Estoppel Certificate, dated July 17, 2007 and as further affected by that certain Estoppel Certificate, dated February 3, 2011.

(2) Annapolis

Ground Lease dated June 1, 1983, as amended by First Amendment to Ground Lease dated October 24, 1986, as further amended by that certain Deed of Assignment and Assumption of Lease and Amendment dated September 28, 1994, as further amended by that certain Second Amendment to Ground Lease dated March 29, 2000, as further amended by that certain Landlord’s Certificate dated April 19, 2000, as assigned by that certain Assignment and Assumption of Lease and Consent dated April 27, 2000, as further amended by that certain Subordination, Non-Disturbance and Attornment, Agreement dated May 4, 2000, as further amended by that certain Landlord’s Consent and Estoppel Certificate and Amendment to Security Instrument dated on or around March, 2001, as assigned by that certain Assignment and Assumption of Lease and Consent dated February 4, 2005, and as further amended by that certain Landlord’s Consent and Estoppel Certificate and Amendment to Security Instrument dated October 4, 2005, as affected by that certain Landlord’s Consent and Estoppel Certificate, dated August 31, 2007.

(3) Portsmouth

Hotel Lease Agreement dated May 24, 1999, as such lease is evidenced by Memorandum of Lease, recorded in the Clerk’s Office of the Circuit Court of Portsmouth, Virginia at Book 1260, Page 1051 and that certain Conference Center Lease Agreement dated May 24, 1999, as such is evidenced by Memorandum of Lease, recorded in the Clerk’s Office of the Circuit Court of Portsmouth, Virginia at Book 1260, Page 1057, each as affected by that certain Ground Lessor’s Estoppel Certificate dated as of February 15, 2011.

Partial:

(1) Sugar Land

Conference Center and Parking Lease Agreement, dated February 28, 2002 as amended by that certain First Amendment to Conference Center and Parking Lease Agreement dated August 3, 2003 and that certain Second Amendment to Conference Center and Parking Garage Lease Agreement dated April 19, 2005, and as further affected by that certain Ground Lease Estoppel Certificate dated July 20, 2007, and as further affected by that certain Lease Estoppel Certificate dated February 28, 2011 and as further affected by that certain Lease Consent dated February 28, 2011.

(2) San Antonio

Lease Agreement dated February 9, 1978 as assigned by Assignment of Real Property Lease dated July 30, 1980, as amended by Amendment to Plaza Nacional German-English School Lease dated October 3, 1985, as assigned by Assignment of Real Property Lease dated effective March 18, 1994, and consented to by the City of San Antonio pursuant to Ordinance 79766, dated March 10, 1994, as assigned by Assignment of Real Property Lease dated effective August 23, 1995, and consented to by the City of San Antonio pursuant to Ordinance 82640, dated August 17, 1995, as assigned by operation of law pursuant to City Ordinance No. 88957 dated December 17, 1998, as assigned pursuant to City Ordinance No. 98584 dated December 18, 2003, and as further assigned pursuant to City Ordinance No. 100149 dated December 16, 2004, and as further affected by Consent Incorporating Estoppel Certificate dated February 8, 2011.

(3) Wind Watch

Lease Agreement dated February 28, 1990 as amended by Lease Amendment dated September 24, 1994, as assigned by Quitclaim Assignment and Assumption of Lease dated September 24, 1996, as further amended by Second Amendment of Lease dated September 24, 1996, as assigned by Consent to Assignment of Lease dated August 19, 2004 and as further affected by Estoppel Certificate dated February 9, 2011.

(4) Ritz Atlanta Downtown

Cross-Lease and Easement Agreement, dated February 10, 1988, as evidenced by Indenture of Lease and Easement Grant dated February 10, 1988, as assigned by Assignment and Assumption Agreement of Cross-Lease and Easement Agreement dated September 19, 1996, and as further assigned by Assignment and Assumption of Cross-Lease and Easement Agreement dated September 22, 2006, as affected by that certain Lease Agreement between Development Authority of Fulton County and One Ninety One Peachtree Associates, LLC, dated as of December 1, 2006, recorded in Deed Book 44140, Page 270 of the records of the Clerk of Superior Court of Fulton County, Georgia, as further affected by Estoppel Certificate dated February 1, 2011.

(5) Austin

Office Lease Waller Creek Office Building dated November 16, 1994, by and between Sabine-Waller Creek, Ltd., a predecessor-in-interest to Sabine Residences, L.P., and Waller Hotel G.P., Inc., Trustee, a predecessor-in-interest to HH Austin Hotel Associates, L.P., recorded in Volume 12365, Page 1719 of the real property records of Travis County, Texas, as affected by the Master Condominium Declaration for The Sabine Master Condominium, recorded as Document No. 2007076119, as amended under Document No. 2010001367, of the Real Property Records of Travis County, Texas, and as further affected by the Lessor Estoppel and Agreement, dated July 16, 2007, and as further affected by the Estoppel Certificate (Office Lease), dated March 2, 2011.

CIGNA Mortgage Loan Properties

(1) Westin Princeton at Forrestal Village

Lease Agreement (Hotel Premises) dated August 29, 1996, as assigned by Assignment, Acceptance and Assumption of Ground Lease dated August 29, 1996, as assigned by Assignment and Assumption of Ground Lease dated November 15, 2005, as affected by Notice of Conveyance of Demised Premises and Assignment of Landlord’s Interest in Lease Agreement effective as of June 30, 1999, as further affected by Estoppel Certificate dated June 18, 2007, as further affected by Estoppel Certificate dated January 31, 2011.

(2) Renaissance Nashville

First Amended and Restated Agreement of Lease dated December 18, 1989, as amended by that certain First Amendment to First Amended and Restated Agreement of Lease dated September 18, 1990, as assigned by that certain Assumption of Leasehold Interest Agreement dated December 10, 1990, as further assigned by that certain Assignment and Assumption of Lease effective as of October 24, 2003, as further assigned by that certain Assignment and Assumption of Leasehold Interest Agreement dated February 24, 2006, as affected by that certain Estoppel Certificate, dated July 12, 2007, and as further affected by that certain Estoppel Certificate, dated February 23, 2011.

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES IN SECTION 4.50

[TO BE UPDATED BASED UPON ANY ESTOPPELS NOT RECEIVED PRIOR TO CLOSING]

Schedule V (a)

Princeton

Nashville

Schedule V (b)

Nashville – Borrower not obligated to restore after casualty or taking if (i) cost of restoration exceeds insurance proceeds by $5,000,000 or more, or (ii) mortgagee uses insurance proceeds to payment of indebtedness secured by mortgage, or (iii) damage occurs within 36 months of end of term or any extension of term.

Princeton – Lessee only entitled to reimbursement for improvements before Landlord is compensated for its losses.

Schedule V (d)

Nashville – may be assigned without prior written consent, but Borrower must provide 45 days prior written notice containing information about assignee as required in Section 8.01(a).

Schedule V (e)

Princeton – must deliver copy of mortgage and assignment

Schedule V (f)

Nashville – only retail and hotel accommodation space for use by guests permitted without consent

Schedule V (l)

None, except as set forth in the estoppels or ground leases delivered to lender prior to the Closing Date.

Schedule V (m)

Nashville

SCHEDULE VI

OTHER MEZZANINE BORROWERS

Mezzanine 1 Borrower

HH Swap A LLC, a Delaware limited liability company

HH Swap C LLC, a Delaware limited liability company

HH Swap C-1 LLC, a Delaware limited liability company

HH Swap D LLC, a Delaware limited liability company

HH Swap F LLC, a Delaware limited liability company

HH Swap F-1 LLC, a Delaware limited liability company

HH Swap G LLC, a Delaware limited liability company

Mezzanine 2 Borrower

HH Mezz Borrower A-2 LLC, a Delaware limited liability company

HH Mezz Borrower C-2 LLC, a Delaware limited liability company

HH Mezz Borrower D-2 LLC, a Delaware limited liability company

HH Mezz Borrower F-2 LLC, a Delaware limited liability company

HH Mezz Borrower G-2 LLC, a Delaware limited liability company

Mezzanine 3 Borrower

HH Mezz Borrower A-3 LLC, a Delaware limited liability company

HH Mezz Borrower C-3 LLC, a Delaware limited liability company

HH Mezz Borrower D-3 LLC, a Delaware limited liability company

HH Mezz Borrower F-3 LLC, a Delaware limited liability company

HH Mezz Borrower G-3 LLC, a Delaware limited liability company

SCHEDULE VII

OPERATING LEASES

PROPERTY	LESSOR	LESSEE	DATE OF AMENDMENT AND RESTATEMENT

Portsmouth Renaissance and Conference Center	Portsmouth Hotel Associates, LLC	HHC TRS Portsmouth LLC	, 2011

Sugar Land Marriott Hotel and Conference Center	HH Texas Hotel Associates L.P.	HHC TRS LC Portfolio LLC	, 2011

Plaza San Antonio Marriott	HH San Antonio LLC	HHC TRS Portsmouth LLC	, 2011

Hyatt Regency Savannah	HH Savannah LLC	HHC TRS Savannah LLC	, 2011

Hilton Tampa Westshore	HH Tampa Westshore LLC	HHC TRS Tampa LLC	, 2011

Dallas/Fort Worth Airport Marriott	HH DFW Hotel Associates, L.P.	HHC TRS Portsmouth LLC	, 2011

Hyatt Regency Wind Watch Long Island	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Crowne Plaza Atlanta-Ravinia	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Hilton Parsippany	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Hampton Parsippany	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Omaha Marriott	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Sheraton Annapolis	HH Annapolis LLC	HHC TRS Baltimore LLC	, 2011

Renaissance Palm Springs	HH Palm Springs LLC	HHC TRS Portsmouth LLC	, 2011

Hilton Boston Back Bay	HH Boston Back Bay LLC	HHC TRS OP LLC	, 2011

Westin Princeton at Forrestal Village	HH Princeton LLC	HHC TRS Princeton LLC	, 2011

The Churchill	HH Churchill Hotel Associates, L.P.	HHC TRS Highland LLC	, 2011

Nashville Renaissance	HH Nashville LLC	HH TRS Nashville LLC	, 2011

The Melrose	HH Melrose Hotel Associates, L.P.	HHC TRS Melrose LLC	, 2011

Ritz-Carlton Atlanta Downtown	HH Atlanta LLC	HHC TRS Atlanta LLC	, 2011

Hilton Garden Inn Virginia Beach Town Center	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Hilton Garden Inn BWI Airport	HH Baltimore LLC	HHC TRS Baltimore LLC	, 2011

Residence Inn Tampa Downtown	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Courtyard Savannah Historic District	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Courtyard Boston Tremont	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Courtyard Denver Airport	HH Denver LLC	HHC TRS Portsmouth LLC	, 2011

Courtyard Gaithersburg Washington Center	HH Gaithersburg LLC	HHC TRS Baltimore LLC	, 2011

Silversmith	HH Chicago LLC	HHC TRS Chicago LLC	, 2011

Hilton Garden Inn Austin	HH Austin Hotel Associates, L.P.	HHC TRS Austin LLC	, 2011

SCHEDULE VIII

RESERVED

SCHEDULE IX

FRANCHISE AGREEMENTS

Portsmouth Renaissance Hotel and Conference Center

Renaissance Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International, Inc., HHC TRS Portsmouth LLC and Portsmouth Hotel Associates LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington Lodging & Hospitality, LLC (“Remington”), HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International Inc. and HHC TRS Portsmouth LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, Portsmouth Hotel Associates, LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Sugar Land Marriott Town Square Hotel and Conference Center

Marriott Hotel Relicensing Franchise Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

Owner Agreement dated March     , 2011 between Marriott International, Inc., HH Texas Hotel Associates LLC, and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington, HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International Inc. and HHC TRS LC Portfolio LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH Texas Hotel Associates, L.P., Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Plaza San Antonio Marriott

Marriott Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International, Inc., HHC TRS Portsmouth LLC and HH San Antonio LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington, HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS Portsmouth LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, HH San Antonio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Tampa Westshore

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS Tampa LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Tampa LLC dated as of March     , 2011

Amended and Restated Guarantee of Franchise License Agreement by HH Tampa Westshore LLC in favor of HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) dated as of March     , 2011

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Tampa LLC

Comfort letter re: Mezz, signed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Tampa LLC, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing

Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Crowne Plaza Atlanta-Ravinia

Crowne Plaza Hotel Change of Ownership License Agreement between Holiday Hospitality Franchising, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by Amendment to Crowne Plaza Hotel Change of Ownership License Agreement on March     , 2011

Guaranty by HHC TRS FP Portfolio LLC in favor of Holiday Hospitality Franchising, Inc. dated as of July 17, 2007

Six Continents Hotels, Inc. Master Technology Agreement between Six Continents Hotels, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007

HG Online Site Agreement dated July 17, 2007 between HHC TRS Portfolio LLC and Six Continents Hotels, Inc.

Voluntary Termination Agreement by and between Holiday Hospitality Franchising, Inc. and HHC TRS Portfolio LLC dated July 17, 2007

Comfort Letter dated March     , 2011 executed by Holiday Hospitality Franchising, Inc., HHC TRS FP Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc., BRE/HH Acquisitions L.L.C., and GSRE III, LTD.

Hilton Parsippany

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS FP Portfolio dated as of March     , 2011

Addendum to the Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007

Guaranty of Franchise License Agreement by HH FP Portfolio LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing

Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Hampton Inn Parsippany

Franchise License Agreement between Promus Hotels, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Promus Hotels, Inc.) and HHC TRS FP Portfolio LLC dated as of March     , 2011

Guarantee of Franchise License Agreement by HH FP Portfolio LLC in favor of Promus Hotels, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Promus Hotels, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Promus Hotels, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing

Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Omaha Marriott

Marriott Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS LC Portfolio LLC dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among Remington, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among Marriott International, Inc., HH LC Portfolio LLC and HHC TRS LC Portfolio dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Annapolis Sheraton

License Agreement dated February 4, 2005 between The Sheraton Corporation and HHC TRS OP LLC, as amended by the First Amendment to License Agreement dated November 23, 2005 between The Sheraton Corporation and HHC TRS OP LLC, as assigned and amended by the Assignment and Assumption Agreement and Second Amendment dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC and The Sheraton LLC, as amended by Third Amendment to License Agreement dated November 12, 2007, as amended by letter agreement dated July 1, 2008 and amended August 9, 2010, as further amended by Fourth Amendment to License Agreement between HHC TRS Baltimore LLC and The Sheraton LLC dated March     , 2011

Comfort letter re: Mortgage, by The Sheraton LLC, as accepted and agreed by HHC TRS Baltimore LLC, Wells Fargo Bank, N.A. and Barclays Capital Real Estate Inc.

Comfort letter re: Mezzanine 1-3 Loans, signed by The Sheraton LLC, HHC TRS Baltimore LLC, BRE/HH Acquisitions, L.L.C. and Barclays Capital Real Estate Inc.

Comfort letter re: Mezzanine 4 Loan, signed by The Sheraton LLC, HHC TRS Baltimore LLC, and GSRE III Ltd.

Renaissance Palm Springs Hotel

Renaissance Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International Inc., HHC TRS Porstmouth LLC and HH Palm Springs LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgment among Remington, HHC TRS Porstmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between HHC TRS Porstmouth LLC and Marriott International, Inc.

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, HH Palm Springs LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Garden Inn – Virginia Beach Town Center

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS LC Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS LC Portfolio LLC dated March     , 2011

Guarantee of Franchise License Agreement by HH LC Portfolio LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS LC Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS LC Portfolio LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Hilton Garden Inn – BWI Airport

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS Baltimore, LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Baltimore LLC dated as of March     , 2011

Guarantee of Franchise License Agreement by HH Baltimore LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Baltimore LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Baltimore LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Tampa Residence Inn Downtown

Residence Inn by Marriott Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS LC Portfolio LLC dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among McKibbon Management LLC, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among Marriott International, Inc., HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated March     , 2011

Electronic Systems Licensing Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Courtyard Savannah Historic District

Relicensing Franchise Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among McKibbon Management LLC, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among HH LC Portfolio LLC, HHC TRS LC Portfolio LLC and Marriott International dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between HHC TRS LC Portfolio LLC and Marriott International

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Garden Inn Austin

Franchise License Agreement by and between Hilton Inns, Inc. and HHC TRS Austin LLC dated June 27, 2007, as amended by Amendment to Franchise License Agreement by and between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Austin LLC dated March     , 2011

Guaranty of Franchise License Agreement, dated     , 2007

Comfort Letter re: Mortgage by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and HHC TRS Austin LLC

Comfort Letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and HHC TRS Austin LLC, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Hilton Boston Back Bay

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS OP LLC dated as of July 17, 2007, as amended by the Amendment to Amended and Restated Franchise License Agreement between HLT Existing Franchise Holding LLC and HHC TRS OP LLC dated as of March     , 2011

Guarantee of Franchise License Agreement by HH Boston Back Bay LLC in favor of Hilton Inns, Inc. dated as of July 17, 2007

Comfort Letter re: Mortgage, signed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS OP LLC, as affected by Mortgage Lender Confirmation Letter dated March     , 2011

Comfort Letter re: Mezz, signed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Tampa LLC, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Westin Princeton

Westin Hotel Change of Ownership License Agreement dated November 15, 2005 between HHC TRS Princeton LLC and Westin License Company, as amended by First Amendment to License Agreement dated March 9, 2006 between Westin Management, L.P., and HHC TRS Princeton LLC, as amended by Side Letter Agreement dated July 17, 2007, as assigned and amended by the Assignment and Assumption Agreement and Second Amendment dated July 17, 2007 between HHC TRS Princeton LLC and Westin Hotel Management L.P., as amended by Third Amendment dated February 25, 2008 between HHC TRS Princeton LLC and Westin Hotel Management L.P., as amended by Side Letter Agreement dated March 24, 2009 between HHC TRS Princeton LLC and Westin Hotel Management L.P., as further amended by Fourth Amendment to the License Agreement dated     , 2011 between HHC TRS Princeton LLC and Westin Hotel Management L.P.

Comfort Letter dated March     , 2011, signed by Westin Hotel Management, L.P. and accepted and acknowledged by HHC TRS Princeton LLC and CIGNA Mortgage Lender

Comfort Letter dated March     , 2011, signed by Westin Hotel Management, L.P. and accepted and acknowledged by HHC TRS Princeton LLC, BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc.

Comfort Letter dated March     , 2011, signed by Westin Hotel Management, L.P., and accepted and acknowledged by HHC TRS Princeton LLC and GSRE III, Ltd.

SCHEDULE X

MANAGEMENT AGREEMENTS

Renaissance Portsmouth Hotel and Conference Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Sugar Land Marriott Town Square Hotel and Conference Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Plaza San Antonio Marriott

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hyatt Regency Savannah

Management Agreement between Waterfront Hotel Company and Hyatt Corporation, dated May 8, 1979, as amended by that certain Second Amendment to Management Agreement, dated December 21, 1993, as amended on August 12, 2004 by that certain Third Amendment to Management Agreement, and as amended by Fourth Amendment to Management Agreement, dated March     , 2011

Assignment and Assumption of Management Agreement from AP/APMC Savannah, L.P. to HHC TRS OP LLC dated December 31, 2003

Assignment and Assumption of Contract, Purchase Orders, Tenant Leases and Equipment Leases by and between AP/APMC Savannah, L.P. and HHC TRS OP LLC dated December 31, 2003

Assignment and Assumption of Management Agreement by and between HHC TRS OP LLC, as Assignor, and HHC TRS Holding Corporation, as Assignee dated July 9, 2004

Assignment and Assumption of Management Agreement by and between HHC TRS Holding Corporation, as Assignor, and HHC TRS Savannah LLC, as Assignee dated July 9, 2004

Addendum to Management Agreement by and between HHC TRS Savannah LLC and Hyatt Corporation dated January 31, 2005

Confirmation Agreement by and between HHC TRS Savannah LLC and Hyatt Corporation dated July 26, 2006

Landlord, Tenant and Manager Non-Disturbance and Attornment Agreement by and among HH Savannah LLC, HHC TRS Savannah LLC and Hyatt Corporation dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Finance, Inc. and Hyatt Corporation and acknowledged by HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 1 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Swap A LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 2 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-2 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 3 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-3 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 4 Loan) by and among GSRE III, Ltd. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-4 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Hilton Tampa Westshore

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Dallas/Fort Worth Airport Marriott

Amended and Restated Management Agreement between Host Marriott L.P. and Marriott Hotel Services Inc. dated December 29, 2001, as amended on April 22, 2005 by the First Amendment to Amended and Restated Management Agreement, as amended on July 17, 2007 by the Assignment, Assumption and Second Amendment to Amended and Restated Management Agreement dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services Inc., as amended on March 6, 2009 by the Second Amendment to Amended and Restated Management Agreement by and between HHC TRS Portsmouth LLC and Marriott Hotel Services, Inc. and as further amended on March     , 2011 by Third Amendment to Amended and Restated Management Agreement by and between HHC TRS Portsmouth LLC and Marriott Hotel Services, Inc.

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Assignment, Assumption of Owner Agreement dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services Inc.

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

Marriott Estoppel Certificate signed by Marriott Hotel Services, Inc. dated July 17, 2007

Liquor License Agreement between Marriott Hotel Services, Inc., HH DFW Hotel Associates, L.P., and HHC TRS Portsmouth LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services, Inc., Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 201.,

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., GSRE III Ltd., and Mezzanine Borrower (as defined therein) dated March     , 2011

Wind Watch Hyatt Regency Hotel

Hotel Management Agreement between HHC TRS FP Portfolio LLC and Hyatt Corporation, dated August 19, 2004, as amended on March     , 2011 by Amendment to Management Agreement

Addendum to Hotel Management Agreement dated August 31, 2004

Letter Agreement by and between HHC TRS FP Portfolio LLC and Hyatt Corporation dated August 19, 2004

Landlord, Tenant and Manager Non-Disturbance and Attornment Agreement by and among HH FP Portfolio LLC., HHC TRS FP Portfolio LLC and Hyatt Corporation dated July 17,2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Hyatt Corporation and acknowledged by HH FP Portfolio LLC and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 1 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Coproration and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 2 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Coproration and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 3 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Coproration and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 4 Loan) by and among GSRE III, Ltd., Hyatt Coproration and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Crowne Plaza Atlanta-Ravinia

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Parsippany

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hampton Inn Parsippany

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Omaha Marriott

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Annapolis Sheraton

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Renaissance Palm Springs Hotel

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

The Churchill

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

The Melrose Hotel

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Ritz-Carlton Atlanta Downtown

Amended and Restated Management Agreement between Host Marriott, L.P., and The Ritz-Carlton Hotel Company, L.L.C. dated January 1, 2002, as amended and assigned by that certain Amended and Restated Consent, Assignment and Assumption and Amendment of Management Agreement dated as of January 1, 2002, as amended on January 1, 2006 by the Amendment to Amended and Restated Management Agreement between Host Marriott, L.P., CCRC Atlanta LLC, and The Ritz-Carlton Hotel Company LLC, as amended on September 26, 2006 by the Assignment and Assumption of Management Agreement between The Ritz-Carlton Hotel Company LLC, Host Hotels & Resorts, L.P. and HHC TRS Atlanta LLC, as amended on April 30,

2008 by the Amendment to Amended and Restated Management Agreement between The-Ritz Carlton Hotel Company, LLC and HHC TRS Atlanta LLC, as amended on March 6, 2009 by the Second Amendment to Amended and Restated Management Agreement, as amended on May 18, 2010 by the Letter Agreement between The-Ritz Carlton Hotel Company, LLC and HHC TRS Atlanta LLC, and as further amended on March     , 2011 by the Third Amendment to Amended and Restated Management Agreement between The-Ritz Carlton Hotel Management Company, LLC and HHC TRS Atlanta LLC

Owner Agreement dated as of September 22, 2006, by and among HH Atlanta LLC, HHC TRS Atlanta LLC and The Ritz-Carlton Hotel Company, LLC, as amended by that certain Amendment to Owner Agreement dated as of March     , 2011, by HH Atlanta LLC, HHC TRS Atlanta LLC and The Ritz-Carlton Hotel Company, LLC

Letter Agreement dated January 1, 2006, from Marriott International on behalf of the Ritz-Carlton, among other, and agreed and accepted by Host on behalf of each “Owner” (as defined in the Management Agreement) regarding the waiver of certain performance termination rights.

Letter Agreement dated January 1, 2006, from Marriott International on behalf of the Ritz-Carlton, among other, and agreed and accepted by Host on behalf of each “Owner” (as defined in the Management Agreement) regarding the termination of certain loan repayments.

Owner Agreement Amendment for New Leases dated July 17, 2007

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re Debt Threshold Waiver

Liquor License Agreement between The Ritz Carlton Hotel Company LLC, HH Atlanta LLC and HHC TRS Atlanta LLC dated July 17, 2007

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

The Ritz Carlton Hotel Company Estoppel signed by The Ritz Carlton Hotel Company dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., GSRE III Ltd. and Mezzanine Borrower (as defined therein) dated March     , 2011

Hilton Garden Inn – Virginia Beach Town Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Garden Inn – BWI Airport

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Tampa Residence Inn Downtown

Management Agreement between HHC TRS OP LLC and McKibbon Management LLC dated August 2, 2004, as amended by Amendment to Management Agreement between HHC TRS LC Portfolio LLC and McKibbon Management LLC dated March     , 2011

Assignment and Assumption of Management Agreement dated December 22, 2004 between HHC TRS OP LLC, HHC TRS LC Portfolio LLC and McKibbon Management LLC

Assignment of Management Agreement and Subordination of Management Fees by and between HHC TRS LC Portfolio LLC, Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and McKibbon Management LLC dated July 17, 2007

Liquor License Agreement between McKibbon Management LLC, HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated July 17, 2007

Amended and Restaed Assignment of Management Agreement and Subordination of Management Fees by HHC TRS LC Portfolio to Wells Fargo Bank, National Association and Barclays Capital Real Estate, Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 1) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 2) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 3) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 1) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to GSRE III, Ltd. and consented to by McKibbon Management, LLC dated March     , 2011

Courtyard Savannah Historic District

Management Agreement between HHC TRS OP LLC and McKibbon Management LLC dated August 2, 2004, as amended by the Amendment to Management Agreement between HHC TRS LC Portfolio and McKibbon Management LLC dated March     , 2011

Assignment and Assumption of Management Agreement dated December 22, 2004 between HHC TRS OP LLC, HHC TRS LC Portfolio LLC and McKibbon Management LLC

Assignment of Management Agreement and Subordination of Management Fees by and between HHC TRS LC Portfolio LLC, Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and McKibbon Management LLC dated July 17, 2007

Liquor License Agreement between McKibbon Management LLC, HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated July 17, 2007

Amended and Restated Assignment of Management Agreement and Subordination of Management Fees by HHC TRS LC Portfolio LLC to Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. and consented to by McKibbon Management, LLC, dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 1) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 2) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 3) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 4) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to GSRE III, Ltd., dated March     , 2011

Tremont Boston – Marriott Courtyard

Management Agreement between HHC TRS FP Portfolio LLC and Courtyard Management Corporation dated September 22, 2004, as amended on October 15, 2004 by that certain First Amendment to Management Agreement as amended on August 5, 2005 by that certain Second Amendment to Management Agreement, as amended by Side Letter Agreement dated March 2, 2007, and as further amended on March     , 2011, by Third Amendment to Management Agreement

Owner Agreement dated as of September 22, 2004 by and among HH FP Portfolio LLC, HHC TRS FP Portfolio LLC and Courtyard Management Corporation, as amended on March     , 2011 by Amendment to Owner Agreement by and among HH FP Portfolio LLC, HHC TRS FP Portfolio LLC and Courtyard Management Corporation

Letter Agreement dated January 29, 2005, from Marriott and accepted and agreed to by HHC TRS FP Portfolio LLC regarding the Flagging Date

Letter Agreement dated February 3, 2006 from Manager and accepted and agreed to by HHC TRS FP Portfolio LLC regarding Section 8.05

Side Letter Agreement dated March 2, 2007 re: supplement to terms of Management Agreement

Owner Agreement Amendment for New Leases dated July 17, 2007

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Letter Agreement dated July 17, 2007 re: AIC & Renovations

Courtyard Management Corporation Estoppel signed by Courtyard Management Corporation dated July 17, 2007

Liquor License Agreement between Courtyard Management Corporation, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS FP Portfolio LLC, HH FP Portfolio LLC and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by GSRE III, Ltd., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Denver Courtyard Marriott

Management Agreement between LC Fulenwider Inc. and Courtyard Management Corporation (“Manager”) dated December 28, 1995, as amended on September 10, 1996 by the Assignment and First Amendment of Management Agreement between LC Fulenwider Inc., 6901 Tower LLC and Manager, as amended on September 17, 2004 by the Second Amendment to Management Agreement between 6901 Tower LLC (“6901”) and Manager, as assigned on September 17, 2004 the by Assignment and Assumption of Management Agreement by and among 6901, HHC TRS OP LLC (“TRS OP”) and Manager, as amended on July 17, 2007 by the Assignment, Assumption and Third Amendment of Management Agreement by and among TRS OP, HHC TRS Portsmouth LLC (“TRS Portsmouth”), HH Denver LLC and Manager, as amended on March 6, 2009 by the Fourth Amendment to Management Agreement by TRS Portsmouth and Manager and as amended on March     , 2011 by the Fifth Amendment to Management Agreement by and between TRS Portsmouth and Manager

Owner Agreement dated as of September 17, 2004 by and among HH Denver LLC, TRS Portsmouth and Manager, as amended on March     , 2011 by the Amendment to Owner Agreement by and among HH Denver LLC, TRS Portsmouth and Manager

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Mutual Release dated July 17, 2007 by and between TRS OP, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Manager, and The Ritz-Carlton Hotel Company, L.L.C.

Operating Lessee & Landlord Estoppel dated July 17, 2007

Courtyard Management Corporation Estoppel signed by Manager dated July 17, 2007

Liquor License Agreement between Manager, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS Portsmouth LLC, HH Denver LLC and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among GSRE III, Ltd., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Courtyard Gaithersburg Washingtonian Center

Management Agreement between CY-Gaithersburg LLC and Courtyard Management Corporation dated June 29, 2004, as amended on May 30, 2006 by Letter Agreement, as assigned on June 1, 2006 by Consent and Assignment and Assumption of Management Agreement by and among CY-Gaithersburg LLC, HHC TRS Highland LLC, HH Gaithersburg LLC and Courtyard Management Corporation, as amended on June 1, 2006 by the First Amendment of Management Agreement between HHC TRS Highland LLC and Courtyard Management Corporation, as amended on July 17, 2007 by the Assignment, Assumption and Second Amendment of Management Agreement between HHC TRS Highland LLC, HHC TRS Baltimore, HH Gaithersburg LLC, and Courtyard Management Corporation, as further amended on March     , 2011 by the Third Amendment to Management Agreement between Courtyard Management Corporation and HHC TRS Baltimore LLC

Owner Agreement dated as of June 1, 2006 by and between HH Gaithersburg LLC, HHC TRS Highland LLC and Courtyard Management Corporation, as amended by the Amendment Owner Agreement dated as of March     , 2011 by and among HH Gaithersburg LLC, HHC TRS Highland LLC and Courtyard Management Corporation

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Letter Agreement dated July 17, 2007 re: AIC and Renovations

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

Courtyard Management Corporation Estoppel signed by Courtyard Management Corporation dated July 17, 2007

Liquor License Agreement between Courtyard Management Corporation, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among GSRE III, Ltd., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

The Silversmith Hotel Downtown Chicago

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Garden Inn Austin

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Boston Back Bay

Amended and Restated Management Agreement between HHC TRS OP LLC and Hilton Hotels Corporation dated July 31, 2006, as amended by Amendment to Amended and Restated Management Agreement dated March     , 2011

Letter Agreement from Hilton Hotels Corporation and Hilton Inns, Inc. re: relationship between Management Agreement and Franchise Agreement dated October 24, 2005

Fee Owner Recognition Agreement among HH Boston Back Bay LLC, HHC TRS OP LLC and Hilton Hotels Corporation dated October 24, 2005

Agreement Regarding Hotel Management Agreement by and among HH Boston Back Bay LLC, HHC TRS OP LLC, Hilton Management LLC and Connecticut General Life Insurance Company, dated December 6, 2005, as amended by the Amendment to Agreement Regarding Hotel Management Agreement dated March     , 2011

Mezzanine Subordination of Management Agreement and Non-Disturbance and Attornment Agreement (Mezzanine 1 Loan) by HHC TRS OP LLC and Mezzanine Borrower (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and agreed to by Hilton Management LLC dated     , 2011

Mezzanine Subordination of Management Agreement and Non-Disturbance and Attornment Agreement (Mezzanine 2 Loan) by HHC TRS OP LLC and Mezzanine Borrower (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and agreed to by Hilton Management LLC dated March     , 2011

Mezzanine Subordination of Management Agreement and Non-Disturbance and Attornment Agreement (Mezzanine 3 Loan) by HHC TRS OP LLC and Mezzanine Borrower (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and agreed to by Hilton Management LLC dated March     , 2011

Mezzanine Subordination of Management Agreement and Non-Disturbance and Attornment Agreement (Mezzanine 4 Loan) by HHC TRS OP LLC and Mezzanine Borrower (as defined therein) in favor of GSRE III, Ltd. and agreed to by Hilton Management LLC dated March     , 2011

Renaissance Nashville

Management Agreement by and between Renaissance Hotel Management Company, LLC and HHC TRS Nashville LLC, dated February 24, 2006, as amended by the Amendment to Management Agreement on March     , 2011

Owner Agreement by HH Nashville LLC, HHC TRS Nashville LLC and Renaissance Hotel Management Company LLC dated February 24, 2006

Letter Agreement re: Authority to Open, dated January 29, 2006

Letter Agreement (re: AIC and renovations), dated July 17, 2007

Letter Agreement (re: Permitted Assignments), dated July 17, 2007

Owner Agreement and Amendment for New Leases, dated July 17, 2007

Mutual Release, dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P., and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation and The Ritz-Carlton Hotel Company, L.L.C.

Liquor License Agreement between Renaissance Hotel Management Company, LLC, HH Nashville LLC and HHC TRS Nashville LLC dated July 17, 2007

Assignment of Management Agreement, Subordination, Non-Disturbance and Attornment Agreement and Consent of Manager, by HH Nashville LLC, HHC TRS Nashville LLC, Renaissance Hotel Management Company, LLC and Connecticut General Life Insurance Company dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HH Nashville LLC, HHC TRS Nashville LLC, Mezzanine Borrower (as defined therein) and Renaissance Hotel Management Company, LLC dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HH Nashville LLC, HHC TRS Nashville LLC, Mezzanine Borrower (as defined therein) and Renaissance Hotel Management Company, LLC dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HH Nashville LLC, HHC TRS Nashville LLC, Mezzanine Borrower (as defined therein) and Renaissance Hotel Management Company, LLC dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by GSRE III, Ltd., HH Nashville LLC, HHC TRS Nashville LLC, Mezzanine Borrower (as defined therein) and Renaissance Hotel Management Company, LLC dated March     , 2011

Westin Princeton

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Collateral Assignment of Management Agreement dated March     , 2011

Subordination of Management Agreement (Remington) (re: Mezzanine 1) by and between Mortgage Loan Borrower (as defined therein), Maryland Owner (as defined therein), Borrower, BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and consented to by Remington Lodging & Hospitality, LLC, dated March     , 2011.

Subordination of Management Agreement (Remington) (re: Mezzanine 2) by and between Mortgage Loan Borrower (as defined therein), Maryland Owner (as defined therein), Borrower, BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and consented to by Remington Lodging & Hospitality, LLC, dated March     , 2011.

Subordination of Management Agreement (Remington) (re: Mezzanine 3) by and between Mortgage Loan Borrower (as defined therein), Maryland Owner (as defined therein), Borrower, BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and consented to by Remington Lodging & Hospitality, LLC, dated March     , 2011.

Subordination of Management Agreement (Remington) (re: Mezzanine 4) by and between Mortgage Loan Borrower (as defined therein), Maryland Owner (as defined therein), Borrower, GSRE III, Ltd. and consented to by Remington Lodging & Hospitality, LLC, dated March     , 2011.

SCHEDULE XI

Major Leases

NONE

SCHEDULE XII

TAX DISPUTES

Hyatt Regency Savannah

2009 Tax Year: County reduced value; awaiting corrected bill.

2010 Tax Year: Assessment appeal pending.

Hilton Garden Inn BWI Airport

2009 Tax Year: Assessment appeal filed.

2010 Tax Year: Assessment appeal filed.

Courtyard Savannah Historic District

2009 Tax Year: County reduced value; awaiting corrected bill.

2010 Tax Year: Assessment appeal pending.

Hyatt Regency Wind Watch Long Island

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Hilton/Hampton Inn Parsippany

2010 Tax Year: Assessment appeal pending.

Sheraton Annapolis

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Renaissance Palm Springs

2008 Tax Year: Assessment appeal pending.

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Westin Princeton

2010 Tax Year: Assessment appeal pending.

Melrose Hotel

2010 Tax Year: Assessment appeal pending.

2011 Tax Year: Assessment appeal pending.

Gaithersburg Courtyard

2010 Tax Year: Assessment appeal pending.

Hilton Garden Inn Austin

2009 Tax Year: Assessment appeal pending.

SCHEDULE XIII

CONDOMINIUMS AND CONDOMINIUM DOCUMENTS

1. Portsmouth Renaissance and Conference Center

Portsmouth Conference Center Hotel

Declaration of Condominium of Portsmouth Conference Center Hotel, A Condominium dated March 3, 1999

Bylaws of Portsmouth Conference Center Hotel Association

Articles of Incorporation of Portsmouth Conference Center Hotel Association

2. Sugar Land Marriott Hotel and Conference Center

Sugar Land Town Square Parking Condominium

Condominium Declaration for Sugar Land Town Square Parking Condominium dated June 25, 2003

Bylaws of Sugar Land Town Square Parking Condominium Association, Inc.

Articles of Incorporation of Sugar Land Town Square Parking Condominium Association, Inc. and Articles of Amendment thereto

Sugar Land Parking Garage

Condominium Declaration for Sugar Land Parking Garage, a Condominium dated February 29, 2002

Sugar Land Town Square

Declaration for Sugar Land Town Square dated February 28, 2002, as amended by that certain Clarification Amendment to Declaration for Sugar Land Town Square dated February 28, 2002, that certain First Amendment to the Declaration for Sugar Land Town Square dated January 20, 2005, and that certain Joinder of Lienholder to First Amendment to the Declaration for Sugar Land Town Square dated January 20, 2005

Bylaws of Sugar Land Town Square Property Owners’ Association, Inc. of the Association

Articles of Incorporation of Sugar Land Town Square Property Owners’ Association, Inc.

Sugar Land Hotel and Conference Center Association

Condominium Declaration for Sugar Land Hotel and Conference Center, A Condominium dated February 28, 2002

Bylaws of Sugar Land Hotel and Conference Center Association, Inc.

Articles of Incorporation of Sugar Land Hotel and Conference Center Association, Inc.

3. Courtyard Gaithersburg Washington Center

The Washingtonian Center

Declaration of Covenants, Conditions, Restrictions and Easements dated May 19, 1986 as supplemented by that certain First Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated December 29, 1988, that certain Second Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated April 10, 1990, that certain Third Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated March 15, 1990, that certain Fourth Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated May 2, 1997

Declaration of Covenants and Utility Easement Agreement Phase I 8/4/88

Bylaws of The Washingtonian Center Association, Inc.

Articles of Incorporation of The Washingtonian Center Association, Inc.

Washingtonian Waterfront Condominium

Declaration for Washingtonian Waterfront Condominium dated April 1, 2003 filed for record on April 8, 2003

Bylaws of Washingtonian Waterfront Condominium

Amendment to Declaration for Washingtonian Waterfront Condominium 5/26/06

Bylaws of Washingtonian Waterfront Commercial Association, Inc.

Articles of Incorporation of Washingtonian Waterfront Commercial Association, Inc.

The Washingtonian Waterfront Commercial Association, Inc.

Washingtonian Waterfront Commercial Association, Inc. Declaration of Covenants, Conditions, Easements and Restrictions dated April 1, 2003

Amended and Restated Parking Facilities and Easement Agreement 3/31/03

4. Hilton Garden Inn Austin

Master Condominium for Sabine, dated April 27, 2007

Residential Condominium Declaration for The Sabine on Fifth Residential Condominium, dated April 27, 2007

5. Nashville Renaissance

Nashville Hotel Properties Owners Association, Inc.

First Amended and Restated Master Lease of Nashville Hotel Properties Regime dated December 7, 1990

First Amended and Restated Bylaws attached to the Master Lease

Certificate as to Amended and Restated Charter of Nashville Hotel Properties Owners Association, Inc.

Amended Plat, and the Amended and Restated Charter of Nashville Hotel Properties Owners Association, Inc.

SCHEDULE XIV

Outstanding Construction Costs and Expenses

Hilton Boston Back Bay - $19,100 for bathroom design work; $52,064 for design work in connection with Executive King; $9,737 for purchase of items in connection with public space work

SCHEDULE XV

UNPAID MANAGEMENT FEES

None.

SCHEDULE XVI

Reserved

SCHEDULE XVII

Permitted Investments

“Permitted Investments”: shall mean any one or more of the following obligations or securities with maturities of not more than three hundred sixty-five (365) days acquired at a purchase price of not greater than par, including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

1. obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificate of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

2. Federal Housing Administration debentures;

3. obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

4. federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than three hundred sixty-five (365) days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by two (2) of the Rating Agencies (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

5. fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

6. debt obligations with maturities of not more than three hundred sixty-five (365) days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

7. commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) with maturities of not more than three hundred sixty-five (365) days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself; result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a bank-managed rate or a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

8. units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender) for money market funds; and

9. any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency, or in the event that no Securities are outstanding, as approved by Lender;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

SCHEDULE XVIII

Remington Approved Competitive Set; Remington RevPAR Termination Threshold

Highland Portfolio RevPAR Index Summary

as of 12/31/10

Property	# Rooms	Subject ln RevPAR Index 2010	% Point Drop	Affiliate Termination Threshold
Portsmouth Renaissance	249	108.2	15.0	93.2
Sugar Land Marriott	300	139.3	15.0	124.3
Plaza San Antonio Marriott	251	92.5	15.0	77.5
Hilton Tampa Westshore	238	108.5	15.0	93.5
Crowne Plaza Ravinia	495	100.4	15.0	85.4
Hampton Inn Parsippany	152	99.4	15.0	84.4
Hilton Parsippany	354	92.5	15.0	77.5
Omaha Marriott	300	117.3	15.0	102.3
Sheraton Annapolis	196	75.1	15.0	60.1
Renaissance Palm Springs	410	100.0	15.0	85.0
Westin Princeton	296	117.8	15.0	102.8
The Churchill	173	102.6	15.0	87.6
The Melrose (DC)	240	90.5	15.0	75.5
HGI Virginia Beach	176	168.3	15.0	153.3
HGI BWI Airport	158	110.5	15.0	95.5
Silversmith	143	80.8	15.0	65.8
HGI Austin	254	96.1	15.0	81.1